UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.

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 PRIMERICA, INC.

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March 27, 2024

To Our Fellow Stockholders:

Our purpose is to create financially independent families. We remain committed to serving middle-income households throughout the United States and Canada and have created a culture that aligns the needs of our stockholders, clients, the independent sales force and our employees. During 2023, our Board of Directors continued to guide and oversee management in the creation of long-term stockholder value through effective and sustainable business strategies, performance-aligned compensation programs, a commitment to corporate ethics, valuing human capital and strong governance practices. We strongly encourage you to review the entire accompanying Proxy Statement, which provides an overview of the priorities of our Board and senior management.

Continued Alignment of Compensation and Performance

Our compensation philosophy includes a strong commitment to provide compensation programs that link executive pay to Company performance. The Compensation Committee of our Board reviews our executive compensation program with independent experts as part of its ongoing effort to appropriately align compensation with performance. As part of this effort, the Compensation Committee is focused on ensuring that our key executives are incentivized to execute on the strategic priorities of our Company. Please read a message from the Compensation Committee beginning on page 45 of the accompanying Proxy Statement.

Despite market challenges in 2023 due to the continued economic downturn and high inflation, the Company performed well. Further, our total stockholder return (which includes the payment and reinvestment of dividends) for fiscal 2023 and the five-year period from fiscal 2019 through fiscal 2023 was 47.1% and 125.1%, respectively. Please read a message from Glenn J. Williams, our Chief Executive Officer, in our 2023 Annual Report to Stockholders that accompanies the Proxy Statement.

Social Impact

For more than 45 years, our core business has centered on enabling access to financial information, products and services for traditionally underserved markets throughout the United States and Canada. By leveraging the independent sales force and our employees, we help middle-income families make informed financial decisions and provide them with a strategy and means to gain financial independence. The diversity of the independent sales force reflects the communities in which sales representatives live and work, and their recruitment of new sales representatives creates a cycle that enhances our impact on underrepresented markets. The products we provide – primarily term life insurance and a range of investment and savings products – help meet critical needs and put families on the path toward financial security. When families are empowered to make informed financial decisions, their households and the communities around them are positively impacted. For more information on the social impact of our business, see our 2023 Corporate Sustainability Report, which can be found in the Sustainability section of our investor relations website at https://investors.primerica.com.

Cultivating a Strong Corporate Culture

Integrity and accountability are at the foundation of our culture, which contributes to Primerica’s long-term success. Senior management defines and shapes Primerica’s corporate culture and sets the expectations and tone for a work environment founded on integrity and a commitment to doing the right thing. As such, the Company is dedicated to promoting equality and an inclusive workplace that features open lines of communication and attracts and develops talented employees, with a focus on increasing diversity at the senior levels of our organization. Our Board shares this commitment and provides valuable oversight for the Company’s overall culture. Further, our Board collaborates with management to establish and communicate an ethical tone at the top, which guides employee and sales force conduct and helps protect Primerica’s reputation.

Valuing Human Capital

Our people are essential to our ability to deliver value to our stockholders. Employees remain highly satisfied with Primerica. We are proud that in 2024 and for the eleventh consecutive year, Primerica has been named by The Atlanta Journal-Constitution as a regional Top Workplace based on its annual top workplaces employee survey. In 2024, we were again nationally recognized on the Top Workplaces USA list by the employee engagement service partner that conducted the regional survey. Also in 2024 and for the first time, Forbes named us as one of America’s Best Midsize Employers. In June 2023, Newsweek named us as one of America’s Greatest Workplaces.

The diversity of experiences, backgrounds and ideas of our employees enables us to develop solutions that address the financial needs of our customers. We strive to build an inclusive working environment where people feel accepted, their ideas are welcomed, and they can make a positive impact on our business and the communities we serve. In 2023, Forbes again named Primerica to its list of America’s Best Employers for Women and we were again named to the Bloomberg Gender Equality Index. In 2024, Newsweek named us for the first time as one of America’s Greatest Workplaces for Diversity as well as one of America’s Greatest Workplaces for Women. You can learn more about the Company’s efforts to promote diversity, equality, inclusion and belonging among its employees beginning on page 17 of the accompanying Proxy Statement.

Leading Corporate Governance Practices

We are committed to strong governance practices, which we believe are important to our stockholders and protect the long-term vitality of Primerica. Our accountability to you is illustrated in many of the governance practices that are described in the accompanying Proxy Statement.

We strongly encourage all of our stockholders to vote promptly.

On behalf of our Board of Directors and management, we want to thank you for your continued support of, and confidence in, our Company.

Sincerely,

D. RICHARD WILLIAMS	GARY L. CRITTENDEN
Non-Executive Chairman of the Board	Lead Director

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	May 8, 2024, at 8:30 a.m., local time (the “Annual Meeting”)

Place	The Primerica Home Office located at 1 Primerica Parkway, Duluth, Georgia 30099

Items of Business	•	To elect the eleven directors nominated by our Board of Directors and named in the accompanying Proxy Statement (Proposal 1);

•	To consider an advisory vote on executive compensation (Say-on-Pay) (Proposal 2);

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal 3); and

•	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Record Date	March 12, 2024. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the expense and burden of additional solicitation.

E-Proxy Process	We are taking advantage of Securities and Exchange Commission rules allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this “e-proxy” process expedites your receipt of proxy materials, while also lowering the costs and reducing the environmental impact of the Annual Meeting.

On or about March 27, 2024, we will mail a Notice of Internet Availability of Proxy Materials to holders of our common stock as of March 12, 2024, other than those holders who previously requested electronic or paper delivery of communications from us. Please refer to the Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card you received for information on how to vote your shares and to ensure that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

Live Meeting Webcast	We expect to make available a live webcast of the Annual Meeting at our investor relations website at https://investors.primerica.com.

Possible Meeting by

Remote Communication	In the event it is not possible or advisable to hold our Annual Meeting in person due to public health concerns or other protocols, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investors.primerica.com for updated information.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be Held on May 8, 2024. The Proxy Statement and the 2023 Annual Report to Stockholders are available free of charge at www.proxyvote.com.

By Order of Our Board of Directors,

STACEY K. GEER

Executive Vice President, Chief Governance and Risk Officer

and Corporate Secretary

Duluth, Georgia

March 27, 2024

PROXY SUMMARY

This summary highlights selected information about Primerica, Inc. (the “Company”, “Primerica” or “we”) but it does not contain all of the information you should consider. We urge you to read the entire Proxy Statement before you vote. You may also wish to review Primerica’s Annual Report on Form 10-K (the “2023 Annual Report”) for the fiscal year ended December 31, 2023 (“fiscal 2023”), which is available on our investor relations website at https://investors.primerica.com.

This Proxy Statement will be made available to stockholders on or about March 27, 2024.

Meeting Agenda and Voting Recommendations

See “Matters To Be Voted On” beginning on page 8 for more information.

Proposal	Vote Recommendation
1. Election of directors	“FOR” each director nominee
2. Advisory vote on executive compensation (Say-on-Pay)	“FOR”
3. Ratification of the appointment of our independent registered public accounting firm	“FOR”

2024 Annual Meeting of Stockholders

You are entitled to vote at the Company’s Annual Meeting of Stockholders to be held on May 8, 2024 and any adjournment or postponement thereof (the “Annual Meeting”) if you were a holder of record of our common stock at the close of business on March 12, 2024. Please see page 97 for instructions on how to vote your shares and other important information.

Financial Accomplishments

We were pleased with the results we delivered in fiscal 2023 despite a challenging economic environment. Highlights included:

•	Adjusted net operating income return on adjusted stockholders’ equity (“ROAE”) of 26.5% (see “Reconciliation of GAAP and Non-GAAP Financial Measures” in Exhibit A to this Proxy Statement);

•	Return to stockholders in the form of approximately $375.0 million in share repurchases; and

•	Increase of 18.2% in annual stockholder dividends to $2.60 per share.

Our total stockholder return (“TSR”) (which includes the payment and reinvestment of dividends) for fiscal 2023 and the five-year period from January 1, 2019 through December 31, 2023 was 47.1% and 125.1%, respectively. TSR for fiscal 2023 was far higher than the S&P MidCap 400 Index return for 2023 of 16.4% and the S&P 500 Insurance Index return of 9.3%.

Distribution Results

Our business showed mixed results in fiscal 2023. In particular:

•	The number of life-licensed sales representatives was 141,572 at December 31, 2023 compared with 135,208 at December 31, 2022;

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PROXY SUMMARY

•	New life insurance licenses increased 8.7% to 49,096 compared with 45,147 in the fiscal year ended December 31, 2022 (“fiscal 2022”);

•	Recruiting of new independent representatives increased slightly to 361,925 compared with 359,735 in fiscal 2022;

•

Issued term life insurance policies increased 7.8% to 358,860 compared with 333,020 in fiscal 2022, adjusted for comparability purposes as a result of our new term life insurance products introduced in October 2022 which modified how policies are structured in relation to individual lives. Issued face amount was $119.1 billion in fiscal 2023 compared with $103.8 billion in fiscal 2022;

•	Term life insurance claims paid to policy beneficiaries was over $1.8 billion compared with $1.9 billion in fiscal 2022;

•	Value of client assets at December 31, 2023 was $96.7 billion compared with $83.9 billion at December 31, 2022;

•	Investment and Savings Products (“ISP”) sales decreased 8.0% to $9.2 billion compared with $10.0 billion in fiscal 2022; and

•	The number of mutual fund-licensed sales representatives decreased to 25,272 at December 31, 2023 from 26,186 at December 31, 2022.

Corporate Performance

The bar graphs below depict our performance over the past five fiscal years for the four metrics that we use to measure annual corporate performance under our incentive compensation program. These metrics do not reflect financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”). See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Exhibit A to this Proxy Statement for a reconciliation to 2023 GAAP results. Reconciliations for earlier years are available through the Financial Info section of our investor relations website at https://investors.primerica.com.

Primerica 2024 Proxy Statement	3

PROXY SUMMARY

(1)

Fiscal 2022 and the fiscal year ended December 31, 2021 (“fiscal 2021”) amounts reflect adjustments due to the adoption of Accounting Standards Update No. 2018-12, Financial Services — Insurance (Topic 944) — Targeted Improvements to the Accounting for Long-Duration Contracts (“ASU 2018-12”) or (“LDTI”).

Strategic Initiatives

Primerica is a leading provider of financial products to middle-income households in the United States and Canada with 141,572 licensed independent sales representatives as of December 31, 2023. These licensed independent sales representatives assist our clients in meeting their needs for term life insurance, which we underwrite, and mutual funds, annuities, managed investments and other financial products, which we distribute primarily on behalf of third parties. We insured approximately 5.7 million lives and had approximately 2.9 million client investment accounts as of December 31, 2023. Our business model uniquely positions us to reach underserved middle-income consumers in a cost-effective manner and has proven itself in both favorable and challenging economic environments.

Our mission is to serve middle-income families by helping them make informed financial decisions and providing them with a strategy and the tools to gain financial independence. We believe there is significant opportunity to meet the increasing array of financial services needs of our clients. We intend to leverage the independent sales force to meet these client needs, which will drive long-term value for all of our stakeholders. Our Board of Directors (our or the “Board” or “Board of Directors”) oversees strategy, which is organized across four primary areas:

•	Maximizing sales force growth, leadership and productivity;

•	Broadening and strengthening our protection product portfolio;

•	Becoming the middle-income market’s provider of choice for retirement and investment products; and

•	Developing powerful digital capabilities that deepen our relationships with clients and extend our reach in the market.

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PROXY SUMMARY

Corporate Governance Highlights

See “Governance” beginning on page 12 for more information.

Our Board of Directors currently consists of eleven members. We are pleased that our Board reflects the diversity of the communities that we serve, with female directors comprising 36% of our director nominees and directors with racial or ethnic diversity comprising 36% of our director nominees.

The highlights of our corporate governance program are set forth below:

Board Structure

•	73% of the Board Members are Independent

•	Independent Lead Director of the Board

•	Separate Non-Executive Chairman of the Board and Chief Executive Officer Roles

•	Independent Audit, Compensation and Corporate Governance Committees of the Board

•	Regular Executive Sessions of Independent Directors

•	Annual Board and Committee Self-Assessments

•	Significant Number of Directors that Demonstrate Gender, Racial and Ethnic Diversity

•	Limit on the Number of Boards on Which our Directors are Allowed to Serve

•	Mandatory Retirement Age for Directors (unless waived by the Board)

Stockholder Rights

•	Proxy Access

•	Annual Election of Directors

•	Regular Director Refreshment

•	Majority Voting for Directors in Uncontested Elections

•	No Poison Pill in Effect

•	Annual Stockholder Engagement to Discuss Corporate Governance, Executive Compensation and Environmental, Social and Governance Matters

•	Multiple Avenues for Stockholders to Communicate with the Board

Other Highlights

•	Stock Ownership Guidelines for Directors and Senior Executives

•	Pay-for-Performance Philosophy

•	Stand-alone Compensation Recovery Policy and Broad Clawback Provisions in the Company’s 2020 Omnibus Incentive Plan

•	Policies Prohibiting Hedging, Pledging and Short Sales by Employees, Officers and Directors

•	No Tax Gross-Ups

•	Strong Ethics Program

•	Publication of an Annual Corporate Sustainability Report

•	Board Diversity Policy

•	Board Oversight of the Enterprise Risk Management Process

Sustainability Highlights

See “Sustainability Matters” beginning on page 17 for more information.

The Corporate Governance Committee of our Board of Directors (the “Corporate Governance Committee”), to which the Board has delegated oversight responsibility for the Company’s social,

Primerica 2024 Proxy Statement	5

PROXY SUMMARY

environmental and sustainability initiatives, receives regular updates from members of management on sustainability-related topics, such as employee engagement and wellness, talent management, diversity, equality, inclusion and belonging (“DEIB”) and climate. In addition, the Company publishes an annual Corporate Sustainability Report, which is available in the Sustainability section of our investor relations website at https://investors.primerica.com.

We are proud of our sustainability-related awards and recognition, which include:

•	America’s Best Employers for Women, Forbes – 2019, 2020, 2021, 2022 and 2023

•	Bloomberg Gender Equality Index – 2020, 2021, 2022, and 2023

•	Top Workplaces USA – 2021, 2022, 2023 and 2024

•	Newsweek America’s Greatest Workplaces for Diversity – 2024

•	Newsweek America’s Greatest Workplaces for Women – 2024

•	Newsweek America’s Greatest Workplaces – 2023

•	Forbes Best Midsize Employers – 2024

Our Corporate Sustainability Report and the information available in the Sustainability section of our investor relations website are not deemed part of this Proxy Statement and are not incorporated herein by reference.

Executive Compensation Highlights

See “Executive Compensation” beginning on page 45 for more information.

The Compensation Committee of our Board of Directors (the “Compensation Committee”) has structured our executive compensation program to pay for performance and, over the long term, to provide compensation to our executive officers that is market competitive. Further, a meaningful percentage of compensation is tied to the achievement of challenging corporate performance objectives. Set forth below is a brief description of our executive compensation program for fiscal 2023.

•	Compensation components include base salary, annual cash incentive awards and long-term equity awards.

•

The Compensation Committee set cash incentive award targets for each of the executive officers named in this Proxy Statement (referred to as our named executive officers) at the beginning of fiscal 2023 (or, if hired in 2023, prior to such hiring date).

–

Cash incentive awards are based on the Company’s achievement of pre-determined performance goals related to adjusted operating revenues, adjusted net operating income, ROAE and size of life-licensed sales force at year end and can be increased or decreased by the Compensation Committee by up to 20% for personal performance, including the impact of unanticipated events.

–	The corporate performance award was equal to 104.0% of the target.

–	The Compensation Committee elected not to make any personal performance adjustments.

•

The Compensation Committee made grants of long-term equity awards to the named executive officers in February 2023 (other than the named executive officer hired in 2023) based on fixed values determined by the Compensation Committee.

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PROXY SUMMARY

–	Equity award value is split equally between time-based restricted stock units (“RSUs”) and performance stock units (“PSUs”).

–	The RSUs vest in equal installments over three years.

–

The PSUs will be earned based equally on the Company’s average ROAE and average annual earnings per share (“EPS”) growth over a three-year performance period of 2023 through 2025, and our named executive officers will receive between 0% and 150% of the awarded shares in March 2026.

•	Each of our named executive officers has an employment agreement that provides for severance payments upon a termination of employment without cause or a resignation for good reason.

The Company provides only limited perquisites, and the Compensation Committee has adopted an Executive and Director Perquisites Policy. This policy provides that all perquisites paid to directors and senior executives must be approved by the Compensation Committee and it lists certain categories of perquisites that have been pre-approved.

The table below highlights the fiscal 2023 compensation for our named executive officers as disclosed in the “Summary Compensation Table” on page 69.

Summary Compensation Table Elements*

	Salary	Equity Awards	Short-Term Cash Bonus	Other Compensation	Total

Chief Executive Officer

Compensation	$600,000 (1)	$2,199,910 (1)	$1,248,000 (1)	$131,650	$4,179,560

% of Total	14%	53%	30%	3%	100%

President

Compensation	$550,000	$1,749,777	$1,040,000	$90,227	$3,430,004

% of Total	16%	51%	30%	3%	100%

Chief Financial Officer (from Dec 20, 2023)

Compensation	$104,167	$249,972	$520,000	$9,631	$883,700

% of Total	12%	28%	59%	1%	100%

Chief Financial Officer (until Dec 20, 2023)

Compensation	$500,000	$1,199,985	$624,000	$59,727	$2,383,712

% of Total	21%	50%	26%	3%	100%

Chief Operating Officer

Compensation	$500,000	$1,199,985	$624,000	$69,473	$2,393,458

% of Total	21%	50%	26%	3%	100%

*	Percentages may not add to 100% due to rounding.

(1)

At our CEO’s request, the Compensation Committee reduced his compensation by 20% from September 1, 2022 through December 31, 2024. If not for this reduction, his base salary in 2023 would have been $750,000, his 2023 equity award would have been $2,750,000 and his short-term cash bonus for 2023 would have been $1,560,000 and his total compensation for 2023 would have been $5,060,000.

Primerica 2024 Proxy Statement	7

MATTERS TO BE VOTED ON

Proposal 1:

Election of Directors

•	What am I voting on? The Board is asking our stockholders to elect each of the eleven director nominees named in this Proxy Statement to hold office until the Company’s Annual Meeting of Stockholders in 2025 (the “2025 Annual Meeting”) and until his or her successor is elected and qualified.

•	Voting Recommendation: “FOR” the election of the eleven director nominees.

•	Vote Required: A director will be elected if the number of shares voted “FOR” that director nominee exceeds the number of votes “AGAINST” that director nominee.

See “Board of Directors” beginning on page 27 for more information.

We ask that our stockholders elect the eleven director nominees named below to our Board of Directors to serve until the 2025 Annual Meeting. Stockholders have the option to vote “FOR”, vote “AGAINST” or “ABSTAIN” from voting with respect to each director nominee.

Our Third Amended and Restated By-Laws (“By-Laws”) provide for majority voting for directors in uncontested elections. As a result, each director will be elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “FOR” such director nominee than the shares voted “AGAINST” such director nominee.

Primerica is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, then that director remains in office until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. To address this potential outcome, our By-Laws provide that, if an incumbent director does not receive a greater number of shares voted “FOR” such director than shares voted “AGAINST” such director, then such director must tender his or her resignation to the Board. In that situation, the Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action. Within 90 days from the date the election results are certified, the Board will act on the Corporate Governance Committee’s recommendation and will publicly disclose its decision and the rationale behind its decision. In a contested election – a circumstance we do not anticipate at the Annual Meeting – director nominees are elected by a plurality vote. Any shares that are not voted (whether by abstention or otherwise) will have no effect on the outcome of the vote. The following table provides summary information about each director nominee, each of whom currently serves on our Board.

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MATTERS TO BE VOTED ON

Name	Age	Occupation	Independent	Date Joined Our Board
John A. Addison, Jr.	66	Chief Executive Officer, Addison Leadership Group and Former Co-Chief Executive Officer, Primerica	No	October 2009
Joel M. Babbit	70	Co-Founder and Chief Executive Officer, Narrative Content Group, LLC	Yes	August 2011
Amber L. Cottle	53	Vice President of Global Public Policy & Government Affairs, Social Impact & Sustainability, and Risk & Compliance, Dropbox	Yes	May 2022
Gary L. Crittenden	70	Private Investor	Yes	July 2013
Cynthia N. Day	58	President and Chief Executive Officer, Citizens Bancshares Corporation and Citizens Trust Bank	Yes	January 2014
Sanjeev Dheer	64	Founder and Chief Executive Officer, CENTRL Inc.	Yes	October 2019
Beatriz R. Perez	54	EVP and Chief Communications, Sustainability and Strategic Partnerships Officer, The Coca-Cola Company	Yes	May 2014
D. Richard Williams	67	Non-Executive Chairman of the Board and Former Co-Chief Executive Officer, Primerica	No	October 2009
Glenn J. Williams	64	Chief Executive Officer, Primerica	No	April 2015
Darryl L. Wilson	60	Founder, Chairman and President, The Wilson Collective	Yes	February 2024
Barbara A. Yastine	65	Former Chairman, President and Chief Executive Officer, Ally Bank	Yes	December 2010

Each director nominee (except for Mr. Wilson who was elected to the Board effective February 2024) attended more than 95%, collectively, of the aggregate of all meetings of our Board of Directors and its committees on which he or she served during fiscal 2023.

Mr. Wilson, Ms. Cottle and Mr. Dheer were elected to our Board of Directors effective February 2024, May 2022 and October 2019, respectively. The remaining eight director nominees have served on our Board of Directors at least since the Company’s Annual Meeting of Stockholders held in 2015. Unless otherwise instructed, the members of the Proxy Committee (as defined in “Information About Voting and the Annual Meeting”) will vote the proxies held by them “FOR” the election to our Board of Directors of the nominees named above.

Proposal 2:

Advisory Vote on Executive Compensation (Say-on-Pay)

•	What am I voting on? The Board is asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement.

•	Voting Recommendation: “FOR” the proposal.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote.

See “Executive Compensation” beginning on page 45 for more information.

Primerica 2024 Proxy Statement	9

MATTERS TO BE VOTED ON

We most recently sought stockholder approval of the compensation of our named executive officers at the Company’s Annual Meeting of Stockholders held on May 17, 2023 (the “2023 Annual Meeting”), at which time approximately 95.6% of votes cast were in favor thereof. At the 2023 Annual Meeting, our stockholders supported the Board’s recommendation to hold an annual Say-on-Pay vote. The Say-on-Pay vote is not binding on the Company, our Board of Directors or the Compensation Committee. Our Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under “Executive Compensation — Compensation Discussion and Analysis (CD&A)”, our executive compensation program is designed to attract, motivate and retain our named executive officers, each of whom is critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific annual, long-term, strategic and corporate goals as well as the realization of increased stockholder value. The Compensation Committee continually reviews and modifies our executive compensation program to ensure that it achieves the desired goals of aligning executive compensation with our stockholders’ interests and current market practices. Please read the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement for additional details about our executive compensation program, including information about the compensation of our named executive officers for fiscal 2023.

The advisory vote in this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our named executive officers, as well as the philosophy, policies and practices described in this Proxy Statement. Our stockholders may vote for or against, or abstain from voting on, the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in such proxy statement.”

Proposal 3:

Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

•	What am I voting on? The Board is asking our stockholders to ratify the appointment by the Audit Committee of our Board (the “Audit Committee”) of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“fiscal 2024”).

•	Voting Recommendation: “FOR” the proposal.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote.

See “Audit Matters” beginning on page 87 for more information.

We ask that our stockholders ratify the appointment of KPMG as our independent registered public accounting firm for fiscal 2024.

The Audit Committee has authority to retain and terminate the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 2024, as well as the Company’s internal control over financial reporting. Although stockholder ratification of the appointment of KPMG is not

10

MATTERS TO BE VOTED ON

required, our Board of Directors believes that submitting the appointment to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment of KPMG, then the Audit Committee will reconsider the appointment. Aggregate fees for professional services rendered by KPMG were $5.4 million and $4.6 million for fiscal 2023 and fiscal 2022, respectively. The increase in fees for fiscal 2023 was largely due to audit services related to the

Company’s adoption of a new accounting standard for insurance contracts in the United States and preparation for a new accounting standard for insurance contracts in Canada.

One or more representatives of KPMG are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Primerica 2024 Proxy Statement	11

GOVERNANCE

Our Board oversees the business and affairs of the Company, aligns management and stockholder interests and is driven by the directors’ belief that good corporate governance is a critical factor in our continued success. Through the Governance section of our investor relations website at https://investors.primerica.com, our stockholders have access to key governing documents such as our Code of Conduct, Corporate Governance Guidelines and the charters of each committee of the Board.

Board Structure

Our Board currently consists of eleven directors. The Company’s governance documents provide our Board with flexibility to select the appropriate leadership structure for the Company. The Company has a non-executive Chairman of the Board and an independent Lead Director. Our Board believes that this structure is the most appropriate leadership structure for the Company at this time and is in the best interests of our stockholders because it provides decisive and effective leadership and, when combined with the Company’s other governance policies and procedures, provides appropriate opportunities for oversight, discussion and evaluation of decisions and direction by our Board. In the event of a potential change to the Board’s leadership structure, we expect to seek prior input from our largest stockholders.

Mr. R. Williams has served as non-executive Chairman of the Board since April 2015. He previously served as Chairman of the Board and Co-Chief Executive Officer. Mr. G. Williams has served as Chief Executive Officer since April 2015. He previously served as President from 2005 through March 2015. Mr. Crittenden, one of our independent directors and Chairman of the Audit Committee, has served as the Lead Director of our Board since May 2023, and he joined our Board in July 2013. As the primary interface between management and our independent directors, the Lead Director provides a valuable supplement to the non-executive Chairman and the Chief Executive Officer roles and serves as a key contact for the non-employee directors, thereby enhancing our Board’s independence from management. The duties and responsibilities of our Chairman of the Board and our Lead Director are set forth below.

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Duties and Responsibilities of Chairman of the Board	Duties and Responsibilities of Lead Director

• Preside over Board meetings and meetings of non-employee directors

• Call special meetings of our Board

• Solicit feedback from the Lead Director and approve agendas for Board meetings

• Review advance copies of Board meeting materials

• Preside over stockholder meetings

• Facilitate and participate in formal and informal communications with and among directors

• Review interested party communications directed to our Board and take appropriate action

• Represent the Board in communications with stockholders, as needed

• Preside over all Board meetings at which the Chairman of the Board is not present

• Call meetings of independent directors and set the agenda for such meetings

• Preside over all meetings of independent directors and at all executive sessions of independent directors

• Review Board meeting agendas and provide input to the Chairman of the Board

• Communicate with management on behalf of the independent directors when appropriate

• Act as liaison between the Chairman of the Board, the Chief Executive Officer and members of the Board

• Work with the Chair of the Corporate Governance Committee to lead the annual Board self-assessment, including providing input on the structure of the Board

• Lead the annual Chief Executive Officer evaluation

• Lead the Chief Executive Officer succession process

• Represent the Board in communications with stockholders, as needed

All directors play an active role in overseeing the Company’s business and risk functions both at our Board and committee levels. See “— Board’s and Management’s Roles in Risk Oversight” for additional information on the Board’s and management’s respective roles in risk oversight. In addition, directors have full and free access to members of management, and our Board and each committee has authority to retain independent financial, legal or other advisors as they deem necessary without consulting, or obtaining the approval of, any member of management. Our Board holds separate executive sessions of its non-employee directors and of its independent directors at least annually.

Board Diversity

Diversity is very important to us. We strive to offer an inclusive business environment that benefits from diversity of people, thought and experience. This also holds true for our Board. As of December 31, 2023, 30% of our Board members were racially or ethnically diverse and 40% of our Board members were women. With the election of Darryl Wilson to our Board effective February 2024, 36% of our Board were racially or ethnically diverse and 36% of our Board members were women. See “Board of Directors – Director Qualifications” for additional information on the diversity of our Board.

Pursuant to our Corporate Governance Guidelines, our Board annually reviews the appropriate skills and characteristics of its

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members in light of the current composition of our Board, and diversity is one of the factors used in this review. Our Board Diversity Policy requires the Board to consider Board candidates based on merit against objective criteria tied to the needs of the Board and the Company while giving due regard to diverse characteristics such as gender, race, ethnicity, country of origin, nationality or cultural background and other personal characteristics. In addition, in identifying a director candidate, the Corporate Governance Committee and our Board consider and discuss diversity, among the other factors discussed under “— Director Nomination Process,” with a view toward the role and needs of our Board as a whole. Further, pursuant to our Board Diversity Policy, diverse Board candidates are required to be considered whenever the Board commences a director search. The Corporate Governance Committee annually reviews our Board Diversity Policy and assesses its effectiveness and recommends any changes to the Board, if needed.

Board Evaluation Process

Our Corporate Governance Guidelines require that the Corporate Governance Committee conduct an annual review of Board performance and further requires that each standing committee conduct an annual evaluation of its own performance. To facilitate those evaluations, each independent committee prepares a written self-assessment questionnaire that is completed by the members of the committee. In addition, the Corporate Governance Committee prepares a written Board assessment questionnaire that is completed by all members of the Board. The questions are designed to gather suggestions to improve Board and committee effectiveness and solicit additional feedback and include topics such as: (i) Board/committee skills and composition; (ii) Board/committee structure and responsibilities; and (iii) Board/committee culture, dynamics and operations. The Board self-assessment is conducted at a different time during the year than the committee self-assessments, so that the directors have adequate time to reflect on the functioning of the Board as a whole. The Company’s Corporate Secretary compiles the results of each self-assessment and shares those results with all directors. The committee chairs lead discussions during their committee meetings of the results of the self-assessments, highlighting areas that require additional attention. The Corporate Governance Committee discusses the Board self-assessment and the Lead Director leads a discussion of the self-assessment among the full Board. Management then discusses with the Lead Director any specific items that require additional attention and a plan is developed to address such action items.

In fiscal 2023, the Corporate Governance Committee retained a third party to facilitate an in-depth Board self-assessment, consistent with the process it followed during fiscal 2021. The third party met with each director individually and solicited feedback on Board function and meetings, composition, leadership, as well as other matters. The third party then compiled the results from the interviews and provided an oral report to the Board of Directors with recommendations for improvements. The Corporate Governance Committee expects to continue to use a third-party facilitator to conduct the Board self-assessment on a bi-annual basis.

Board’s and Management’s Roles in Risk Oversight

Our Board is ultimately responsible for overseeing the Company’s management of the various risks facing the Company as well as the Company’s compliance culture and overall risk tolerance. The Board and management actively collaborate on the topic of risk management and work together to resolve any potential disagreements relating to risk management. The Board has delegated to the Audit Committee responsibility for regularly monitoring the oversight of our enterprise risk management (“ERM”) program, including: (i) ensuring that all risk areas are monitored by senior management; (ii) confirming that all risk management matters are reported to the Board or the appropriate Board committee and addressed as needed; and (iii) approving our Enterprise Risk Management Policy, which describes our ERM program and delineates the major functions and roles and responsibilities within the program, at least annually. The Audit Committee does a

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quarterly review of our ERM dashboard, which includes a current rating of the risk level of each enterprise and intermediate level risk. The Board and each Board committee actively oversee and monitor the management of risks that could impact the Company’s operations in connection with their respective subject matter areas as illustrated in the following graphic.

Management is responsible for implementing the Board-approved risk management strategy and developing policies, controls, processes and procedures to identify and manage risk. Senior management is responsible for ensuring that appropriate risk management is carried out in the business lines, promoting a strong culture of risk management within each business unit or department, identifying all known and emerging risks, recommending appropriate risk limits for identified risk exposures, and developing programs that monitor, test, and report control deficiencies. Each quarter, senior management reviews the enterprise and intermediate risks for highlights, trends, and emerging issues. Matters requiring attention are added to a watch list or heat map for monitoring and reporting to the Board of Directors.

Annually, management evaluates the Company’s material risk areas, defines mitigating controls (which are documented by our Risk Management and Internal Controls Department), assigns each enterprise risk area to a member of senior management (with the underlying intermediate risks assigned to a senior business leader) and reviews the results of the foregoing with the Audit Committee and the Board of Directors. Management has developed and implemented a Governance, Risk and Compliance tool to monitor ongoing risk, record findings from our testing programs and track mitigating controls across all business areas.

We have established a Business Risk and Control Committee (the “BRCC”) led by our Chief Governance and Risk Officer. The BRCC is our governing body for enterprise risk management and testing programs and is comprised of senior management, including our Chief Executive Officer, and enterprise and intermediate risk owners. Our Chief Internal Auditor (who reports to the Chair of the Audit Committee) monitors our ERM program by attending each BRCC meeting to observe and provide feedback and all quarterly meetings of the Audit Committee during which the ERM program and related developments are reviewed and discussed. In fiscal 2023, the BRCC regularly monitored the material risk areas facing the Company and assessed the risk heatmap and watch list at least quarterly. During BRCC meetings, emerging risks outside of the currently defined risk areas are monitored.

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In fiscal 2023, our Chief Compliance and Risk Officer presented a risk profile and provided quarterly status updates to the Board and each Board committee that has oversight responsibility for one or more key risks. He also provided the Board a quarterly heatmap that highlights the status of significant risks. Further, management provides a detailed quarterly update on significant risk areas, including cybersecurity and privacy risks presented by our Chief Information Officer and legal and regulatory matters presented by our General Counsel. At least annually, the cybersecurity presentation includes additional information on system readiness and protection, our incident response plan, internal training exercises and recovery plans. In 2024, our Chief Compliance and Risk Officer will retire; his risk oversight responsibilities have been assigned to the Company’s Chief Governance Officer and a new Chief Compliance Officer has been appointed.

Our Chief Internal Auditor reports directly to the Audit Committee. She presents quarterly to the Audit Committee with respect to internal audit findings and recommendations and meets in executive session with the Audit Committee at least quarterly. The Audit Committee uses the results of its discussions with our Chief Internal

Auditor to monitor the Company’s internal audit plan.

Stockholder Engagement

In late fiscal 2023, we invited the Company’s largest stockholders, whose holdings together represented over 77% of our outstanding shares, to speak with management and, if requested, the Lead Director about topics important to them. Specific topics covered during these conversations included Board diversity, executive compensation, and sustainability-related matters (including human capital management; DEIB); data privacy, and climate-related risks). We were pleased with the stockholder feedback, which indicated that our stockholders are generally satisfied with the Company’s corporate governance and executive compensation practices as well as the format and content of the Company’s proxy statement and Corporate Sustainability Report. To enable the Board and its committees to consider direct stockholder feedback, information about these investor conversations is shared with the Board and its committees. The table below describes requests received during these conversations and our responses to those requests.

What We Heard	What We Did

Continue to expand the discussion of Social-related components of your Sustainability story (e.g., responsible life insurance product offerings; responsible and sustainable investment products; responsible investment policies and practices; Diversity, Equality, Inclusion and Belonging; work-life balance; attracting and cultivating talent; training and personal development) as these are the most meaningful sustainability components to Primerica.	We expanded disclosure of relevant Social-related areas in this Proxy Statement and in our 2023 Corporate Sustainability Report, which was posted in the Sustainability section of our investor relations website in December 2023.

Expand information provided pertaining to the Board’s and management’s roles in enterprise risk management.	We expanded disclosure of the role of the Board and management in the Company’s enterprise risk management program in this Proxy Statement and in our 2023 Corporate Sustainability Report.

Add a right for stockholders to call a special meeting.	The Board will consider this provision in 2024 during its annual review of the Company’s Charter and By-Laws.

Reduce the supermajority thresholds currently required to amend the Company’s Charter and/or By-Laws.	The Board will consider this provision in 2024 during its annual review of the Company’s Charter and By-Laws.

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Sustainability Matters

Oversight of Sustainability Matters

The Board of Directors has delegated to the Corporate Governance Committee responsibility for oversight of the Company’s corporate governance risk (including environmental and social risk), public affairs risk, and human capital management risk (including DEIB, talent development, and succession planning). As a result, the Corporate Governance Committee meets regularly with those members of management who have responsibility for such initiatives. Further, the Corporate Governance Committee receives regular updates on the Company’s efforts with respect to employee engagement and wellness and improving DEIB among its employees and the independent sales force.

In December 2023, we published our annual Corporate Sustainability Report, which has been posted in the Sustainability section of our investor relations website at https://investors.primerica.com. This report contains the Sustainability Accounting Standards Board (“SASB”) disclosure metrics that we believe are most relevant to our industry and business model. We elected to use the SASB metrics over other available frameworks because of its focus on certain areas that we believe are material to our business. Our Corporate Sustainability Report also contains information in line with the Task Force on Climate-related Financial Disclosures (“TCFD”), including our Scope 1 and Scope 2 GHG emissions.

Human Capital Management

Diversity, Equality, Inclusion, and Belonging (DEIB)

We are proud of our focus on middle-market households that are not adequately served by other financial services companies. The diversity of the independent sales force is a reflection of the middle-income communities in which the sales representatives live and work. As such, we believe that our DEIB efforts are fundamental to the success of our business.

The independent sales force utilizes specialized groups, which we refer to as Strategic Markets, to encourage professional and personal growth and development, including Women in Primerica, the African American Leadership Council, the Hispanic American Leadership Council, and the Asian Pacific Islander Leadership Council. These groups provide opportunities for networking and mentorship, sales and business management training and deep learning opportunities. Additional information about the diversity of the independent sales force is available in our 2023 Corporate Sustainability Report in the Sustainability section of our investor relations website at https://investors.primerica.com.

We strive to create a workplace that offers a wide range of opportunities for employees and is open, collaborative and inclusive. We were recognized by Forbes as a Best Employer for Women each year from 2019 to 2023, and in 2021 and 2022, Forbes recognized us as a Best Employer for Diversity. In 2024, we were recognized by Newsweek as one of America’s Greatest Workplaces for Diversity as well as one of America’s Greatest Workplaces for Women. Additionally, we were named to the Bloomberg Gender Equality Index each year from 2020 to 2023.

The Corporate Governance Committee has responsibility for oversight of our DEIB commitments and initiatives. Our Chief Administrative Officer serves in the role of chief diversity officer, is responsible for the development and implementation of our DEIB strategy and provides regular updates to the Corporate Governance Committee. At the center of our DEIB efforts is ensuring that all talent has developmental and mentoring opportunities and our people-related policies and practices allow all employees to thrive at Primerica. We work to empower and incentivize our senior leaders to embrace this strategy. Our human capital strategy has netted positive results since its adoption in 2021. Captured below are several of our accomplishments to date:

•	A required multi-phased, multi-year learning experience was launched for all

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levels of the internal organization entitled Intrinsic Inclusion. This learning experience focused on a series of learning principles that focused on proven behaviors that foster an inclusive workplace. These efforts were embraced from the top beginning with members of our Operating Team – a group composed of our most senior managers – in 2021 and continued into 2022;

•	To drive accountability at key senior management levels, a new diversity goal for leaders at the Assistant Vice President level and above was established in 2021: “Promote Primerica’s DEIB strategy by supporting DEIB initiatives as they are introduced and actively creating a productive and inclusive work environment with my team and colleagues.” This goal was part of the annual performance assessment process for all applicable employees;

•	Leadership development and succession planning that identifies, develops, and mentors all talent as we build our talent pipelines and leadership of the future is critical for the sustainability of our Company. We enhanced the curriculum of our two employee leadership training programs for emerging talent with a heightened focus on investing in their personal growth, leadership skills refinement and business acumen strength;

•	Employee Resource Groups (ERGs) were created and supported by executive leaders who serve as sponsors. They are also supported by management leaders who work with the executive sponsors to plan and participate in ERG programs and events. ERG leaders and sponsors meet regularly to collaborate on the various events and programs of each ERG, coordinate combined events with one or more other ERGs and ensure consistent communications among the various ERGs. ERGs are open to everyone, and the initial cohorts are thriving and building interest across our organization: Primerica Black Professional Network (PBPN); Primerica Uniting Latinos and Serving Others (PULSO); Asian Pacific Islander (API); and PRI–Bold

(Balancing Our Lives Daily). ERGs promote engagement among employees and allows them to remain connected in our hybrid work environment. As of December 31, 2023, over 240 employees were members of at least one ERG. We are evaluating the interest in additional ERGs;

•	Our Human Resources Learning Team introduced a Management Fundamentals curriculum aimed at equipping new and seasoned leaders with leadership development opportunities for personal growth and enhancing overall communication and leadership effectiveness with their teammates; and

•	In response to employee feedback, we added a floating holiday for employees to observe any personal milestone/celebration of significance to them. In addition, we increased our focus on cultural education by highlighting numerous culturally focused holidays throughout the year with educational videos and communications as well as on-site and virtual engagement activities.

For information about the diversity of our U.S. employees, see “Item 1. Business — Human Capital Management — Employees” in our 2023 Annual Report. Additionally, employees are trained at least annually on our Equal Employment Opportunity and Anti-Harassment Policy. The Corporate Governance Committee is responsible for overseeing management’s implementation and monitoring of the policy and reviews and approves this policy at least annually.

Supporting Employee Engagement

In 2024 and for the eleventh consecutive year, Primerica has been named by The Atlanta Journal-Constitution as a regional Top Workplace based on its annual top workplaces employee survey. In 2024, we were again nationally recognized on the Top Workplaces USA list by the employee engagement service partner that conducted the regional survey. Also in 2024 and for the first time, Forbes recognized us as one of America’s Best Midsize Employers. In June 2023, Newsweek named us as one of America’s Greatest Workplaces.

In order to monitor employee satisfaction, we conduct annual employee engagement surveys and provide detailed results to management and

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our Board. Changes to policies, programs, compensation and benefits packages are made based on this feedback. Annually, the Company holds a town hall meeting that is also broadcast virtually to most of our workplace locations. Our Chief Executive Officer, President and Chief Administrative Officer jointly lead this meeting and provide updates on the Company’s performance and strategic direction, as well as information on benefits enhancements, policy changes, and other workplace topics. The meeting always ends with a question and answer segment, and employees are encouraged to raise issues of concern and offer suggestions for improvement. Employees are also provided the opportunity to submit questions and suggestions in advance.

Work-Life Balance

We understand and value the importance of an effective work-life balance for employees. We offer many flexible work options and schedules to meet the needs of our employees. The vast majority of our employees work on either a hybrid schedule where they are able to work both at home and in the office or are fully remote. Offering flexible workplace options has become an expectation of employees across many industries and is necessary to remain competitive and attract top talent.

In addition to flexible workplace options, our full-time and part-time employees receive several benefits that are aligned with achieving a better work-life balance such as paid planned and unplanned time off, 11 paid holidays, and paid time off for volunteering. We also have a dedicated Work-Life Balance employee resource group that offers employees an opportunity to share ways to maintain an active and healthy work-life balance, hear from speakers on such topics such as mental health and caring for aging parents, and gather to share information and participate in outdoor social activities.

Talent Development and Succession Planning

Employees are highly satisfied at Primerica, as evidenced by our employee retention rate in 2023 of 89%, excluding employees of

e-TeleQuote Insurance, Inc. and subsidiaries (collectively, “e-TeleQuote”). Many employees have been with Primerica for over 20 years, a result of a continued high employee retention rate. The tenure of our named executive officers, with the exception of Tracy Tan who joined the Company in October 2023, ranges from 23 years to 43 years, with an average tenure of 35 years.

The result of this longevity and loyalty is that many employees will reach retirement age over the coming years. Management is committed to a strong culture that reflects DEIB while ensuring that our succession planning and internal and external talent pipeline identification processes incorporate these values. Among the many benefits of our planning and talent identification process is to increase diversity at the management level. Additional information about our talent development initiatives can be found in our 2023 Corporate Sustainability Report in the Sustainability section of our investor relations website at https://investors.primerica.com.

Our Board of Directors maintains a succession plan for the Chief Executive Officer and other key members of management, which includes a contingency plan if the Chief Executive Officer were to depart unexpectedly. At least annually, the Corporate Governance Committee reviews the succession plan and leadership pipeline for these key roles, taking into account the Company’s long-term corporate strategy. In addition, the Corporate Governance Committee oversees the Company’s talent development initiatives. Board members also engage and spend time with our high potential leaders at Board meetings and other events.

Our Corporate Culture

We recognize the importance of doing business the right way. Further, we believe corporate culture influences employee actions and decision-making. This is why we dedicate resources to:

•	Promote a vibrant, inclusive workforce;

•	Attract, develop and retain talented, diverse employees;

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•	Promote a culture of compliance and integrity; and

•	Reward and recognize employees for growing people and teams and delivering winning results.

The Company has a Code of Conduct that applies to all employees, directors, and officers of the Company and its subsidiaries. Employees receive required training on our Code of Conduct, which is posted on the Governance section of our investor relations website at https://investors.primerica.com and is available in print, free of charge, to our stockholders who request a copy. Employees are required to acknowledge compliance with our Code of Conduct on an annual basis. As independent contractors, members of the independent sales force are not subject to our Code of Conduct but they must comply with a number of policies and procedures that are similar to principles and standards, including those related to anti-corruption and business ethics, set forth in our Code of Conduct. The Company also has made available to all of our employees and the independent sales force an Ethics Hotline, which can be accessed by phone or email and permits employees to anonymously report a violation of our Code of Conduct. Any changes to our Code of Conduct will be posted in our investor relations website at https://investors.primerica.com.

Documenting and bolstering certain aspects of our Code of Conduct is our Equal Employment Opportunity and Anti-Harassment Policy, which includes information about complaint and investigation procedures relating to alleged discrimination incidents. The policy also defines the role of the Board of Directors with respect to alleged violations of such policy.

Our employees consistently give the Company high scores for “operating by strong values.” We are proud of our corporate culture and we work hard to instill upon our representatives and employees the importance of doing the right thing – for our clients as well as our other stakeholders.

Environmental Responsibility and Impact on Our Business

Our business as a term life insurance and financial services company, by its nature, does not have a significant impact on the environment. Nevertheless, we recognize the significant challenges presented by climate change and the growing importance of this issue to investors and the communities we serve. We continue our efforts, such as electronic document delivery to our clients, energy efficiency at our corporate headquarters, robust recycling initiatives and promotion of transportation alternatives and flexible working options, to reduce our impact on the Earth’s resources.

Environmental issues, particularly those related to climate change, have the potential to present risks and opportunities to our business. We address those risks and opportunities in the following ways:

•	Analyzing the potential impact of climate change on the products we sell, including consideration of environmental factors that might impact health and therefore our pricing assumptions and underwriting practices;

•	Ensuring that our product mix offers clients the opportunity to invest in products and services that specifically address environmental risk and responsibility; and

•	Incorporating relevant environmental information and analysis into our governance and risk management practices. In early 2022, we completed a climate risk materiality assessment facilitated by a third-party consultant. The assessment found that Primerica’s unique business model is largely resilient to significant climate risk impacts and, therefore, that climate issues do not currently present material risks to the Company. Further, the assessment identified climate areas that could create opportunities for Primerica, which we monitor as part of our overall ERM program. See “— Board’s and Management’s Roles in Risk Oversight” for additional information on the Board’s and management’s respective roles in risk oversight.

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Upholding Strong Governance

The Company complies with the Corporate Governance Principles published by the Investor Stewardship Group (“ISG”), as described below. ISG is an investor-led effort of more than 70 organizations that includes some of the largest U.S.-based institutional investors and global asset managers, along with several of their international counterparts.

ISG Principle	Primerica Practice
Principle 1: Boards are accountable to shareholders

• All directors stand for election annually

• Mandatory retirement age for directors (unless waived by the Board)

• Proxy access with market terms

• Independent Lead Director available to speak with investors if requested

Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest

• Majority voting (with each share of common stock receiving one vote) in uncontested director elections, and directors not receiving majority support must tender their resignation for consideration by the Board

Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives

• Management offered to meet with investors whose holdings together represented in excess of 77% shares outstanding

• Engagement topics included Board composition, executive compensation program, strategy, human capital management and other sustainability-related matters

Principle 4: Boards should have a strong, independent leadership structure

• Strong independent Lead Director with clearly defined duties that are disclosed to stockholders

• Strong independent committee chairs

• Proxy Statement discloses why Board believes current leadership structure is appropriate

Principle 5: Boards should adopt structures and practices that enhance their effectiveness

• 73% of Board nominees are independent

• 36% of Board nominees are racially or ethnically diverse; 36% of Board nominees are women

• Annual Board evaluation, facilitated bi-annually by a third party, and annual committee evaluations

• Active Board refreshment with 27% refreshment in last five years

• Each director attended more than 95% of the Board and applicable committee meetings in fiscal 2023, and all directors attended the 2023 Annual Meeting

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company

• Executive compensation program received over 95% support at the 2023 Annual Meeting

• Compensation Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies

• Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short- and long-term strategic objectives

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Director Independence

Independence Determinations

Mr. R. Williams and Mr. Addison served as our Co-Chief Executive Officers from 1999 through March 2015 and are independent under the standards set forth by the New York Stock Exchange (“NYSE”) and our Corporate Governance Guidelines. However, certain proxy advisory firms view former chief executive officers as permanently affiliated with the company they led and therefore never independent. As a result, the Board has elected to designate Mr. R. Williams and Mr. Addison as not independent. Mr. G. Williams, our Chief Executive Officer, is not independent because he is a member of management and an employee of the Company.

Our Board annually assesses the outside affiliations of each director to determine if any of these affiliations could cause a potential conflict of interest or could interfere with the independence of the director. Based on information furnished by all directors regarding their relationships with Primerica and its subsidiaries and research conducted by management and discussed with our Board with respect to outside affiliations, our Board has determined that none of the remaining directors who served on our Board during fiscal 2023, nor Mr. Wilson who began his term as director in February 2024, has or had a material relationship with Primerica other than through his or her role as director and, except as set forth above, each is independent because he or she satisfies:

•	The categorical standards set forth below;

•	The independence standards set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”); and

•	The criteria for independence set forth in Section 303A.02(b) of the NYSE Listed Company Manual.

A determination of independence under these standards does not mean that a director is disinterested under Section 144 of the Delaware General Corporation Law. Each director, relevant committee and our full Board may also consider whether any director is interested in any transaction brought before our Board or any of its committees for consideration.

Independence of Committee Members

Throughout fiscal 2023, the Audit, Compensation and Corporate Governance Committees have been fully independent in accordance with the NYSE Listed Company Manual and our Board’s director independence standards described above. In fiscal 2023, no member of these committees received any compensation from Primerica other than directors’ fees, and no member of the Audit Committee was or is an affiliated person of Primerica (other than by virtue of his or her directorship). Members of the Audit Committee meet the additional standards of audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Throughout fiscal 2023, members of the Compensation Committee qualified as non-employee directors as defined in Rule 16b-3 under the Exchange Act.

Categorical Standards of Independence

The Company has established categorical standards of independence for our Board, which are described in our Corporate Governance Guidelines and are available in the Governance section of our investor relations website at https://investors.primerica.com. To be considered independent for purposes of the director qualification standards: (i) the director must meet independence standards under the NYSE Listed Company Manual; and (ii) our Board must affirmatively determine that the director otherwise has no material relationship with the Company, directly or as an officer, shareowner or partner of an organization that has a relationship with the Company.

To assist it in determining each director’s independence in accordance with the NYSE’s rules, our Board has established guidelines, which provide that a director will be deemed independent unless:

(a)

(1) the director is an employee, or an immediate family member of the director is an executive officer, of the Company or any of its affiliates, or (2) the director was an employee, or the director’s immediate

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family member was an executive officer, of the Company or any of its affiliates during the immediately preceding three years;

(b)

(1) the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation from the Company or any of its affiliates, or an immediate family member of the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation for services as an executive officer of the Company or any of its affiliates, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (2) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the immediately preceding three years;

(c)

(1) the director is a current partner or employee of a firm that is the Company’s internal or independent auditor, (2) an immediate family member of the director is a current partner of such a firm, (3) an immediate family member of the director is a current employee of such a firm and personally works on the Company’s audit, or (4) the director or an immediate family member of the director was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time period;

(d)

(1) an executive officer of the Company serves on the board of directors of a company that, at the same time, employs the director, or an immediate family member of the director, as an executive officer, or (2) Primerica and the company of which the director or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(e)	(1) the director is a current executive officer or employee, or an immediate family member of the director is a current executive officer, of another company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, or (2) Primerica and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(f)

the director serves as an executive officer, director or trustee, or his or her immediate family member who shares the director’s household serves as an executive officer, director or trustee, of a charitable organization, and within the last three years, discretionary charitable contributions by the Company to such organization, in the aggregate in any one year, exceed the greater of $1 million or 2% of that organization’s total annual charitable receipts;

(g)	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

(h)	the director has, or his or her immediate family member has, a personal services contract with the Company; or

(i)	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company.

Director Nomination Process

Our Board maintains a robust process in which the members focus on identifying, considering and evaluating potential Board candidates. Our Corporate Governance Committee leads this process, considering the Company’s current needs and long-term and strategic plans to determine the skills, experience and characteristics needed by our Board. The Corporate Governance Committee seeks input from other Board members and senior management, and also considers and evaluates any candidates recommended by our stockholders.

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Our Board has determined that its members should bring to the Company a broad range of experience, knowledge and judgment. A successful Board candidate must be prepared to represent the interests of the Company and all of its stockholders. The factors considered by the Corporate Governance Committee and our Board in their review of potential candidates include whether:

•	The candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•	The candidate has had business, governmental, non-profit or professional experience at the Chairman, Chief Executive Officer, Chief Operating Officer or equivalent policy-making and operational level of a large organization that indicates that the candidate will be able to make a meaningful and immediate contribution to our Board;

•	The candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the Company operates;

•	The candidate has financial expertise;

•	The candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of our stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;

•	The candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust;

•	The candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director;

•	The candidate enhances the diversity of our Board from a gender, racial, ethnicity, country of origin, nationality and/or cultural perspective; and
•	The candidate brings desired skills that are not otherwise represented by current members of our Board.

The Corporate Governance Committee carefully reviews all current directors and director candidates in light of these factors based on the context of the current and anticipated composition of our Board, the current and anticipated operating requirements of the Company and the long-term interests of our stockholders. In reviewing a candidate, the Corporate Governance Committee considers the integrity of the candidate and whether the candidate would be independent as defined in our Corporate Governance Guidelines and the NYSE Listed Company Manual. The Corporate Governance Committee expects a high level of involvement from our directors and, if applicable, reviews a candidate’s service on other boards to assess whether the candidate has sufficient time to devote to Board duties.

The Corporate Governance Committee decides whether to further evaluate each candidate, which would include a thorough reference check, interviews, and discussions about the candidate’s qualifications, availability and commitment. Upon the completion of such evaluation, the Corporate Governance Committee makes a recommendation to our Board with respect to the election of a potential candidate to our Board. Our Board expects that all candidates recommended to our Board will have received the approval of all members of the Corporate Governance Committee.

Any stockholder who wishes to have the Corporate Governance Committee consider a candidate for election to our Board is required to give written notice of his or her intention to make such a nomination. For a description of the procedures required to be followed for a stockholder to nominate a director, see “Other Stockholder Information — Proxy Access Director Nominees” and “Other Stockholder Information — Other Proposals and Director Nominees.” A proposed nomination that does not comply with these requirements will not be considered by the Corporate Governance Committee. There are no differences in the

24

GOVERNANCE

manner in which the Corporate Governance Committee considers or evaluates director candidates it identifies and director candidates who are recommended by our stockholders.

Proxy Access

A stockholder or group of no more than 20 stockholders that has owned at least 3% of our common stock for at least three years may nominate directors to our Board and have the nominees included in our proxy materials to be voted on at the Company’s Annual Meeting of Stockholders. The maximum number of stockholder nominees that will be included in our proxy materials with respect to any such annual meeting is the greater of (i) two or (ii) 20% of directors to be elected. A stockholder who seeks to nominate a director or directors to our Board must provide proper notice to the Company’s Corporate Secretary under our By-laws. See “Other Stockholder Information — Proxy Access Director Nominees” and “Other Stockholder Information — Other Proposals and Director Nominees.”

Majority Voting Standard for Director Elections

In an uncontested election, each director will be elected by the vote of the majority of votes cast with respect to that director’s election. (An uncontested election is an election where the number of nominees is the same as the number of directors to be elected.) A majority of the votes cast means that the number of shares voted “FOR” a nominee’s election must exceed the votes cast “AGAINST” such nominee’s election.

If an incumbent director does not receive a greater number of shares voted “FOR” such director than shares voted “AGAINST” such director, then such director must tender his or her resignation to the Board. In that situation, the Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results are certified, the Board will act on the Corporate Governance Committee’s recommendation and will publicly disclose its decision and the rationale behind its decision. In a contested election, director nominees are elected by a plurality vote. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the Board, regardless of whether they receive a majority of votes cast. An election is considered contested under our By-Laws if, outside of the proxy access process, a stockholder has submitted notice of a director nomination to the Company’s Corporate Secretary in compliance with the requirements for stockholder nominees for directors set forth in our By-Laws and such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Company first mails its notice of meeting.

Communicating With Our Board of Directors

Our stockholders and other interested persons may communicate with our directors, or any specified individual director, by addressing such communications to them in care of the Company’s Corporate Secretary, at the Company’s principal executive office located at One Primerica Parkway, Duluth, Georgia 30099. Our stockholders and other interested persons may also communicate with our directors by sending an e-mail message as follows:

•	With our Board, to boardofdirectors@primerica.com;

•	With the Audit Committee, to auditcommittee@primerica.com;

•	With the non-employee directors, to nonemployeedirectors@primerica.com; or

•	With the Chairman of the Board, to chairman@primerica.com.

In accordance with a policy approved by the Audit Committee, the Company’s Corporate Secretary (or, solely with respect to matters that are not reasonably likely to have legal implications for the Company, the Company’s

Primerica 2024 Proxy Statement	25

GOVERNANCE

Chief Governance and Risk Officer or Chief Compliance Officer, as applicable) is required to:

•	Report communications of concerns relating to accounting, finance, internal controls or auditing matters to the Audit Committee;

•	Investigate communications of concerns relating to conduct of employees, including concerns related to internal policies;

•	Report communications of concerns relating to non-compliant behavior, such as allegations of violations of the Company’s Code of Conduct or antitrust violations, to the Audit Committee; and
•	Determine whether to maintain or discard certain communications received.

If the correspondence is specifically marked as a private communication to our Board (or a specific member or members of our Board), then the Company’s Corporate Secretary will not open or read the correspondence and will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our investor relations website at https://investors.primerica.com for the most current means of communicating with our directors.

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BOARD OF DIRECTORS

Board Members

The following information about each nominee for our Board of Directors includes their business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications attributes or skills that caused the Corporate Governance Committee and our Board of Directors to determine that each individual should be elected to serve as a director.

JOHN A. ADDISON, JR.

	Board Committees: None Top Relevant Competencies: - Regulated Industry - Sales and Marketing - Strategic Planning	Public Directorships: None Former Public Directorships: Direct Selling Acquisition Corporation
Chief Executive Officer of Addison Leadership Group Age: 66 Director Since October 2009 Not Independent

Mr. Addison has been the Chief Executive Officer of Addison Leadership Group, a company that provides leadership training and consulting, since April 2015. He also serves as Non-Executive Chairman of Primerica Distribution. Mr. Addison served as the Company’s Co-Chief Executive Officer from 1999 through March 2015 and served the Company in various capacities since 1982 when he joined us as a business systems analyst. He has served in numerous officer roles with Primerica Life Insurance Company (“Primerica Life”), a life insurance underwriter, and Primerica Financial Services, LLC, a general agent, both of which are subsidiaries of Primerica. He served as Vice President and Senior Vice President of Primerica Life, as well as Executive Vice President and Group Executive Vice President of Marketing. In 1995, he became President of the Primerica operating unit of Citigroup Inc. (“Citigroup”) and was promoted to Co-Chief Executive Officer in 1999. Mr. Addison serves on the board of Brenau University and served on the board of Direct Selling Acquisition Corporation from September 2021 to November 2023. Mr. Addison received his B.A. degree in Economics from the University of Georgia and his M.B.A. from Georgia State University.

Mr. Addison brings to our Board his 15 years of experience as our Co-Chief Executive Officer and over 30 years of understanding the Company, the independent sales force and our business, along with sales and marketing and strategic planning expertise.

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BOARD OF DIRECTORS

JOEL M. BABBIT

	Board Committees: Compensation Top Relevant Competencies: - Sales and Marketing - Strategic Planning - Sustainability - Human Capital Management - Enterprise Risk Management	Public Directorships: None Former Public Directorships: Greensky, Inc.
Co-Founder and Chief Executive Officer of Narrative Content Group, LLC Age: 70 Director Since August 2011 Independent

Mr. Babbit is the Co-Founder and Chief Executive Officer of Narrative Content Group, LLC (“NCG”), one of the nation’s leading resources for the production and distribution of digital content. Prior to launching NCG in 2009, Mr. Babbit spent more than 20 years in the advertising and public relations industry, creating two of the largest advertising agencies in the Southeastern US – Babbit and Reiman (acquired by London-based GGT) and 360 (acquired by WPP’s Grey Global Group). Following the acquisition of 360 by Grey Global Group in 2002, Mr. Babbit served as President and Chief Creative Officer of the resulting entity, Grey Atlanta, until 2009. He also previously served as President of WPP’s GCI Group, one of the world’s ten largest public relations firms, and as Executive Vice President and General Manager for the New York office of advertising agency Chiat/Day Inc. Following his hometown of Atlanta being awarded the 1996 Summer Olympics, and at the request of Mayor Maynard Jackson, Mr. Babbit took a leave of absence from the private sector to serve as Chief Marketing and Communications Officer for the City of Atlanta and as a member of the Mayor’s cabinet. Mr. Babbit served on the board of directors of Greensky, Inc. from March 2015 to April 2022. He received a B.A. degree in Journalism from the University of Georgia and was awarded the Henry Grady School of Journalism Lifetime Achievement Award in 2015.

Mr. Babbit brings to our Board over 35 years of experience in marketing and advertising and his expertise in sales and marketing, strategic planning, sustainability, human capital management and enterprise risk management.

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BOARD OF DIRECTORS

AMBER L. COTTLE

	Board Committees: Corporate Governance Top Relevant Competencies: - Government/Regulatory Affairs - Strategic Planning - Sustainability - Human Capital Management - Enterprise Risk Management	Public Directorships None Former Public Directorships: None
Vice President of Global Public Policy & Government Affairs, Social Impact & Sustainability, and Risk & Compliance of Dropbox, Inc. Age: 53 Director Since May 2022 Independent

Ms. Cottle has been the Vice President of Global Public Policy & Government Affairs, Social Impact & Sustainability, and Risk & Compliance of Dropbox, Inc. (“Dropbox”) since May 2022. She joined Dropbox in July 2015 and served as the Head of Global Public Policy and Government Affairs until she also assumed responsibility for Social Impact work in June 2016, was promoted to Vice President in August 2016 and assumed responsibility for Risk and Compliance in May 2022. Ms. Cottle oversees Dropbox’s Global Public Policy and Government Affairs teams, serving as lead strategist for all of Dropbox’s public policy and government affairs issues globally including privacy. She also oversees Dropbox’s Social Impact team, which is responsible for all of Dropbox’s philanthropic endeavors as well as Dropbox’s sustainability-related work. In addition, Ms. Cottle also oversees Dropbox’s Risk and Compliance team, which is responsible for all of Dropbox’s risk governance, compliance, business continuity and business incident response programs.

Prior to joining Dropbox, Ms. Cottle served as Vice President of Government Affairs and Public Policy for the Americas of Apple Inc. from 2014 to 2015. She has over 25 years of government affairs experience, including for the U.S. Senate Finance Committee, where she served as the chief strategist for all policy areas under its jurisdiction, and the Office of the U.S. Trade Representative (“USTR”), where she served as the chief negotiator of the investment provisions of multiple U.S. free trade agreements and bilateral investment treaties. Prior to her work at the USTR, Ms. Cottle worked in the International Group of the law firm Wilmer, Cutler & Pickering (now WilmerHale) and clerked on the U.S. Court of Appeals for the Fourth Circuit. Ms. Cottle has a B.A. degree from Saint Louis University and a J.D. degree from the University of Chicago Law School.

Ms. Cottle brings to our Board expertise in governmental and regulatory affairs, strategic planning, sustainability, enterprise risk management, and human capital management.

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BOARD OF DIRECTORS

GARY L. CRITTENDEN

	Board Committees: Audit (Chair) Compensation Executive	Public Directorships Extra Space Storage Inc. Zions Bancorporation Former Public Directorships: Pluralsight, Inc. Staples Inc. Ryerson Inc. TJX Companies
Private Investor Age: 70 Director Since July 2013 Independent	Top Relevant Competencies: - Strategic Planning - Regulated Industry - Human Capital Management - Enterprise Risk Management

Mr. Crittenden has been a private investor and has served as a non-employee Executive Director of HGGC, LLC (“HGGC”), a California-based middle-market private equity firm, since January 2017. He previously served as a Managing Partner of HGGC from July 2009 to January 2017, Chairman of HGGC from August 2013 to January 2017 and Chief Executive Officer of HGGC from April 2012 to August 2013. From March 2009 to July 2009, Mr. Crittenden was Chairman of Citi Holdings, an operating segment of Citigroup that comprised financial services company Citi Brokerage and Asset Management, Global Consumer Finance and Special Assets Portfolios, and from March 2007 to March 2009 he served as Chief Financial Officer of Citigroup. He served as the Chief Financial Officer of the American Express Company from 2000 to 2007. Prior to American Express, he was the Chief Financial Officer of Monsanto, Sears Roebuck and Company, Melville Corporation and Filene’s Basement. On three separate occasions, the readers of Institutional Investor Magazine named Mr. Crittenden one of the “Best CFOs in America.” Mr. Crittenden spent the first twelve years of his career at Bain & Company, an international management consulting firm, where he became a partner. Mr. Crittenden also serves on the boards of directors of Extra Space Storage Inc. and Zions Bancorporation. He served on the board of directors of Pluralsight, Inc. from June 2016 to April 2021; Staples Inc. from March 2004 to September 2007; TJX Companies from June 2000 to January 2007; and Ryerson Inc. from February 1999 to March 2004. He received a B.S. degree from Brigham Young University and an M.B.A. from Harvard Business School.

Mr. Crittenden brings to our Board expertise in general management, strategic planning, enterprise risk management, human capital management, as well as experience serving as chief financial officer of several large public companies and serving on the boards of directors of several large public companies.

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BOARD OF DIRECTORS

CYNTHIA N. DAY

	Board Committees: Audit Corporate Governance (Chair) Top Relevant Competencies: - Regulated Industry - Strategic Planning - Human Capital Management - Enterprise Risk Management	Public Directorships: PROG Holdings, Inc. Former Public Directorships: Aaron’s Holdings, Inc.
President and Chief Executive Officer of Citizens Bancshares Corporation and Citizens Trust Bank Age: 58 Director Since January 2014 Independent

Ms. Day has been the President and Chief Executive Officer of Citizens Bancshares Corporation and Citizens Trust Bank since February 2012. Citizens Bancshares Corporation was a publicly held corporation until it completed a going private transaction in January 2017. Prior to becoming Chief Executive Officer, she served as Chief Operating Officer and Senior Executive Vice President of Citizens Trust Bank from February 2003 to January 2012 and served as its acting President and Chief Executive Officer from January 2012 to February 2012. Prior to her banking career, she served as an audit manager for KPMG until joining Citizens Trust Bank in 1993. Ms. Day also serves on the board of directors of PROG Holdings, Inc., the National Banker’s Association, the Atlanta Metro Chamber of Commerce, and the Federal Reserve Bank of Atlanta. She served on the board of directors of Aaron’s Holdings, Inc. from October 2011 until December 2020. She is a member of the American Institute of Certified Public Accountants, the Georgia Society of CPAs and the Rotary Club of Atlanta. Ms. Day received a B.S. degree from the University of Alabama.

Ms. Day brings to our Board experience as the chief executive officer, including the chief executive officer of a formerly publicly held company, as well as expertise in general management, finance and accounting, strategic planning, human capital management and enterprise risk management. She also has experience serving on the boards of directors of several public companies. In addition, the customer base served by Citizens Bancshares Corporation is very similar to that served by the Company, giving her a great understanding of their buying habits, the products they purchase and effective marketing and communication methods.

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BOARD OF DIRECTORS

SANJEEV DHEER

	Board Committees: Audit Compensation Top Relevant Competencies: - Sales and Marketing - Strategic Planning - Technology	Public Directorships: None Former Public Directorships: None
Founder and Chief Executive Officer of CENTRL, Inc. Age: 64 Director Since October 2019 Independent

Mr. Dheer has been the Founder and Chief Executive Officer of CENTRL, Inc., a privacy management and risk platform for enterprises, since September 2015. He previously served as a consultant to Apple Inc. in the payments area from July 2014 to August 2015. In November 1999, Mr. Dheer founded CashEdge, a pioneer in developing innovative payments products for banks, which was acquired by Fiserv, a global leader in fintech and payments, in 2011. He led the CashEdge business division at Fiserv from September 2011 to June 2013. In addition, Mr. Dheer served as a Principal at McKinsey & Co., where he worked from September 1992 to October 1999. Mr. Dheer received an M.B.A. from the Stanford Graduate School of Business where he was an Arjay Miller Scholar, an M.A. in Computer Science from Queens College, City University of New York, an M.A. in Economics from Washington State University, and a B.A. degree and M.A. degree in History from Delhi University. He has authored over 14 patents.

Mr. Dheer brings to our Board experience as the chief executive officer of a start-up technology company, as well as expertise in consumer-facing digital technology, sales and marketing and strategic planning.

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BOARD OF DIRECTORS

BEATRIZ R. PEREZ

	Board Committees: Corporate Governance Top Relevant Competencies: - Regulated Industry - Sales and Marketing - Strategic Planning - Sustainability - Human Capital Management	Public Directorships: W.W. Grainger, Inc. Former Public Directorships: HSBC Finance Corporation
EVP and Chief Communications, Sustainability and Strategic Partnerships Officer for The Coca-Cola Company Age: 54 Director Since May 2014 Independent

Beatriz “Bea” Perez has been the EVP and Chief Communications, Sustainability and Strategic Partnerships Officer for The Coca-Cola Company since January 2024. She was SVP and Chief Communications, Sustainability and Strategic Partnerships Officer for The Coca-Cola Company from May 2017 to January 2024. She leads an integrated team across public affairs and communications, sustainability and strategic partnerships to support The Coca-Cola Company’s new growth model and path to become a total beverage company. She also oversees The Coca-Cola Company’s strategic partnerships and operational efforts for The Coca-Cola Company’s Retail, Licensing and Attractions portfolio of assets. Ms. Perez has served as The Coca-Cola Company’s first Chief Sustainability Officer since 2011, where she developed and led progress against comprehensive global sustainability commitments with a focus on water stewardship and women’s economic empowerment. She previously served as Chief Marketing Officer for Coca-Cola North America. Ms. Perez began her career at The Coca-Cola Company in 1996 and held various roles in brand management and field operations before becoming Chief Marketing Officer. Ms. Perez also serves on the board of directors of W.W. Grainger, Inc. and served on the board of directors of HSBC Finance Corporation from May 2008 to April 2014. She received a B.S. degree from the University of Maryland.

Among Ms. Perez’ recognitions are membership in the American Advertising Hall of Achievement and the Sports Business Journal’s Hall of Fame. The Association of Latino Professionals for America named Ms. Perez to its 2017 “50 Most Powerful Latinas” ranking. She has been recognized as a “Conservation Trailblazer” by The Trust for the Public Land. She was on Hispanic Executive magazine’s list of “Top 10 Leaders”, and she was featured as one of the “25 Most Powerful Latinas” on CNN and in People en Español. In 2020, Ms. Perez was named to Latino Leaders Magazine’s 2020 list of “Latinos on Boards” and named to the magazine’s 2020 “Top 100 Most Influential Latinas” across all industries.

Ms. Perez brings to our Board expertise in sales and marketing, human capital management, strategic planning, and sustainability. In particular, our Board considered her significant current and past experience serving in several senior management positions at The Coca-Cola Company and her continued commitment to the Hispanic community and firsthand knowledge of trends affecting this important demographic for the Company.

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BOARD OF DIRECTORS

D. RICHARD WILLIAMS

	Board Committees: Executive (Chair) Top Relevant Competencies: - Regulated Industry - Sales and Marketing - Strategic Planning - Enterprise Risk Management	Public Directorships: Crawford & Company Former Public Directorships: Usana Health Services, Inc.
Chairman of the Board Age: 67 Director Since October 2009 Not Independent

Mr. Williams has served as non-executive Chairman of the Board of Primerica since April 2015 and as Chairman from October 2009 through March 2015. He served as our Co-Chief Executive Officer from 1999 through March 2015 and has served the Company since 1989 in various capacities, including as the Chief Financial Officer and Chief Operating Officer of the Primerica operating unit of Citigroup. Mr. Williams also serves on the board of directors of Crawford & Company. He served on the board of directors of Usana Health Sciences, Inc. from March 2016 to May 2018. Mr. Williams received both his B.S. degree and his M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Williams led the Company as Co-Chief Executive Officer for 15 years and brings to our Board more than 30 years of knowledge of the Company’s business, finances and operations along with expertise in senior management, finance, strategic planning, and enterprise risk management.

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BOARD OF DIRECTORS

GLENN J. WILLIAMS

	Board Committees: Executive Top Relevant Competencies: - Regulated Industry - Sales and Marketing - Strategic Planning - Human Capital Management	Public Directorships: None Former Public Directorships: None
Chief Executive Officer Age: 64 Director Since April 2015 Not Independent

Mr. Williams has served as our Chief Executive Officer since April 2015. He served as the Company’s President from 2005 through March 2015. Previously, he served as Executive Vice President of Field and Product Marketing for our international operations from 2000 to 2005, as President and Chief Executive Officer of Primerica Canada from 1996 to 2000, and in roles of increasing responsibility as part of Primerica’s international expansion team in Canada from 1985 to 2000. He began his career with Primerica in 1981 as a member of the Company’s independent sales force and joined the home office team in 1983. Mr. Williams received his B.S. degree in Education from Baptist University of America.

Mr. Williams brings to our Board more than 40 years of experience with the Company, including time in the field as a sales representative, as well as expertise in general management, sales and marketing, strategic planning and human capital management.

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BOARD OF DIRECTORS

DARRYL L. WILSON

Founder, Chairman and President The Wilson Collective Age: 60 Director Since February 2024 Independent

Board Committees:

Corporate Governance Committee

Top Relevant Competencies:

- Sales and Marketing

- Strategic Planning

- Sustainability

- Human Capital Management

- Enterprise Risk Management

- Technology

Public Directorships: Eaton Corporation plc NextEra Energy, Inc. Former Public Directorships: None

Mr. Wilson has been the Founder, Chairman and President of The Wilson Collective, a business advisory and investment firm that invests in startup companies and provides resources and advisory services to a broad base of global clients, since founding the organization in 2018. Prior thereto, Mr. Wilson spent more than 30 years in global leadership roles, with 25 years at General Electric Company (“GE”) and five years with British Petroleum North America. At GE, he held a number of leadership positions of increasing responsibility including Vice President, Commercial of GE Power, a business of GE, from June 2017 until his retirement in December 2017, Vice President and Chief Commercial Officer of GE Energy Connections from January 2016 to June 2017, Vice President and Chief Commercial Officer of GE Distributed Power from January 2013 to January 2016 and President and Chief Executive Officer of GE Aeroderivative Products from July 2008 to January 2013. Other prior responsibilities include serving as the President and Chief Executive Officer of GE Consumer and Industrial, Asia-Pacific and India based in Shanghai, China. Mr. Wilson also serves on the boards of directors of NextEra Energy, Inc. and Eaton Corporation. Mr. Wilson has a B.A. degree in Business Administration from Baldwin Wallace College and an M.B.A. from Indiana University.

Mr. Wilson brings to our Board expertise in sales and marketing, strategic planning, sustainability, human capital management, enterprise risk management and technology.

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BOARD OF DIRECTORS

BARBARA A. YASTINE

	Board Committees: Compensation (Chair) Audit Executive	Public Directorships: AXIS Capital Holdings Limited Zions Bancorporation Alkami Technology, Inc. Former Public Directorships: First Data Corporation
Former Chairman, President and CEO, Ally Bank Age: 64 Director Since December 2010 Independent	Top Relevant Competencies: - Regulated Industry - Strategic Planning - Human Capital Management - Enterprise Risk Management

Ms. Yastine served as Co-Chief Executive Officer of Lebenthal Holdings LLC, a private asset management firm, from September 2015 to June 2016. She previously served as Chair, President and Chief Executive Officer of Ally Bank from March 2012 to September 2015 and as Chair of Ally Bank and Chief Administrative Officer of Ally Financial Inc. (“Ally Financial”) from May 2010 to March 2012. Prior to joining Ally Financial, she served as a Principal of Southgate Alternative Investments beginning in June 2007. She served as Chief Financial Officer for investment bank Credit Suisse First Boston from October 2002 to August 2004. From 1987 through 2002, Ms. Yastine worked at Citigroup and its predecessor companies in various roles including Chief Auditor and Chief Financial Officer of its Consumer Finance and Corporate and Investment Bank businesses. Ms. Yastine also serves on the board of directors of AXIS Capital Holdings Limited, Zions Bancorporation, and Alkami Technology, Inc. She served on the board of directors of First Data Corporation from September 2016 to July 2019. She received a B.A. degree in Journalism and an M.B.A. from New York University.

Ms. Yastine brings to our Board expertise in general management, enterprise risk management, finance, human capital management, and strategic planning. In particular, our Board considered her significant experience in a broad range of consumer financial services companies and her consumer-facing digital experience.

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BOARD OF DIRECTORS

Director Qualifications

Set forth below is a chart that highlights certain skills and experiences of the director nominees, along with the reasons such expertise is desired for our Board.

Area of Expertise	Business Rationale for Expertise	Addison	Babbit	Cottle	Crittenden	Day	Dheer	Perez	G. Williams	D. Williams	Wilson	Yastine
C-Suite Leadership	Ensures that directors have experience executing strategy while understanding the multitude of competing priorities.	•	•		•	•	•	•	•	•	•	•
Regulated Industry	Integral to understanding the special issues facing companies in highly regulated industries.	•			•	•		•	•	•	•	•
Financial Literacy	Provides strong oversight of the Company’s financial performance and reporting and related internal controls.	•	•	•	•	•	•	•	•	•	•	•
Sales and Marketing	Key component of the Company’s business model and integral to the execution of its mission.	•	•				•	•	•	•	•
Strategic Planning	Critical to drive the strategic direction and growth of the Company.	•	•	•	•	•	•	•	•	•	•	•
Technology	Integral to the execution of the Company’s mission and a key strategic enabler.						•				•
Sustainability	Expertise in identifying, implementing, and/or managing sustainability initiatives is integral to the long-term execution of the Company’s business.		•	•				•			•
Human Capital Management	Expertise in compensating, attracting and retaining top talent, creating talent development programs and succession planning is integral to the Company’s long-term success. This skill also ensures compensation and benefits discourage imprudent risk taking and are aligned with stockholder interests.		•	•	•	•		•	•		•	•
Public Company Board (other than Primerica)	Provides an understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability and protecting stockholder interests.	•	•		•	•		•		•	•	•
Enterprise Risk Management	Integral to overseeing the Company’s ERM framework and understanding the risks facing the Company.			•	•	•				•	•	•
Government/Regulatory Affairs	Integral to the Company’s ability to navigate and influence pending regulation.			•

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BOARD OF DIRECTORS

Tenure/Age/Gender	Addison	Babbit	Cottle	Crittenden	Day	Dheer	Perez	G. Williams	D. Williams	D. Wilson	Yastine
Years on the Board	14	12	2	10	10	4	10	9	14	<1	13
Age	66	70	53	70	58	64	54	64	67	60	64
Gender	M	M	F	M	F	M	F	M	M	M	F
Race/Ethnicity
African American/Black					•					•
Hispanic, Latinx or Spanish Origin							•
White/Caucasian	•	•	•	•				•	•		•
Asian/South Asian						•
American Indian/Native American

*	Average tenure of director nominees does not include Darryl Wilson, who was elected to our Board effective February 17, 2024.

Board Meetings

During fiscal 2023, our Board held four meetings. Each director attended more than 95%, collectively, of the meetings of our Board and its committees on which he or she served during fiscal 2023. We expect our directors to attend each of the Company’s Annual Meeting of Stockholders absent extraordinary circumstances, and each director attended the 2023 Annual Meeting.

Board Committees

Our Board has four standing committees that assist it in carrying out its duties – the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. The charter of each committee is available in the Governance section of our investor relations website at https://investors.primerica.com and may be obtained, without charge, by contacting the Corporate Secretary, Primerica, Inc., One Primerica Parkway Duluth, Georgia 30099.

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BOARD OF DIRECTORS

The following chart shows the membership of each of our Board’s standing committees as of December 31, 2023:

Name	Audit	Compensation	Corporate Governance (1)	Executive

John A. Addison, Jr.

Joel M. Babbit (I)		•

Amber Cottle (I)			•

Gary L. Crittenden (LD) (I)	Chair (F)	•		•

Cynthia N. Day (I)	• (F)		Chair	•

Sanjeev Dheer (I)	•	•

Beatriz R. Perez (I)			•

D. Richard Williams (*)				Chair

Glenn J. Williams				•

Barbara A. Yastine (I)	• (F)	Chair		•

Number of meetings in fiscal 2023	8	6	9	0

(1)	Mr. Wilson became a member of the Corporate Governance Committee when he joined the Board on February 17, 2024.

* – Chairman of the Board

LD – Lead Director

I – Independent Director

F – Audit Committee Financial Expert

Director Service on Other Public Boards (Overboarding Policy)

Our Corporate Governance Guidelines state that directors shall limit other board memberships to a number which permits them, given their individual circumstances, to responsibly perform all of their director duties, with no director serving on the board of more than four publicly traded companies (inclusive of our Board). This is to ensure that our directors devote adequate time for preparation and attendance at Board and committee meetings, as well as the Company’s Annual Meeting of Stockholders. In addition, the Corporate Governance Guidelines prohibit members of the Audit Committee from serving on more than three public company audit committees, including the Audit Committee.

Our Corporate Governance Guidelines also state that if a director has a substantial change in professional responsibilities, occupation or business association, he or she should notify the Corporate Governance Committee and offer his or her resignation from the Board. The Corporate Governance Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request that the director continue to serve on the Board. If a director assumes a significant role in a not-for-profit entity, then he or she should notify the Corporate Governance Committee.

The Corporate Governance Committee annually reviews the public, private and/or not-for-profit board memberships of each Board member in connection with their respective nomination by the Board.

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BOARD OF DIRECTORS

The key responsibilities of each of the Board’s standing committees are described below:

Committee	Key Responsibilities

Audit Committee

• Retains and terminates the Company’s independent registered public accounting firm and approves its services and fees

• Assists our Board in fulfilling its responsibility to our stockholders relating to the financial reporting process and systems of internal control

• Determines whether the Company’s financial systems and reporting practices were established in accordance with applicable requirements

• Ensures management has established procedures relating to the handling of any complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters

• Oversees the Company’s internal audit, risk, and compliance functions

See “Audit Matters – Audit Committee Report.”

Compensation Committee

• Approves and oversees the administration of the Company’s material benefit plans, policies and programs, including all of the Company’s equity plans and employee incentive plans

• Reviews and approves principal elements of total compensation for certain of the Company’s executive officers and approves employment agreements, as applicable

• Reviews and recommends the compensation of non-employee directors to the full Board

• Discusses, evaluates and reviews the Company’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives

• Delegates to the Chief Executive Officer and President the authority to issue equity awards to the independent sales force and certain employees, subject to applicable limits

• Administers the Company’s Incentive Compensation Recovery Policy

See “Executive Compensation.”

Corporate Governance Committee

• Shapes corporate governance policies and practices, including recommending to our Board the Corporate Governance Guidelines applicable to the Company and monitoring the Company’s compliance with such policies, practices and guidelines

• Identifies individuals qualified to become Board members and recommends to our Board the director nominees to be considered for election at the next Annual Meeting of Stockholders

• Leads our Board and all committees in the annual self-assessments of their performance

• Oversees executive succession planning and talent development, our political action committee, and our government relations strategy

• Oversees the Company’s social, environmental and sustainability initiatives, including our DEIB programs

See “Governance.”

Executive Committee

• Exercises all powers and authority of the Board during the intervals between regularly scheduled Board meetings on time-sensitive matters or matters that do not merit the calling of a special meeting of the Board

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BOARD OF DIRECTORS

Director Compensation

The Compensation Committee is responsible for reviewing and considering any revisions to director compensation. The Compensation Committee typically reviews a competitive market analysis of director compensation prepared by its independent compensation consultant at least bi-annually as part of its process of evaluating and setting compensation for non-employee directors. In December 2022, the Compensation Committee elected to recommend certain changes to director compensation as described below. These changes were approved by the Board in February 2023. In late 2023, the Board approved additional changes to director compensation effective in 2024. See “Executive Compensation – Compensation Discussion and Analysis (CD&A) – the Compensation Setting Process – Compensation Consultant” for a discussion of the role of the Compensation Committee’s compensation consultant and its evaluation of potential conflicts of interest.

The Compensation Committee does not seek to benchmark or set compensation at any specific level relative to the peer data. Instead, the Compensation Committee uses this information primarily as background with respect to compensation plan design decisions and as a general reference point for pay levels. For a list of the peer companies and a description of how they were selected, see “Executive Compensation – Compensation Discussion and Analysis (CD&A) – Fiscal 2023 Executive Compensation – The Compensation Setting Process – Use of a Peer Group.”

Our Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation annually. Executive officers have no role in determining or recommending director compensation. Our Board has determined that compensation for non-employee directors should be a mix of cash and equity-based compensation, with a higher portion of compensation in the form of equity. This ensures that the interests of our non-employee directors are aligned with the interests of our stockholders. In addition, non-employee directors are subject to stock ownership guidelines. See “– Director Stock Ownership Guidelines.”

Directors who are employees of Primerica do not receive any fees or additional compensation for their service on our Board.

The Board approved the following compensation program for non-employee directors for fiscal 2023:

Board/Committee	2023 Non-Employee Director Compensation (1)
Board	Annual Cash Retainer	$90,000	(2)	Annual RSU Award (3)	$130,000	(4)
Audit	Annual Chair Cash Fee	$30,000		Annual Member Cash Fee	$15,000
Compensation	Annual Chair Cash Fee	$20,000		Annual Member Cash Fee	$10,000
Corporate Governance	Annual Chair Cash Fee	$20,000		Annual Member Cash Fee	$10,000

(1)	All cash retainers and cash fees are paid in quarterly installments.
(2)	In November 2023, the Board of Directors increased the annual cash retainer to $100,000 effective in 2024.
(3)	Unless otherwise specified, the RSUs vest in four quarterly installments and delivery of the shares underlying the RSUs is made on the applicable vesting date.
(4)	In November 2023, the Board of Directors increased the annual RSU award to $150,000 effective in 2024.

In addition, the Lead Director receives an annual cash fee of $25,000 and the Chairman of the Board receives an annual cash fee of $100,000.

The Company reimburses all directors for travel and other related expenses in connection with attending Board and committee meetings and Board-related activities.

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BOARD OF DIRECTORS

Director Compensation Table

The following table shows fiscal 2023 compensation for our non-employee directors:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)		All Other Compensation (3)	Total

John A. Addison, Jr.	$90,000	$129,931		$101,230	$321,162

Joel M. Babbit	$100,000	$129,931	(5)	$1,230	$231,162

P. George Benson(4)	$52,693	$—		$177	$52,870

Amber L. Cottle	$100,000	$129,931	(5)	$1,230	$231,162

Gary L. Crittenden	$145,522	$129,931	(5)	$1,230	$276,684

Cynthia N. Day	$125,000	$129,931	(5)	$1,230	$256,162

Sanjeev Dheer	$111,209	$129,931		$1,230	$242,371

Beatriz R. Perez	$100,000	$129,931	(5)	$1,230	$231,162

D. Rick Williams	$190,000	$129,931	(5)	$1,230	$321,162

Barbara A. Yastine	$125,000	$129,931		$1,230	$256,162

(1)	Includes the cash portion of the annual retainer as well as fees for Lead Director, Chairman and Chair roles and committee service.
(2)

Each non-employee director was granted 720 RSUs, representing the number of whole shares of our common stock (or, at the director’s election, deferred stock units) equal to $130,000 divided by $180.46 (the closing price per share of our common stock on the NYSE on the trading day immediately preceding the grant date of May 17, 2023). At December 31, 2023, each such non-employee director had 360 unvested RSUs (or, if he or she so elected, deferred stock units). For the valuation assumptions underlying the awards, see Note 1 to the Company’s audited financial statements for fiscal 2023 included in the 2023 Annual Report.

(3)	Represents dividends paid on unvested equity awards and, for Mr. Addison, consulting fees. Omits perquisites and other personal benefits as these amounts did not exceed $10,000 for any director.
(4)	Mr. Benson did not stand for re-election in May 2023.
(5)	Elected to receive equity compensation in the form of deferred stock units under the Nonemployee Directors’ Deferred Compensation Plan. See “— Deferred Compensation.”

At December 31, 2023, our non-employee directors each held 360 unvested equity awards that had been granted on May 17, 2023. As of December 31, 2023, these awards had a market value of $74,074 based on the closing price per share of our common stock on the NYSE on that date of $205.76. All RSUs and deferred stock units granted in fiscal 2023 vest in equal installments on the three-month, six-month, nine-month and twelve-month anniversary of the grant date (or, if earlier, the final tranche vests on the date of the Company’s Annual Meeting of Stockholders in the year following the year of grant).

Deferred Compensation

Our Board adopted the Nonemployee Directors’ Deferred Compensation Plan in November 2010, under which non-employee directors may elect to defer all or a portion of their directors’ fees. At the director’s option, we convert all or a portion of his or her cash fees otherwise payable during a calendar quarter to deferred stock units equal in number to the maximum number of shares of our common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing price per share of our common stock on the last trading

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day of the calendar quarter. These deferred stock units will be fully vested on such date.

At the director’s option, we credit his or her deferral account with deferred stock units equal in number to the number of equity awards to which the director was otherwise entitled. Any deferred stock units that are issued upon deferral of equity awards are subject to the same vesting provisions as the equity awards themselves. We also credit the deferral account with deferred stock units equal in number to the maximum number of shares of our common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant received restricted stock awards to which he or she was otherwise entitled. The deferred stock units credited in lieu of the payment of dividends on equity awards are fully vested on the dividend payment date.

We pay all deferred compensation in the form of our common stock, at the director’s election, within 60 days of termination of Board service or, in the case of an installment election, within

60 days of termination of Board service and up to five anniversaries of such date.

During fiscal 2023, Messrs. Babbit, Crittenden, and R. Williams, and Ms. Cottle, Ms. Day and Ms. Perez, deferred director compensation into the Nonemployee Directors’ Deferred Compensation Plan.

Director Stock Ownership Guidelines

Our non-employee directors are required to own shares with a value at least equal to five times their annual cash retainer. In determining compliance with these guidelines, stock ownership includes shares beneficially owned by the director (or by immediate family members) and unvested RSUs and deferred stock units. The participants have five years from the date of their initial election to our Board to achieve the targeted level of stock ownership. Except with respect to Ms. Cottle and Mr. Wilson, who joined our Board in May 2022 and February 2024, respectively, the stock ownership of each of our non-employee directors exceeds the required ownership guidelines.

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EXECUTIVE COMPENSATION

Compensation Committee Message

To Our Fellow Stockholders,

In 2023, the Company performed largely in line with expectations. Net operating income and ROAE both were above 2022 levels and consistent with our expectations for the year, while adjusted operating revenues were above those in 2022 but fell short of expectations. The number of life-licensed independent sales representatives at December 31, 2023 grew 4.7%, which well exceeded the number at the end of 2022 and was consistent with our growth expectations.

Primerica common stock performed extremely well in 2023 with TSR (which includes the payment and reinvestment of dividends) of 47.1% for the year. During 2023, the Company once again raised its common stock dividend and continued its share repurchases, which together returned over $468 million to our stockholders.

Our short-term incentive plan is based on the four measures referenced above and the expectations set for each measure at the beginning of the year. For 2023, the results earned our named executive officers a short-term incentive payout of 104.0% of target. (See below section on “Impact of Accounting Changes on Targets.”)

Your Board is pleased with the performance of our executive leadership team in 2023 and the progress made to position Primerica well for continued success.

Short-Term Incentives

Our short-term incentive plan uses solely corporate performance metrics for our named executive officers and a blend of the corporate performance metrics and individual performance for other officers1. Payouts rise or fall with the

Company’s financial and production results, as represented by the corporate performance metrics. While not completely correlated with stock price in the short run, we believe that economic value creation will drive stock performance over the long term.

We assess the metrics we use regularly and will continue to do so. For now, we believe we have chosen the metrics that best drive the health and valuation of our business.

Long-Term Incentives

Each of our named executive officers also receives long-term incentives in the form of annual equity awards of RSUs and PSUs, each constituting 50% of the total grant value. The RSUs are time-vested ratably over three years, while the PSUs have a three-year cliff vest tied to performance. There are two equally-weighted metrics used to measure performance for the PSUs: average ROAE and average annual EPS growth.

The performance period for the PSU awards granted to our named executive officers in February 2021 ended on December 31, 2023 and the awards were paid out in March 2024. The number of shares of our common stock ultimately delivered represented 70.5% of the number of originally granted PSUs. Average ROAE during the 2021-2023 performance period of 24.4% was slightly below the target of 24.9% and average annual EPS growth of 10.9% was well below the target of 15.4%.

The total economic payout of the 2021 PSUs benefited meaningfully from the increase in our stock price from $143.04 on February 23, 2021 (the trading day immediately preceding the grant date) to $205.76 on December 31, 2023. Giving effect to the performance result of 70.5% and the 43.8% increase in the market price of our common stock during the relevant

[1]	The short-term incentive plan for officers also includes assistant vice presidents.

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performance period, the total payout of the 2021 awards was 1.4% higher than the original grant value. This compares to a return of 60.3% realized by stockholders over the same period (including the payment and reinvestment of dividends). (See below section on “Impact of Accounting Change on Targets.”)

Impact of Accounting Change on Targets

As discussed in the 2023 Annual Report as filed with the Securities and Exchange Commission (the “SEC”), on January 1, 2023 the Company adopted the new U.S. accounting standard for long-duration contracts, which includes the term life insurance contracts written by Primerica. The preparation for the complex change was a multi-year effort, and we commend the hard work of the Company’s finance team. The new accounting for life insurance differs significantly from that of the past.

While the expected impact of this accounting change was reflected in the original 2023 short-term corporate performance target and PSU targets for 2023, 2024 and 2025, we modestly revised the performance targets of these awards in the middle of 2023 solely to reflect the actual impact of the change in accounting methodology. These modifications affected the 2023 short-term corporate performance target and the targets for PSU awards made in 2021, 2022 and 2023. We had discussed the likelihood of such adjustments in our Compensation Committee Message included in our proxy statement for the 2023 Annual Meeting due to the significant complexity of the accounting change.

CEO Compensation

As discussed last year, our Chief Executive Officer requested that his compensation be reduced by 20% from September 2022 through December 2023, citing the hardships being faced by many North American families as a result of elevated levels of inflation. We approved the 16-month reduction. For 2023, this reduced his salary by a total of $150,000, his short-term incentive target for the 2023 performance year by $300,000 and his long-term equity award by $550,000. For similar reasons, in November 2023 our Chief Executive Officer requested that his compensation continue to be reduced in 2024, and we granted that request. Therefore, his 2024 salary, his short-term incentive target for the 2024 performance year and his February 2024 long-term incentive award will each continue at the amounts established for 2023.

The Board of Directors regularly witnesses how our Chief Executive Officer puts the interests of others before his own, and we commend him for recognizing the economic plight of so many.

Other Considerations

Per the Compensation Committee Charter, in late 2022 the Compensation Committee met with the Corporate Governance Committee, which has primary oversight responsibility for sustainability matters (including environmental, social and governance), to discuss the Company’s progress in these areas. Both committees determined that they are satisfied with the Company’s focus and progress on sustainability matters, a view that is shared by the full Board. The committee had a similar conversation with the full Board related to strategic matters, with the same conclusion. As a result, the 2023 corporate performance metrics did not include any special sustainability factors or any new strategic or other non-financial metrics.

Named Executive Officers

In 2023, we welcomed Tracy Tan to our group of named executive officers. Tracy joined us as Executive Vice President, Finance in October 2023 and was promoted to Chief Financial Officer in December 2023. Alison Rand, who has served as our Chief Financial Officer since 2000, will retire on April 1, 2024 and will provide transition support and work on special executive projects until such date. As a result, the compensation tables included in this Proxy

46

EXECUTIVE COMPENSATION

Statement reflect five named executive officers (versus four named executive officers in the proxy statement for the 2023 Annual Meeting).

We hope our fellow stockholders share our appreciation for the leadership provided by our named executive officers in 2023. While we believe our executive compensation plans are producing the desired results, we always welcome input from our fellow stockholders.

COMPENSATION COMMITTEE:

The subsections within this Executive Compensation section are intended to be read together, and each section provides information not included in the others. For background information on the Compensation Committee and its responsibilities, see “Board of Directors — Board Committees — Compensation Committee.”

In this Executive Compensation section, the terms “we,” “our,” and “us” refer to management, the Company and, as applicable, the Compensation Committee.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Named Executive Officers

Our named executive officers during fiscal 2023 were:

Name	Title	Years in Current Role	Company Tenure
Glenn J. Williams	Chief Executive Officer	9 years	43 years
Peter W. Schneider	President	9 years	23 years
Tracy X. Tan	Executive Vice President and Chief Financial Officer (from December 20, 2023)	4 months	6 months
Alison S. Rand	Executive Vice President and Chief Financial Officer (until December 20, 2023)	24 years	28 years
Gregory C. Pitts	Executive Vice President and Chief Operating Officer	15 years	38 years

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EXECUTIVE COMPENSATION

Timeline of Executive Compensation Process

Our executive compensation process begins in the fall, with preparations for the next compensation season. Following the conclusion of our fiscal year at the end of December, the Compensation Committee reviews proposed payouts under previously established compensation programs in January and finalizes such payouts in February. Some of these compensation awards are based on results for the fiscal year just ended, some of them are tied to multi-year performance periods and some of them are fixed value awards. In February, the Compensation Committee also reviews and establishes compensation programs for the new fiscal year or for new multi-year performance periods.

Compensation Program Changes

In February 2022, the Compensation Committee increased the long-term incentive awards for our President by $250,000 and for our former Chief Financial Officer and Chief Operating Officer by $200,000 each. The Compensation Committee also proposed an increase in the long-term incentive award for our Chief Executive Officer, but he declined to accept the increase. After the 2022 values were set by the Compensation

Committee, Mr. G. Williams asked the Compensation Committee to reduce his base salary and short-term incentive bonus by 20% from September 1, 2022 through December 31, 2023 as well as his 2023 long-term equity award. These reductions were requested by Mr. G. Williams due, among other things, to the hardship that high inflation in the United States and Canada has inflicted on many families. The Compensation Committee agreed to such reductions and approved a lower base salary and short-term incentive target for 2022 and 2023 and a lower long-term incentive value for 2023. If not for the reduction, Mr. G. Williams’ 2022 and 2023 short-term corporate performance target would have been $1,500,000. In November 2023, Mr. G. Williams requested that his compensation again be reduced by 20% in 2024, and the Compensation Committee agreed to his request. Voluntary compensation reductions for Mr. G. Williams are not expected to continue after 2024.

In February 2023, the Compensation Committee revised the forms of RSU and PSU award agreements for the named executive officers to add a minimum notice period and a cooperation requirement to the definition of retirement. The following table sets forth the short-term and long-term incentive award targets or fixed award values for fiscal 2023 and fiscal 2022:

Name	2023 Short- Term Target		2022 Short- Term Target	2023 Long-Term Fixed Incentive Compensation Award Value (1)	2022 Long-Term Fixed Incentive Compensation Award Value (2)

Glenn J. Williams	$1,200,000		$1,400,000	$2,200,000	$2,750,000

Peter W. Schneider	$1,000,000		$1,000,000	$1,750,000	$1,750,000

Tracy X. Tan	$500,000	(3)	N/A	N/A	N/A

Alison S. Rand	$600,000		$600,000	$1,200,000	$1,200,000

Gregory C. Pitts	$600,000		$600,000	$1,200,000	$1,200,000

(1)	Fixed award value set and awarded in February 2023.
(2)	Fixed award value set and awarded in February 2022.
(3)	Ms. Tan joined the Company in October 2023 and her employment agreement provides for a short-term bonus for 2023 equal to at least $500,000.

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EXECUTIVE COMPENSATION

Total Stockholder Return

As shown in the tables below, the Company has delivered positive return to stockholders over the long term and has consistently paid stockholder dividends and repurchased shares of our common stock. In fiscal 2023, over $468 million was returned in the form of dividends and share repurchases.

(1)	Share repurchases were reduced in fiscal 2021 in order to fund the acquisition of e-TeleQuote.

The following graph compares the performance of our common stock to the S&P MidCap 400 Index and the S&P 500 Insurance Index by assuming $100 was invested in each security as of December 31, 2018. The S&P MidCap 400 Index measures the performance of the United States middle-market capitalization equities sector. The S&P 500 Insurance Index is a capitalization-weighted index of domestic equities of insurance companies traded on the NYSE and NASDAQ. Our common stock is included in the S&P MidCap 400 Index.

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EXECUTIVE COMPENSATION

Fiscal 2023 Operating and Financial Results (1)

The following table illustrates the Company’s performance in fiscal 2023 relative to its performance in fiscal 2022.

	Fiscal 2023	Fiscal 2022 (1)	Change

Adjusted Operating Revenues (2)	$2,822.0	$2,725.0	3.6%

Adjusted Net Operating Income (2)	$581.4	$536.9	8.3%

Adjusted Net Operating Income Return on Adjusted Stockholders’ Equity (ROAE) (2)	26.5%	25.7%	*

Diluted Adjusted Operating Earnings Per Share (2)	$16.07	$14.03	14.5	%(3)

Size of Life-Licensed Sales Force at Fiscal Year End	141,572	135,208	4.7%

Market Price Per Share at Fiscal Year End	$205.76	$141.82	45.1%

Total Stockholder Return (4)	47.1%	(5.9)%

*	Not applicable
(1)	Fiscal 2022 values were updated to reflect the application of a new accounting standard relating to the accounting for long-duration contracts, referred to as LDTI.
(2)

Includes financial results that were not prepared in accordance with GAAP. See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Exhibit A to this Proxy Statement for a reconciliation to GAAP results.

(3)	Percentage change is calculated prior to rounding per share amounts.
(4)	Includes dividends of $2.60 per share in 2023 and $2.20 per share in 2022.

Fiscal 2023 Executive Compensation

The total compensation paid to our named executive officers for fiscal 2023, as set forth under “— Compensation Tables – Summary Compensation Table”, is shown below. The Compensation Committee believes that historical compensation trends demonstrate its focus on the alignment of pay and performance. The Chief Executive Officer’s fiscal 2023 total compensation was lower than his fiscal 2022 total compensation in part because, at his request, the Compensation Committee reduced his compensation by 20% from September 1, 2022 through December 31, 2024.

Name	Title	Total Fiscal 2023 Compensation

Glenn J. Williams	Chief Executive Officer	$4,179,560	(1)

Peter W. Schneider	President	$3,430,004

Tracy X. Tan	Executive Vice President and Chief Financial Officer (from December 20, 2023)	$883,700

Alison S. Rand	Executive Vice President and Chief Financial Officer (until December 20, 2023)	$2,383,712

Gregory C. Pitts	Executive Vice President and Chief Operating Officer	$2,393,458

(1)	Would have been $5,060,000 if not for the compensation reduction described above.

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EXECUTIVE COMPENSATION

Executive Compensation Practices

The chart below indicates certain highlights of our executive compensation program:

We Do	We Do Not

✓ Base a majority of total compensation on performance

✓ Set annual corporate performance targets based on objective performance measures

✓ Vest equity awards over time to promote retention

✓ Vest certain equity awards only upon the achievement of objective performance measures

✓ Require certain executives and non-employee directors to hold our common stock through published stock ownership guidelines

✓ Provide only double trigger change-of-control equity acceleration to executives who have change-of-control provisions

✓ Prohibit pledging of our common stock

✓ Make equity awards broadly throughout the organization, including on a performance basis to members of the independent sales force

✓ Mitigate potential dilutive effect of equity awards through a corporate share repurchase program

✓ Retain the right to adjust a portion of short-term incentive compensation to capture personal performance, including the impact of unanticipated events

✓ Require a minimum notice period and transition cooperation for outstanding equity awards issued to executive officers to vest upon retirement

Ò  Permit hedging transactions or short sales by employees, officers or directors

Ò  Provide significant perquisites

Ò  Provide tax gross-ups for perquisites

Ò  Offer a pension or supplemental executive retirement plan (SERP)

Ò  Provide single trigger payments upon change of control

Ò  Provide excise tax gross-ups upon change of control

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EXECUTIVE COMPENSATION

Pay-for-Performance

The Compensation Committee structured our 2023 executive compensation program so that a meaningful percentage of compensation is tied to the achievement of challenging levels of both short-term and long-term corporate performance as well as meeting strategic objectives. More than half of the compensation paid to our Chief Executive Officer is in the form of long-term incentive equity compensation.

The charts below reflect the mix of salary, target short-term bonus, RSUs and PSUs (based on the fixed award value) as a percentage of total compensation for fiscal 2023 for our Chief Executive Officer and the other named executive officers (based on their aggregate compensation). Because Ms. Tan joined the Company in October 2023 and received RSUs only, the percentages shown for RSUs and PSUs for “Other Named Executive Officers” are slightly different than shown in prior years.

Corporate Strategy

The Company is a leading provider of financial products to middle-income households in the United States and Canada with 141,572 licensed sales representatives as of December 31, 2023. These licensed independent sales representatives assist our clients in meeting their needs for term life insurance, which we underwrite, and mutual funds, annuities, managed investments and other financial products, which we distribute primarily on behalf of third parties. We insured approximately 5.7 million lives and had approximately 2.9 million client investment accounts at December 31, 2023. Our business model uniquely positions us to reach underserved middle-income consumers in a cost-effective manner and has proven itself in both favorable and challenging economic environments.

Our mission is to serve middle-income families by helping them make informed financial decisions and providing them with a strategy and tools to gain financial independence. We believe there is significant opportunity to expand our ability to serve our clients’ financial services needs. We intend to leverage the independent sales force to meet such client needs, which will drive long-term value for all of our stakeholders. Our strategy for 2023 was organized across four primary areas:

•	Maximizing sales force growth, leadership and productivity;

•	Broadening and strengthening our protection product portfolio;

•	Becoming the middle-income market’s provider of choice for retirement and investment products; and

•	Developing powerful digital capabilities that deepen our client relationships and extend our reach in the market.

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EXECUTIVE COMPENSATION

Short-Term Corporate Performance Objectives

For purposes of short-term incentive compensation, corporate performance for fiscal 2023 was measured based on four separate objectives, which were derived from the Company’s 2023 business plan and corporate strategy. The following table describes the performance metrics and links each metric to the relevant components of the Company’s strategy.

Strategic Objectives
Corporate Objective	Rationale	Maximize Sales Force Growth, Leadership and Productivity	Broaden and Strengthen our Protection Product Portfolio	Become the Middle-Income Market’s Provider of Choice for Retirement and Investment Products	Develop Powerful Digital Capabilities that Deepen our Client Relationships and Extend our Reach in the Market

Adjusted Operating Revenues	Reflects the sale and referrals of life, securities, senior health and other products as well as the performance of our insurance in force and assets under management	•	•	•	•

Adjusted Net Operating Income	Reflects the overall success of the Company and is not impacted by management decisions on share repurchases	•	•	•	•

Adjusted Net Operating Income Return on Adjusted Stockholders’ Equity (ROAE)	Reflects net operating income performance, as well as the effectiveness of capital management strategies	•	•	•	•

Size of Life-Licensed Sales Force at Fiscal Year End	Represents recruiting, licensing efficiency, turnover rates and long-term sustainability	•

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EXECUTIVE COMPENSATION

The Board of Directors approves an annual business plan with financial and operational targets. The Compensation Committee typically ties the annual corporate performance targets to the metrics contained in that business plan. The 2023 corporate performance targets were set at levels that were intended to be challenging but achievable.

The weighting of each objective was intended to emphasize areas on which the Compensation Committee expected the management team to focus its attention. Specifically, the size of the life-licensed sales force was given the highest weighting because the Board of Directors believes that this metric has historically driven the success of the business and the Compensation Committee sought to incentivize management to focus on initiatives to grow the independent sales force. The Compensation Committee believes that this metric, which is at the heart of the Company’s mission to help families become financially independent, reflects a “social” factor under the Company’s sustainability program.

For all corporate performance metrics, payout levels at various levels of performance are as follows:

	Threshold Performance (1)	Target Performance	Maximum Performance (2)
Payout Level	50% of Target	100%	200% of Target

(1)	Represents performance at 85% of target, or 90% for the size of the life-licensed sales force.
(2)	Represents performance at 115% of target, or 110% for the size of the life-licensed sales force.

The payout is zero for results below threshold performance and, for results between threshold and maximum performance levels, the actual payout factor is interpolated. The Compensation Committee intentionally narrowed the performance band for the size of the life-licensed sales force metric compared to the other metrics because it believes that performance in only the narrower band would justify an incentive payout.

The graph below shows the actual results for the fiscal 2023 corporate performance metric at 104.0% of target and shows the corporate performance and targeted goal for each metric for fiscal 2023.

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EXECUTIVE COMPENSATION

Targets for fiscal 2023 compared with adjusted fiscal 2022 targets and fiscal 2022 actual performance is shown below.

	2023 Target (dollars in millions)	2022 Target (dollars in millions)	% Change	2022 Actual (dollars in millions)		% Change

Adjusted Operating Revenues	$2,843.7	$2,973.7	-4.4%	$2,725.0		4.4%

Adjusted Net Operating Income	$581.6	$495.8	17.3%	$536.9	(1)	8.3%

Adjusted Net Operating Income Return on Adjusted Stockholders’ Equity (ROAE)	26.5%	24.0%	10.4%	25.7	%(1)	3.1%

Life-Licensed Sales Force	139,445	131,906	5.7%	135,208		7.7%

(1)

Reflects adjustments made to 2022 actual results for comparative purposes only as a result of the Company’s adoption of Accounting Standards Update No. 2018-12, Financial Services — Insurance (Topic 944) — Targeted Improvements to the Accounting for Long-Duration Contracts as further described below.

Adjustments to Compensation Targets

Financial measures for the short-term and long-term equity incentive programs are developed based on expectations about our planned activities and reasonable assumptions about the performance of our key business drivers for the applicable period. The Compensation Committee spends considerable time determining appropriate targets for these programs and, because both the Compensation Committee and the Board of Directors believe that management is tasked with reacting appropriately to external challenges, the Compensation Committee is reluctant to change the measures of success during a performance period. As a result, the Compensation Committee does not expect to modify corporate performance targets absent extraordinary circumstances.

From time to time, however, discrete items or events may arise that were not contemplated by these plans or assumptions and that would result in inappropriate executive compensation payouts if such items or events were not given special consideration. Such items or events could include items such as changes in GAAP or the tax code, restructuring and write-off charges, and the impact of significant unplanned acquisitions or dispositions.

Under the Compensation Committee’s adjustment guidelines, the Compensation Committee may adjust the calculation of financial results for incentive programs to eliminate the effect of the types of items or events described above. In making these adjustments, the Compensation Committee’s policy is to seek to neutralize the impact of the unexpected or unplanned items or events, whether positive or negative, in order to provide consistent and equitable incentive payments that the Compensation Committee believes are reflective of Company performance. In considering whether to make a particular adjustment under its guidelines, the Compensation Committee will review whether the item or event was one for which management was responsible and accountable, treatment of similar items in prior periods, the extent of the item’s or event’s impact on the financial measure, and the item’s or event’s characteristics relative to normal and customary business practices.

Adjustments to Short-Term Incentive Compensation

The Company adopted Accounting Standards Update No. 2018-12, Financial Services – Insurance (Topic 944) – Targets Improvements to the Accounting for Long-Duration Contracts (“LDTI”) beginning with the condensed consolidated financial statements included in its Form 10-Q for the quarter ended March 31, 2023. Due to the novelty of LDTI, the Compensation Committee adjusted the 2023 corporate performance metrics originally approved in February 2023 to reflect the actual

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impact of LDTI on the Company’s financial results compared to the 2023 corporate performance objectives, to the extent experience in 2023 showed that such impact had not been accurately represented in the Company’s 2023 business plan. Adjustments were modest.

Adjustments to PSUs

The Compensation Committee similarly adjusted targets for outstanding PSU awards issued in 2021, 2022 and 2023 to the extent they did not accurately reflect the impact of LDTI on the Company’s financial results for 2023 or the expected impact of LDTI on the Company’s financial results for 2024 or 2025. The impact of LDTI on the Company’s financial results was not available at the time these PSU awards were approved by the Compensation Committee and, as a result, the target metrics did not reflect current accounting requirements. Adjustments were modest.

Personal Performance Objectives

Each named executive officer other than Ms. Tan had personal performance objectives for fiscal 2023 that were approved by our Board of Directors. The goals support the Company’s strategic objectives and include matters such as leadership development, the introduction of new products and technology initiatives, strategic projects and human capital management, including the Company’s DEIB initiatives.

Payout of Performance Stock Units

Payouts for the 2021-2023 PSU cycle were based on actual average ROAE compared to targeted average ROAE as well as actual average annual EPS growth compared to revised targeted average annual EPS growth during that three-year period. The performance achieved against the threshold, target and maximum payouts for the 2021-2023 PSU cycle, and the resulting percentage earned by our named executive officers, are set forth below.

	Threshold	Target	Maximum	ACTUAL

Payout Factor	50%	100%	150%	70.5%

ROAE Performance Range:	90% of Target	100% of Target	110% of Target

Average Operating ROAE from 2021-2023	22.4%	24.9%	27.4%	24.4%

EPS Growth Performance Range:	70% of Target	100% of Target	130% of Target

Average Annual EPS Growth from 2021-2023	10.8%	15.4%	20.0%	10.9%

The value of the PSU payouts reflects two factors: (i) the number of PSUs earned, which is based on the Company’s performance compared to the target average ROAE and target average annual EPS growth; and (ii) the value of each PSU earned, which is based on the closing price per share of our common stock at the end of the performance period. In addition, dividends on the PSU awards accrue during the performance period and are paid in a lump sum following the vesting date. The table below shows the PSU awards granted in 2021 and associated payouts to each executive in terms of both number of units and value (including dividends).

		2021-2023 Units		2021-2023 Value
Name	Title	Original Award	Units Earned	Original Award	Final Payout (1)

Glenn J. Williams	Chief Executive Officer	9,612	6,776	$1,375,000	$1,394,230

Peter W. Schneider	President	5,243	3,696	$750,000	$760,489

Alison S. Rand	EVP and CFO (until December 20, 2023)	3,495	2,463	$500,000	$506,787

Gregory C. Pitts	EVP and COO	3,495	2,463	$500,000	$506,787

(1)

The closing price per share of our common stock on the date of the PSU award in 2021 was $143.04. On December 31, 2023, the end of the performance period, the closing price per share of our common stock was $205.76.

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The chart below shows our Chief Executive Officer’s 2021-2023 PSU award from the grant date value, as adjusted by the Company’s performance against the metric set by the Compensation Committee, to realized value, which reflects the increase in the closing price per share of our common stock during the performance period.

Say-on-Pay

In 2023, our stockholders approved an annual Say-on-Pay vote. The Company’s most recent advisory vote on executive compensation occurred at the 2023 Annual Meeting. Approximately 95.6% of votes cast approved our executive compensation program as described in our proxy statement for the 2023 Annual Meeting, and the Compensation Committee has not taken any action in response to that Say-on-Pay vote.

Tax Implications

The ultimate goal of the Compensation Committee is to provide compensation that is in the best interests of the Company. Therefore, to maintain flexibility to compensate our executives in a manner designed to promote long-term corporate goals and objectives, the Compensation Committee has not adopted a policy with respect to the deductibility of executive compensation or requiring that executive compensation have favorable accounting treatment to the Company.

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Compensation Program Objectives

Our executive compensation program was designed to achieve the following four primary objectives:

Compensation Program Objective	How Objective is Achieved
Motivate and reward executives when they deliver desired business results and stockholder value	Incentive compensation is tied directly to corporate performance and the achievement of strategic objectives.
Align executive and stockholder interests over the long term	Equity-based incentive awards are tied to performance and their value increases with stock price appreciation. All named executive officers receive 50% of the value of equity grants in the form of time-based RSUs. The remaining 50% of the value of equity grants to named executive officers is awarded in the form of PSUs, which are delivered following completion of the three-year performance period only upon achievement of one or more performance goals. All named executive officers are also subject to mandatory stock ownership guidelines. This further links executive performance with stockholder interests.
Avoid pay programs that may encourage excessive or unreasonable risk-taking, misalign the timing of rewards and performance, or otherwise fail to promote the creation of long-term stockholder value	The ranges of performance and payout levels are structured on a pro rata basis, rather than rewarding executives in lockstep fashion as performance increases, so that management is not encouraged to take excessive risk to reach the next level of incentive compensation. In addition, there is a cap for the maximum performance at each level.
Attract and retain the very best executive talent	Executive pay is designed to be competitive and performance-based. Executives are held accountable for results and rewarded above target levels when goals are exceeded. When goals are not met, incentive compensation awards are below target levels.

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Compensation Elements

The elements of the fiscal 2023 executive compensation program for our named executive officers are described below.

Pay Element	Base Salary	Bonus	RSUs	PSUs

Type of Performance	Short-term emphasis		Hybrid of short-term and long-term emphasis	Long-term emphasis

When Awarded	Reviewed annually	February 2024 for 2023 performance	February 2023 (or upon hiring)	February 2023

How Value is Determined	N/A	• Adjusted operating revenues • Adjusted net operating income • ROAE • Life sales force	Fixed award values were set on the grant date	Fixed award values were set on the grant date

Performance Period	Ongoing	One year	Vest over three years	2023-2025

How Payout Determined	Compensation Committee judgment (based on a bi-annual competitive market analysis)	Based on performance compared with corporate targets	N/A	• Average ROAE • Average annual EPS growth

When Delivered	Semi-monthly	March 2024	Annually on March 1	In March 2026 after completion of the three-year performance period

Form of Delivery	Cash		Equity	Equity

Compensation Elements: Base Salary

Base salary is a fixed amount based on an individual’s skills, responsibilities and experience. The Compensation Committee generally reviews these amounts in February of each year and intends for them to provide a competitive fixed rate of pay recognizing different levels of responsibility. Other than Ms. Tan, who joined the Company in October 2023, the annual salaries of our named executive officers have not increased since 2015. At the request of our Chief Executive Officer, the Compensation Committee reduced his base salary by 20% from September 1, 2022 through December 31, 2024. See “— Fiscal 2023 Executive Compensation.”

Compensation Elements: Performance-Based Awards

Incentive awards are granted to reward executives for achieving critical corporate and strategic goals. A portion of the incentive awards are equity-based to motivate executives to create long-term stockholder value. Together, cash and equity incentive awards represent the majority of the compensation paid to our named executive officers.

The executive compensation program is divided into a short-term cash incentive program and a long-term equity incentive program. Cash incentive targets for fiscal 2023 performance

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were set by the Compensation Committee in February 2023 (or upon hiring). In February 2024, the Compensation Committee determined the cash incentive award to each named executive officer based on the achievement of the Company’s previously established fiscal 2023 corporate performance objectives, with an adjustment of up to 20% (upward or downward) based on personal performance. For fiscal 2023, the Compensation Committee did not make any personal performance adjustments to the cash incentive award for any named executive officer.

The value of the long-term equity incentive award granted to each named executive officer in February 2023 or upon hiring was based on fixed award values that were set by the Compensation Committee on the grant date.

For all named executive officers other than Ms. Tan, the long-term equity incentive award was granted 50% in the form of RSUs and 50% in the form of PSUs. The value of the PSUs will only be recognized if the Company achieves specified levels of average ROAE and average annual EPS growth over the years 2023 through 2025, with 50% of the PSU payout tied to each metric. Upon payout of the PSUs, the participants also receive any dividends that would have been paid on the earned shares during the performance period if the shares had been outstanding. Because Ms. Tan joined the Company in October 2023, her long-term equity award consisted solely of RSUs.

The Compensation Committee selected two performance metrics for the PSUs that it believes are the strongest indicators of long-term performance: Average ROAE and average annual EPS growth. Average ROAE was selected because it incorporates both earnings performance and the effective use of capital, and management believes it is the single measure by which the Company is most assessed by major investors. The use of this metric allows our stockholders to evaluate our financial achievements relative to other organizations. We believe this metric has a significant influence on the value our stockholders place on the Company. Average annual EPS growth was selected because consistent earnings growth is a meaningful factor in how investors value the Company. The Compensation Committee intends to reevaluate the performance metrics used for PSUs every grant year.

A visual depiction of our incentive award formula is set forth below (with the Chief Executive Officer’s short-term award for fiscal 2023 performance and long-term award granted in February 2023 in italics as an example).

SHORT-TERM

Target Cash Award $1,200,000 (1)	x	% Achievement of Corporate Performance Objectives 104.0%	=	Preliminary Cash Payout $1,248,000 (1)	X	+/- 20% adjustment for personal performance 0%	=	Final Cash Payout $1,248,000 (1)

LONG-TERM

	x	50% of award value granted in the form of RSUs	/	Closing price on date of grant	=	# of RSUs Granted
		$1,100,000		$185.24		5,938

Fixed Equity Award	x	50% of award value granted in the form of PSUs	/	Closing price on date of grant	=	# of PSUs Granted
$2,200,000 (1)		$1,100,000		$185.24		5,938

(1)

As discussed under “— Fiscal 2023 Executive Compensation”, at the request of our Chief Executive Officer, the Compensation Committee reduced his short-term incentive target by 20% from September 1, 2022 through December 31, 2024. If not for this reduction, his target cash award would have been $1,500,000, his cash payout for fiscal 2023 would have been $1,560,000 and his fixed equity award would have been $2,750,000.

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The table below sets forth the value of the fiscal 2023 short-term target awards, the fiscal 2023 long-term equity awards, as well as each executive’s total target incentive award as a percentage of salary.

Name	Annual Salary		Fiscal 2023 Target Cash Award(1)		Fiscal 2023 Equity Award (2)		Total Target Incentive Award		Total Target Incentive Award as a Percentage of Salary
Glenn J. Williams	$600,000	(3)	$1,200,000	(3)	$2,200,000	(3)	$3,400,000	(3)	566.7%
Peter W. Schneider	$550,000		$1,000,000		$1,750,000		$2,750,000		500.0%
Tracy X. Tan	$500,000		$500,000		$250,000		$750,000		150.0%
Alison S. Rand	$500,000		$600,000		$1,200,000		$1,800,000		360.0%
Gregory C. Pitts	$500,000		$600,000		$1,200,000		$1,800,000		360.0%
(1)	Awards were paid in February 2024 based on corporate performance in fiscal 2023.
(2)

For all named executive officers other than Ms. Tan, fixed award values were set on the grant date in February 2023. The award value was granted 50% in PSUs, of which between 0% and 150% will be delivered to the named executive officer after the completion of the 2023-2025 performance period.

(3)

At Mr. Williams’ request, the Compensation Committee reduced his salary and target cash award by 20% from September 1, 2022 through December 31, 2024. If not for these reductions, his 2023 actual salary would have been $750,000, his fiscal 2023 target cash award would have been $1,500,000, his 2023 long-term equity award would have been $2,750,000 and his total target incentive award would have been $4,250,000.

The grant date of each stock award is the date the final award is approved by the Compensation Committee and the number of equity awards to be granted is determined. We do not coordinate equity grants with the release of material information. Further, we do not accelerate or delay equity grants in response to material information, nor does the Company delay the release of material information for any reason related to the grant of equity awards. All incentive compensation awards granted prior to April 1, 2020 were made under the Primerica, Inc. Second Amended and Restated 2010 Omnibus Incentive Plan or its predecessors (collectively, the “2010 Incentive Plan”), which was approved by our stockholders on May 17, 2017. The 2010 Incentive Plan expired on April 1, 2020 in accordance with its terms, and all subsequent grants have been made under the Primerica, Inc. 2020 Omnibus Incentive Plan (the “2020 Incentive Plan” and, together with the 2010 Incentive Plan, the “Incentive Plans”).

Compensation Elements: Benefits

As with other employees, our named executive officers are eligible to participate in our employee health benefit programs, including health and dental insurance plans and a life insurance program, on the same terms as other regular employees. In addition, all regular employees, including our named executive officers, receive dividends on unvested RSUs and are entitled to a Company match of employee contributions to our 401(k) plan.

Compensation Elements: Perquisites

The Company provides only limited perquisites to our executive officers. The Compensation Committee has adopted a Director and Executive Perquisites Policy. This policy outlines the items that the Company is required to disclose as perquisites in its proxy statement, requires Compensation Committee approval of all perquisites paid to directors and named executive officers and provides for pre-approval of certain categories of perquisites, including spousal travel to company events, executive physicals for named executive officers, and entertainment and gifts provided during Company-sponsored events. During fiscal 2023, perquisites included only items that had been pre-approved by the Compensation Committee.

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The Compensation Setting Process

Historical Compensation

The Compensation Committee reviews historical compensation for the named executive officers at least annually. The Compensation Committee uses this information, which sets forth the components of executive compensation over time, as a basis for understanding the history of our executive compensation and the potential impact of recommended changes to the elements of our executive compensation program.

Use of a Peer Group

The Compensation Committee generally reviews executive compensation at peer companies as well as a broader index of life insurance companies at least bi-annually as part of its process of evaluating and setting compensation for our named executive officers. The Compensation Committee does not seek to benchmark or set compensation at any specific level relative to the peer data. Instead, the Compensation Committee uses this information primarily as background with respect to compensation plan design decisions and as a general reference point for pay levels.

In selecting peer companies, the Compensation Committee seeks companies operating in similar industries (life insurers, insurance brokers, and wealth advisors), with a similar business model (target customer, independent sales force and profitability) and similar size (revenue and market capitalization) as well as the marketplace for certain skills needed by our executives (direct marketing). This approach reflects the uniqueness and complexity of Primerica’s product and service mix, as opposed to focusing on a more narrow view of Primerica as a traditional life insurance company, and it enables the Compensation Committee to make judgments based on the type of business in which the Company is engaged. Because of the unique nature of our business model, not all selected peer companies fit all identified criteria. The peer group for fiscal 2023 executive compensation is unchanged from that used during the previous three years.

Although used as a primary basis for developing a peer group by certain proxy advisory firms, the Compensation Committee did not consider the Global Industry Classification Standard (“GICS”) code of potential peer companies. Although the Company’s GICS code characterizes it as a life or health insurance company, the GICS code of many of the peers classifies them as diversified financial services companies. As a result, the peer group considered by the Compensation Committee may differ from the peer group considered by certain proxy advisory firms.

In fiscal 2022, the Compensation Committee completed a review of peer group compensation by comparing individual executive compensation for comparable positions. The Compensation Committee considered these analyses and findings as part of its overall decision-making process regarding fiscal 2023 executive compensation.

The compensation peer group for fiscal 2023 is set forth below:

Life and Health Insurers	Insurance Brokers	Wealth Advisors	Direct Marketing
American Equity Investment Life Holding Co.	Arthur J. Gallagher & Co.	Ameriprise Financial, Inc.	Nu Skin Enterprises Inc.
CNO Financial Group, Inc.	Brown & Brown	LPL Financial Holdings Inc.	Tupperware Brands Corporation
FBL Financial Group Inc.		Raymond James Financial, Inc.
Global Life Inc.
Horace Mann Educators Corporation

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Insurance Survey

The Compensation Committee annually reviews an aggregated insurance industry compensation survey that shows compensation levels for insurance companies of various sizes. The Compensation Committee uses this information as additional background data and as a general reference point for pay levels.

Compensation Consultant

The Compensation Committee’s Charter authorizes it to retain advisors, including compensation consultants, to assist it in its work. The Compensation Committee believes that compensation consultants can provide important market information and perspectives that can help it establish executive and director compensation programs that best meet the objectives of our compensation policies.

The Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant for fiscal 2023. Pearl Meyer’s responsibilities included:

•	Reviewing drafts of Compensation Committee meeting agendas, materials and minutes, as requested;

•	Reviewing major management proposals;

•	Bringing any concerns or issues to the attention of the Compensation Committee Chair;

•	Evaluating the competitiveness of executive and director pay;

•	Preparing materials for the Compensation Committee in advance of meetings;

•	Attending Compensation Committee meetings;

•	Reviewing and commenting on compensation-related proxy disclosures;

•	Reviewing the Compensation Committee’s Charter;

•	Conducting an independent review of the Company’s compensation programs;
•	Being available to the Compensation Committee Chair for additional consultation; and

•	Undertaking special projects at the request of the Compensation Committee Chair.

Pearl Meyer does not provide services to management or the Company, but management works closely with Pearl Meyer as requested by, and on behalf of, the Compensation Committee. Further, the Compensation Committee has determined that management may not retain Pearl Meyer for any projects without the prior consideration and consent of the Compensation Committee.

In accordance with requirements of the SEC, the Compensation Committee has affirmatively determined that no conflicts of interest exist between the Company and Pearl Meyer (or any individuals working on the Company’s account on Pearl Meyer’s behalf). In reaching such determination, the Company considered the following enumerated factors, all of which were attested to or affirmed by Pearl Meyer:

•	During fiscal 2023, Pearl Meyer provided no services to, and received no fees from, the Company other than in connection with the engagement;

•	The amount of fees paid or payable by the Company to Pearl Meyer in respect of the engagement represented (or are reasonably certain to represent) less than 0.5% of Pearl Meyer’s total revenue for fiscal 2023;

•	Pearl Meyer has adopted and put in place adequate policies and procedures designed to prevent conflicts of interest, which policies and procedures were provided to the Company;

•	There are no business or personal relationships between Pearl Meyer or any of the individuals on the team working with the Company, on the one hand, and any member of the Compensation Committee or any executive officer of the Company (in either case other than in respect of the engagement), on the other; and

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•	Neither Pearl Meyer nor any of the individuals on the team working with the Company owns our common stock.

Management’s Role in Setting Executive Compensation

Our Chief Executive Officer participated in setting the compensation of our other named executive officers for fiscal 2023 by providing feedback on each individual’s personal performance and making compensation recommendations to the Compensation Committee. Our named executive officers do not directly participate in determining their compensation, although they provide the Compensation Committee, and the Chief Executive Officer, as appropriate, with detailed reports on their personal achievements during the year. In making his recommendations, our Chief Executive Officer considered: (i) the individual’s performance and contributions to the Company and the achievement of the Company’s strategic objectives; (ii) the potential future contribution of the individual to the Company; and (iii) achievement of the Company’s business and financial goals, including the potential for the individual to make even greater contributions to the Company in the future than he or she has in the past, the risk that the individual may be recruited by a competitor, and market compensation data. The Compensation Committee discussed these recommendations with our Chief Executive Officer and in executive session with its independent compensation consultant.

In addition, the Compensation Committee has delegated to our Chief Executive Officer and President authority to approve, within defined maximum award limits and outside of the annual equity award process, special grants of equity awards to employees other than our named executive officers.

Post-Employment Compensation

The Company has no executive deferred compensation plan or defined pension plan and has no agreements that trigger payouts solely due to a change of control of the Company. The Compensation Committee has approved employment agreements with each of our named executive officers that provide for severance and, in some cases, change-of-control benefits if the officer’s employment terminates upon a qualifying event or circumstance, such as being terminated without cause or leaving employment for good reason. Additional information regarding the employment agreements is found under “— Employment Agreements” below, and a quantification of benefits that would have been received by our named executive officers had their termination occurred on December 31, 2023 is found under “— Potential Payments and Other Benefits Upon Termination or Change of Control.”

The Compensation Committee believes that severance benefits are an important part of a competitive overall compensation arrangement for our named executive officers and are consistent with the objective of attracting, motivating and retaining highly talented executives. The Compensation Committee also believes that such benefits will help to secure the continued employment and dedication of our named executive officers, mitigate concern that they might have regarding their continued employment prior to, or following, a change of control, and encourage independence and objectivity when considering possible transactions that may be in the best interests of our stockholders but may possibly result in the termination of their employment. Finally, the Compensation Committee believes that post-employment non-disclosure, non-competition and non-solicitation covenants to which our named executive officers have agreed in consideration for the Company providing these severance benefits are highly beneficial to the Company.

In addition, the 2020 Incentive Plan provides that the Compensation Committee may require the reimbursement of cash or forfeiture of equity awards if it determines that an award was granted, vested or paid based on the achievement of performance criteria that would not have been granted, vested or paid absent fraud or misconduct, an event giving rise to a

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restatement of the Company’s financial statements or a significant write-off not in the ordinary course affecting the Company’s financial statements. Further, it provides that the Board or a committee of the Board may adopt a forfeiture, clawback or recoupment policy that covers additional circumstances, such as actions, failures to act, events or other activities that it considers detrimental to the Company.

Stock Ownership

Stock Ownership Guidelines

The Compensation Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of our stockholders. As such, we maintain stock ownership guidelines under which our “Executive Team” members (consisting of our four executive officers) are required to acquire and hold our common stock in an amount representing a multiple of base salary. In determining compliance with these guidelines, stock ownership includes shares beneficially owned by the participant (or by immediate family members) as well as unvested RSUs. Until the ownership guidelines are satisfied, our Executive Team members are required to hold 75% of the net shares received by them under the Company’s equity-based incentive compensation program (after having shares withheld to satisfy taxes associated with the vesting of RSUs and PSUs). The Compensation Committee reviews compliance with our stock ownership guidelines at least annually.

PSUs, which represent 50% of the annual equity award to members of our Executive Team, and stock options do not count towards satisfaction of the guidelines. The Compensation Committee believes that it is general industry practice to exclude PSUs and stock options from the calculation of stock ownership for purposes of the guidelines because their dependency on stock price and/or future performance makes their realization, and the amount that may be realized, highly uncertain. As a result, the current holdings reflected below do not represent actual interests in our common stock.

The following table sets forth the minimum stock ownership requirements and current holdings for our Executive Team members as of March 1, 2024.

	Ownership Guideline (as a Multiple of Base Salary)	Multiple of Base Salary Owned as of March 1, 2024
Glenn J. Williams	5.0x	25.9x
Peter W. Schneider	3.5x	10.6x
Tracy X. Tan (1)	2.5x	1.5x
Gregory C. Pitts	2.5x	6.5x

(1)	Ms. Tan has until October 16, 2028 to meet the required ownership guideline.

The stock ownership of each of our Executive Team members other than Ms. Tan exceeds the required ownership guidelines. Our non-employee directors are also subject to stock ownership guidelines, which are described under “Board of Directors – Director Compensation – Director Stock Ownership Guidelines.”

Hedging, Pledging and Insider Trading Policy

The Company’s Insider Trading Policy expressly bars ownership by all employees and directors of financial instruments or participation in investment strategies that hedge the economic risk of owning our common stock. We also prohibit officers and directors from pledging Primerica securities as collateral for loans. In addition, we prohibit our officers, directors and employees from purchasing or selling Primerica securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. See “– Employee, Officer and Director Hedging.”

Pre-Set Trading Plans

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act so that they can prudently diversify their asset portfolios. During fiscal 2023, Messrs. G. Williams and Schneider and Ms. Rand were parties to Rule 10b5-1 trading plans that

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provided for the sale of shares at certain designated prices or on certain designated dates. The purpose of such plans was to enable our named executive officers to recognize the value of their compensation and diversify their holdings of our common stock during periods in which they would otherwise be unable to buy or sell such stock because important information about Primerica had not been publicly released.

Equity Awards to Sales Representatives

The Compensation Committee has delegated to our Chief Executive Officer authority to approve, within defined maximum award limits, widespread performance-based grants to members of the independent sales force. Management and the Compensation Committee believe that such awards incentivize performance and align the independent sales force with the interests of stockholders. The independent sales force awards are determined based on specific formulas that are intended to motivate performance, and factors include successful life insurance policy acquisitions and sales of investment and savings products. The following chart details all equity awards, including awards to the independent sales force, granted in fiscal 2023.

Number of Equity Awards		Type of Equity Award	Recipient Group
79,342		Stock Payment Awards	Sales Representatives
42,315		RSUs	Management Employees (Other Than Named Executive Officers)
18,356		RSUs	Named Executive Officers
17,139		PSUs	Named Executive Officers
6,480	(1)	RSUs (or Deferred Stock Units in lieu thereof)	Board of Directors

(1)	Excludes deferred stock units granted pursuant to dividend reinvestment.

Risks Related to Compensation Policies and Practices

The independent compensation consultant performs an annual review of compensation. During fiscal 2023, the Compensation Committee discussed this review and assessed the Company’s compensation programs for all employees, including our named executive officers. The Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. As part of its review, the Compensation Committee discussed with management the ways in which risk is effectively managed or mitigated as it relates to our compensation programs and policies. The following factors supported the Compensation Committee’s conclusion:

•	Oversight of programs (or components of programs) by independent committees of our Board, including the Compensation Committee;

•	Internal controls that are designed to keep our financial and operating results from being susceptible to manipulation by any employee, including our named executive officers;

•	Discretion provided to our Board and the Compensation Committee to set targets, monitor performance and determine final payouts;

•	Oversight of Company activities by a broad-based group of functions within the organization, including Human Resources, Finance and Legal and at multiple levels within the organization (both corporate and business unit/region);

•	A mixture of programs that provide focus on both short- and long-term goals and that provide a mixture of cash and stock-based compensation;

•	Multiple measures in the short-term incentive plan, and multiple award types in the long-term incentive plan;

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•	Incentive awards focused primarily on the use of reportable and broad-based financial metrics, with no one factor receiving an excessive weighting;

•	Capped incentive payouts;

•	Time-based and, with respect to named executive officers, performance-based vesting conditions with respect to equity awards;

•	Executive stock ownership requirements;

•	Adoption of an Incentive Compensation Recovery Policy in 2023 in accordance with the requirements of the NYSE and clawback provisions in the 2020 Incentive Plan; and

•	The long-term ownership interests in the Company held by certain of our key executive officers.

The Compensation Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

Each of Messrs. Babbit and Crittenden and Ms. Yastine has served as a member of the

Compensation Committee during all of fiscal 2023. Mr. Dheer joined the Compensation Committee in May 2023. None of these current or former members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries and none have any interlocks with other companies.

Compensation Committee Report2

The Compensation Committee participated in the preparation of the CD&A and reviewed and discussed successive drafts with management. Following completion of this process and based upon such review and discussion, the Compensation Committee recommended to our Board of Directors that the CD&A be included in the 2023 Annual Report and this Proxy Statement.

COMPENSATION COMMITTEE:

Barbara A. Yastine, Chair

Joel M. Babbit

Gary L. Crittenden

Sanjeev Dheer

2

The material in the Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

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Compensation Tables

Summary Compensation Table

The following table describes total compensation earned during fiscal 2023, fiscal 2022 and fiscal 2021 for our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
(A)	(B)	(C)		(D)	(E)		(F)	(G)		(H)		(I)		(J)
Glenn J. Williams	2023	$600,000	(1)	—	$2,199,910	(1)(2)	—	$1,248,000	(1)(3)	—		$131,650	(4)	$4,179,560
Chief Executive Officer	2022	$700,000		—	$2,749,851	(6)	—	$1,212,400	(1)(7)	—		$131,206		$4,793,457
	2021	$750,000		—	$2,749,801	(8)	—	$1,432,500	(9)	—		$123,324		$5,055,625
Peter W. Schneider	2023	$550,000		—	$1,749,777	(2)	—	$1,040,000	(3)	—		$90,227	(4)	$3,430,004
President	2022	$550,000		—	$1,749,929	(6)	—	$866,000	(7)	—	(5)	$88,247		$3,254,176
	2021	$550,000		—	$1,499,917	(8)	—	$955,000	(9)	$1,223	(5)	$74,963		$3,081,103
Tracy X. Tan	2023	$104,167		—	$249,972	(2)	—	$520,000	(3)	—		$9,631	(4)	$883,700
Executive Vice President and Chief Financial Officer (from December 20, 2023)
Executive Vice President, Finance (October 16, 2023 to December 19, 2023)
Alison S. Rand	2023	$500,000		—	$1,199,985	(2)	—	$624,000	(3)	—		$59,727	(4)	$2,383,712
Executive Vice President and Chief Financial Officer (until December 20, 2023)	2022	$500,000		—	$1,199,802	(6)	—	$519,600	(7)	—		$60,496		$2,279,898
	2021	$500,000		—	$999,850	(8)	—	$573,000	(9)	—		$59,513		$2,132,363
Gregory C. Pitts	2023	$500,000		—	$1,199,985	(2)	—	$624,000	(3)	—		$69,473	(4)	$2,393,458
Executive Vice President and Chief Operating Officer	2022	$500,000		—	$1,199,802	(6)	—	$519,600	(7)	—		$65,781		$2,285,183
	2021	$500,000		—	$999,850	(8)	—	$573,000	(9)	—		$60,874		$2,133,724

(1)

At Mr. Williams’ request, the Compensation Committee reduced his compensation by 20% from September 1, 2022 through December 31, 2024. If not for this reduction, his base salary in each of 2022 and 2023 would have been $750,000, his 2023 stock award would have been $2,750,000 and his non-equity incentive plan compensation for 2022 and 2023 would have been $1,299,000 and $1,560,000, respectively.

(2)

For all named executive officers other than Ms. Tan, represents a fixed value of time-based RSUs and PSUs granted in February 2023; the fixed value was split equally between time-based RSUs and PSUs. If maximum performance is achieved over the three-year performance period, then the executive would receive shares of our common stock representing 150% of the PSU awards. Assuming a constant stock price throughout the performance period, this results in PSUs with a value of a maximum of $1.7 million for Mr. Williams, $1.3 million for Mr. Schneider, and $900,000 for each of Ms. Rand and Mr. Pitts. For Ms. Tan, represents a fixed value of time-based RSUs granted in October 2023. In all cases, the per share value of each RSU and PSU was the closing price per share of our common stock on the trading day immediately preceding the grant date. For the valuation assumptions underlying the awards, see Note 1 to the Company’s audited financial statements for fiscal 2023 included in the 2023 Annual Report.

(3)	Represents incentive awards paid in cash in March 2024 for performance in fiscal 2023.
(4)

Perquisites and personal benefits included executive healthcare benefits, spousal travel and entertainment and gifts provided in connection with Company-sponsored meetings of the independent sales representatives, none of which exceeded the greater of $25,000 or 10% of the total of All Other Compensation. All Other Compensation also includes dividends paid on unvested equity awards and PSUs awards at delivery and the Company’s 401(k) plan matching contribution for fiscal 2023 as set forth below.

Name	Dividends on Unvested Equity Awards	Dividends on PSU Awards at Delivery	401(k) Match
Glenn J. Williams	$45,023	$53,654	$16,500
Peter W. Schneider	$29,324	$29,262	$16,500
Tracy X. Tan	$791	—	$5,208
Alison S. Rand	$19,974	$19,507	$16,500
Gregory C. Pitts	$19,974	$19,507	$16,500

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(5)

Represents the positive changes in the present value of the pension benefits for each named executive officer under The Citigroup Pension Plan and The Travelers Retirement Benefits Equalization Plan (the “Travelers Nonqualified Plan”). The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0. In 2022 and 2023, none of the named executive officers participated in the Citigroup plans and they are not entitled to any future benefits under such plans.

(6)

Represents a fixed value of time-based RSUs and PSUs granted in February 2022. The fixed value was split equally between time-based RSUs and PSUs. If maximum performance is achieved over the three-year performance period, then the executive would receive shares of our common stock representing 150% of the PSU awards. This results in PSUs with a grant date value of a maximum of $2.1 million for Mr. Williams, $1.1 million for Mr. Schneider, and $750,000 for each of Ms. Rand and Mr. Pitts. In all cases, the per share value of each RSU and PSU was the closing price per share of our common stock on the trading day immediately preceding the grant date. For the valuation assumptions underlying the awards, see Note 1 to the Company’s audited financial statements for fiscal 2022 included in the Company’s Annual Report on Form 10-K for fiscal 2022.

(7)	Represents incentive awards paid in cash in March 2023 for performance in fiscal 2022.
(8)

Represents a fixed value of time-based RSUs and PSUs granted in February 2021. The fixed value was split equally between time-based RSUs and PSUs. If maximum performance is achieved over the three-year performance period, then the executive would receive shares of our common stock representing 150% of the PSU awards. This results in PSUs with a grant date value of a maximum of $2.1 million for Mr. Williams, $1.1 million for Mr. Schneider, and $750,000 for each of Ms. Rand and Mr. Pitts. In all cases, the per share value of each RSU and PSU was the closing price per share of our common stock on the trading day immediately preceding the grant date. For the valuation assumptions underlying the awards, see Note 1 to the Company’s audited financial statements for fiscal 2021 included in the Company’s Annual Report on Form 10-K for fiscal 2021.

(9)	Represents incentive awards paid in cash in March 2022 for performance in fiscal 2021.

Salary (Column C)

Reflects base salary earned by our named executive officers.

Bonus (Column D)

Primerica has not awarded any non-incentive compensation (other than salary) to our named executive officers.

Stock Awards (Column E)

The dollar amounts for the awards represent the grant date fair value computed in accordance with GAAP, which is consistent with the value that the Compensation Committee considered when they determined the size of the awards except for minor discrepancies due to the inability to issue a fractional stock award. The ultimate value of the award will depend on the closing price per share of our common stock on the date that the award vests. Details about fiscal 2023 awards are included in the “Fiscal 2023 Grant of Plan-Based Awards Table.” Time-based RSUs vest ratably over three years.

Option Awards (Column F)

The Compensation Committee has not granted stock option awards since February 2016.

Non-Equity Incentive Plan Compensation (Column G)

These amounts reflect non-equity incentive plan compensation awards, which were earned by our named executive officers under the Incentive Plans based on corporate and personal performance during fiscal 2023, fiscal 2022 and fiscal 2021 and approved by the Compensation Committee in February 2024, February 2023 and February 2022, respectively.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column H)

These amounts represent the positive changes in the present value of the pension benefits for each named executive officer under The Citigroup Pension Plan and the Travelers Nonqualified Plan, which the executives participated in prior to our initial public offering in April 2010 (the “IPO”). These benefits were all provided under Citigroup plans; Primerica does not have a pension plan or a deferred compensation plan. During fiscal 2022 and fiscal 2023, none of the named executive officers participated in the Citigroup plans and they are not entitled to any future benefits under such plans.

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All Other Compensation (Column I)

These amounts reflect the combined value of each named executive officer’s perquisites,

personal benefits and compensation that is not otherwise reflected in the table.

Fiscal 2023 Grants of Plan-Based Awards Table

The following table provides information about each grant of plan-based awards made to our named executive officers during fiscal 2023. Each of the incentive awards was granted under, and is subject to the terms of, the 2020 Incentive Plan. Awards are transferable only to trusts established solely for the benefit of the grantee’s family members or to a beneficiary of a named executive officer upon his or her death. For a description of the material terms of the awards, see “– Compensation Discussion and Analysis (CD&A) – Fiscal 2023 Executive Compensation.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
Glenn J. Williams
• Short-Term Incentive Plan	(4)	N/A	$1,200,000	$2,400,000
• PSUs	2/28/23				2,969	5,938	8,907		$1,099,955
• Time-Based RSUs	2/28/23							5,938	$1,099,955
Peter W. Schneider
• Short-Term Incentive Plan	(4)	N/A	$1,000,000	$2,000,000
• PSUs	2/28/23				2,361	4,723	7,084		$874,889
• Time-Based RSUs	2/28/23							4,723	$874,889
Tracy X. Tan
• Short-Term Incentive Plan	(4)	$500,000(5)	$500,000	$1,000,000
• Time-Based RSUs	10/16/23							1,217	$249,972
Alison S. Rand
• Short-Term Incentive Plan	(4)	N/A	$600,000	$1,200,000
• PSUs	2/28/23				1,619	3,239	4,858		$599,992
• Time-Based RSUs	2/28/23							3,239	$599,992
Gregory C. Pitts
• Short-Term Incentive Plan	(4)	N/A	$600,000	$1,200,000
• PSUs	2/28/23				1,619	3,239	4,858		$599,992
• Time-Based RSUs	2/28/23							3,239	$599,992

(1)	Represents cash incentive award amounts for each named executive officer for performance in fiscal 2023 that were paid in March 2024.
(2)	Represents PSUs that will be paid out in 2026 based on the Company’s average ROAE and average annual EPS growth for the performance period of 2023 through 2025.
(3)	Represents time-based RSUs granted under the Incentive Plan in February 2023 and, for Ms. Tan, in October 2023.
(4)	The annual cash incentive compensation earned for fiscal 2023 performance was approved by the Compensation Committee in February 2024 and paid in March 2024.
(5)	Ms. Tan’s employment agreement provides for a minimum non-equity incentive plan award for 2023 of $500,000.

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Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns C, D and E)

These amounts reflect the annual incentive compensation amounts that could have been earned during fiscal 2023 based upon the achievement of performance goals. The target and maximum levels for our named executive officers are set annually by the Compensation Committee, and typically no cash incentive award is paid if threshold levels of corporate performance are not met. However, Ms. Tan’s employment agreement provides for a minimum non-equity incentive plan award for 2023 of $500,000. The annual cash incentive compensation earned for fiscal 2023 by our named executive officers was approved by the Compensation Committee in February 2024 and paid in March 2024. These amounts are reflected in column (G) of the “Summary Compensation Table.”

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns F, G and H)

These amounts reflect the PSUs that were granted in February 2023. Shares of our common stock underlying those awards will be delivered in March 2026 only if pre-established performance goals are satisfied over the three-year performance period of 2023 through 2025. The number of shares of our common stock ultimately delivered will range from 0% to 150% of the number of PSUs, depending on performance.

All Other Stock Awards (Column I)

This column represents time-based RSUs granted in February 2023 and, for Ms. Tan, in October 2023. The restrictions on these RSUs lapse in equal installments on March 1 of each of the subsequent three years. Further, the restrictions on the RSUs lapse automatically upon the death of the grantee and upon the retirement of any employee so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75. In February 2023, the Compensation Committee revised the forms of RSU and PSU award agreements for the named executive officers to add a minimum notice period and a cooperation requirement to the definition of retirement. Upon disability of the grantee, the RSU continues to vest for 12 months and, if the grantee remains on approved disability leave, then the unvested portion vests as of the first anniversary of the commencement of such disability leave. Holders of RSUs do not have the right to vote or dispose of their RSUs, but the awards do receive dividend equivalents.

Grant Date Fair Value of Stock Awards (Column J)

The grant date fair value of RSUs and PSUs in this table is equal to the number of time-based RSUs and performance-based PSUs awarded multiplied by the closing price per share of our common stock on the trading day immediately preceding the grant date.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding equity awards outstanding as of December 31, 2023 based on the closing price per share of our common stock on that date of $205.76. As of December 31, 2023, none of our named executive officers had any option awards outstanding.

		Stock Awards
					Equity Incentive Plan Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Glenn J. Williams	02/24/21	3,204	(1)	$659,255	6,776	(4)	$1,394,230	(7)
	02/24/22	7,035	(2)	$1,447,522	10,552	(5)	$2,171,180	(7)
	02/28/23	5,938	(3)	$1,221,803	5,938	(6)	$1,221,803	(7)

		16,177		$3,328,580	23,266		$4,787,212
Peter W. Schneider	02/24/21	1,748	(1)	$359,668	3,696	(4)	$760,489	(7)
	02/24/22	4,477	(2)	$921,188	6,715	(5)	$1,381,678	(7)
	02/28/23	4,723	(3)	$971,804	4,723	(6)	$971,804	(7)

		10,948		$2,252,660	15,134		$3,113,972
Tracy X. Tan	10/16/23	1,217	(3)	$250,410	—		$0
Alison S. Rand	02/24/21	1,165	(1)	$239,710	2,463	(4)	$506,787	(7)
	02/24/22	3,070	(2)	$631,683	4,604	(5)	$947,319	(7)
	02/28/23	3,239	(3)	$666,457	3,239	(6)	$666,457	(7)

		7,474		$1,537,850	10,306		$2,120,563
Gregory C. Pitts	02/24/21	1,165	(1)	$239,710	2,463	(4)	$506,787	(7)
	02/24/22	3,070	(2)	$631,683	4,604	(5)	$947,319	(7)
	02/28/23	3,239	(3)	$666,457	3,239	(6)	$666,457	(7)

		7,474		$1,537,850	10,306		$2,120,563

(1)	Represents RSUs scheduled to vest on March 1, 2024.
(2)

Represents RSUs scheduled to vest in equal installments on March 1, 2024 and March 1, 2025. They automatically vest on the date that a recipient retires from the Company so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75.

(3)

Represents RSUs scheduled to vest in equal annual installments on March 1, 2024, March 1, 2025 and March 1, 2026. They automatically vest on the date that a recipient retires from the Company so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75.

(4)

Represents PSUs that vested on March 1, 2024 following completion of the three-year performance period of January 1, 2021 through December 31, 2023. The number of shares of our common stock earned was equal to 70.5% of the number of PSUs granted in 2021.

(5)

Represents PSUs that vest on March 1, 2025 following completion of the three-year performance period of January 1, 2022 through December 31, 2024. The number of shares of our common stock earned will be between 0% and 150% of the number of PSUs awarded.

(6)

Represents PSUs that vest on March 1, 2026 following completion of the three-year performance period of January 1, 2023 through December 31, 2025. The number of shares of our common stock earned will be between 0% and 150% of the number of PSUs awarded.

(7)	Reflects that PSUs granted in 2021 were earned at 70.5% and assumes that all other outstanding PSUs are earned at target performance.

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Fiscal 2023 Option Exercises and Stock Vested Table

This table shows stock options that were exercised during fiscal 2023 as well as RSUs and PSUs held by our named executive officers for which restrictions lapsed during fiscal 2023. The dollar values shown in this table reflect the value realized on the option exercise date or the vesting date, as applicable, which differ from the grant date fair value disclosed elsewhere in this Proxy Statement.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Glenn J. Williams	16,715	$2,487,963	19,543	$3,751,083
Peter W. Schneider	5,222	$756,041	10,979	$2,107,309
Tracy X. Tan	N/A	N/A	—	—
Alison S. Rand	21,651	$3,022,365	7,361	$1,412,870
Gregory C. Pitts	16,334	$2,264,928	7,361	$1,412,870

(1)	Represents the number of options exercised multiplied by the difference between the closing price per share on the date of exercise and the option exercise price.
(2)

Represents RSUs and PSUs delivered in 2023, which consists of one-third of the RSU awards granted in each of 2020, 2021 and 2023, and the delivery of the 2020 PSU award at 79.9% of target. Includes shares that were withheld for the payment of taxes due upon the vesting of the awards.

(3)	Represents the number of shares of our common stock delivered on March 1, 2023 multiplied by the closing price per share of our common stock of $191.94 on the trading day prior to such date.

Potential Payments and Other Benefits Upon Termination or Change of Control

As required by the rules of the SEC, this section describes payments that would have been made under employment agreements with our named executive officers as of December 31, 2023. These employment agreements included change-of-control provisions that were designed to provide protection to the executives so they are not distracted by their personal, professional and financial situations at a time when Primerica needs them to remain focused on their responsibilities, which is in Primerica’s best interests and those of all its stockholders. These agreements provided for a “double-trigger” payout only in the event of both: (i) a change of control; and (ii) the named executive officer is either terminated from his or her position other than for cause or terminates his or her employment for good reason within a limited period of time before or after the transaction.

Potential payments to our named executive officers in the event of a change of control are reported below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment. Further, the table does not reflect amounts that would vest upon the departure of a named executive officer who is retirement eligible at such time. The amounts shown in the table are the amounts that could be payable under plans and arrangements in place as of December 31, 2023 if the named executive officer’s employment had terminated as of that date. The table below does not include amounts to which our named executive officers would already be entitled that are described in the compensation tables appearing earlier in this Proxy Statement, including the value of equity awards that have already vested. The definitions of “cause,” “good reason” and “change of control” that were

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included in the employment agreements as of December 31, 2023 follow the table.

A = Severance arrangement for termination without cause or for good reason

B = Termination for cause

C = Voluntary termination

D = Termination without cause after a change of control

E = Death or disability

Potential Payments and Benefits

Name		Cash Severance		Bonus Earned as of Event Date (1)	Sec 280G Excise Tax and Related Gross-Up (2)	Total Cash Payments	Vesting of Unvested Long-Term Awards (3)	Health and Welfare Continuation (4)
Glenn J. Williams	A	$3,600,000	(5)	$1,248,000	—	$4,848,000	$8,115,792	$32,662
	B	—		—	—	—	—	—
	C	—		$1,248,000	—	$1,248,000	—	—
	D	$3,600,000	(5)	$1,248,000	—	$4,848,000	$8,115,792	$32,662
	E	—		$1,248,000	—	$1,248,000	$8,115,792	$32,662
Peter W. Schneider	A	$1,550,000	(6)	$1,040,000	—	$2,590,000	$4,905,936	$35,677
	B	—		—	—	—	—	—
	C	—		$1,040,000	—	$1,040,000	—	—
	D	$2,325,000	(7)	$1,040,000	—	$3,365,000	$4,905,936	$35,677
	E	—		$1,040,000	—	$1,040,000	$4,905,936	$35,677
Tracy X. Tan	A	$1,000,000	(6)	$520,000	—	$1,520,000	$250,410	$58,858
	B	—		—	—	—	—	—
	C	—		$520,000	—	$520,000	—	—
	D	$1,500,000	(7)	$520,000	—	$2,020,000	$250,410	$58,858
	E	—		$520,000	—	$520,000	$250,410	$58,858
Alison S. Rand	A	$1,100,000	(6)	$624,000	—	$1,724,000	$3,658,619	$32,923
	B	—		—	—	—	—	—
	C	—		$624,000	—	$624,000	—	—
	D	$1,650,000	(7)	$624,000	—	$2,274,000	$3,658,619	$32,923
	E	—		$624,000	—	$624,000	$3,658,619	$32,923
Gregory C. Pitts	A	$1,100,000	(6)	$624,000	—	$1,724,000	$3,658,619	$32,662
	B	—		—	—	—	—	—
	C	—		$624,000	—	$624,000	—	—
	D	$1,650,000	(7)	$624,000	—	$2,274,000	$3,658,619	$32,662
	E	—		$624,000	—	$624,000	$3,658,619	$32,662

(1)

Our named executive officers are entitled to a pro rata share of the current fiscal year incentive awards in the event of termination without cause or after a change of control. Amounts in this table assume a termination date of December 31, 2023 and reflect cash incentive compensation earned for fiscal 2023 performance.

(2)	No named executive officer is entitled to an excise tax gross-up payment under Section 4999 of the Internal Revenue Code of 1986, as amended.
(3)

Reflects the aggregate value of outstanding RSUs and PSUs. With respect to RSUs, the value is equal to the closing price per share of our common stock on December 31, 2023, multiplied by the number of outstanding RSUs. With respect to PSUs, the value is equal to the number of PSUs granted, except that PSUs for the 2021-2023 performance period reflect the number of PSUs that vested on March 1, 2024, in each case multiplied by the closing price per share of our common stock on December 31, 2023. On December 31, 2023, the closing price per share of our common stock on the NYSE was $205.76. Upon termination without cause due to death or disability, or upon for good reason, the equity awards automatically vest in accordance with their terms. These values disregard the automatic vesting of awards upon the retirement of an eligible employee. PSUs vest at target in connection with a termination following a change of control or, or due to death or disability, and they are paid based on the actual earned amount at the end of the performance period in the event of termination without cause or for good reason.

(4)	Health and welfare benefits are continued for up to 18 months from the separation date based on current elections and plan premiums.
(5)

Cash severance is equal to 200% of the sum of current annual base salary and target bonus. At Mr. Williams’ request, the Compensation Committee reduced his compensation by 20% from September 1, 2022 through December 31, 2024. If not for this reduction, his cash severance would have been $4,500,000.

(6)	Cash severance is equal to 100% of the sum of current annual base salary and target bonus.
(7)	Cash severance is equal to 150% of the sum of current annual base salary and target bonus.

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A named executive officer’s rights upon the termination of his or her employment will depend upon the circumstances of the termination. Central to an understanding of the rights of each named executive officer under the employment agreements is an understanding of the definitions of “cause,” “good reason” and “change of control” that are used in those agreements.

Cause means: (i) the executive’s willful misconduct or gross negligence that causes material harm to the Company; (ii) the executive’s habitual substance abuse; (iii) the executive’s willful and continued failure (other than as a result of physical or mental incapacity) to perform the duties of the executive’s position or to follow the legal direction of our Board following written notice from our Board specifying such failure; (iv) the executive’s being convicted of, or pleading guilty or nolo contendere to a felony or a crime involving moral turpitude; (v) the executive’s willful theft, embezzlement or act of comparable dishonesty against the Company; or (vi) a material breach by the executive of his or her employment agreement, which breach is not (if curable) cured by the executive within 30 days following his receipt of written notice thereof.

For purposes of the definition of “cause,” no act or failure to act by the executive shall be considered willful unless it is done, or omitted to be done, in bad faith and without reasonable belief that the executive’s action or omission was in the best interests of the Company.

Good Reason means: in the absence of the executive’s written consent, (i) a material diminution by the Company in the executive’s annual base salary or a material diminution in the executive’s target bonus opportunity as a percentage of the executive’s annual base salary; (ii) a material diminution in the executive’s authority, duties or responsibilities, provided that a change in the executive’s reporting relationship shall not constitute “good reason”; (iii) the Company requiring the executive’s principal business location to be at any office or location more than 50 miles from the executive’s principal business location as of immediately prior to such relocation (other than to an office or location closer to the executive’s home residence); or (iv) any material breach of the executive’s employment agreement by the Company.

Change of Control means: (i) any person is or becomes a beneficial owner of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities (other than through acquisitions from the Company); (ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company; (iii) individuals who constitute our Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board; (iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or (v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company, in each case, with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after the transaction, own more than 50% of the combined voting power of the Company or other entity resulting from such transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such transaction.

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Pay Versus Performance (PVP)
3
The following table is required by the SEC and shows, for the years presented: (i) the total compensation for our Chief Executive Officer (who is our Principal Executive Officer (“PEO”)) and average total compensation for our other named executive officers, with total compensation in each case as reported in the Total column in the Summary Compensation Table located under “— Compensation Tables – Summary Compensation Table” (the “SCT Total”); and (ii) a calculated Compensation Actually Paid (“CAP”) value. The table also shows TSR for the Company and the S&P 500 Insurance Index, net income and a Company-selected financial performance measure of adjusted net operating income. See “Reconciliation of GAAP and
Non-GAAP
Financial Measures” in Exhibit A to this Proxy Statement for a reconciliation of net income to adjusted net operating income.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)(3)	Average Summary Compensation Table (SCT) Total for Non- PEO Named Executive Officers ($) (4)	Average Compensation Actually Paid (CAP) to Non- PEO Named Executive Officers ($) (2)(4)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (8)(9)	Adjusted Net Operating Income (8)(9)
					Cumulative Company TSR ($) (6)	Cumulative Peer Group TSR ($) (6)(7)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
							(in millions)
2023	$4,179,560	$6,878,786	$2,272,719	$3,529,861	$166.58	$158.28	$576.6	$581.4
2022	$4,793,457	$4,208,898	$2,606,419	$2,377,579	$113.26	$144.86	$467.0	$536.9
2021	$5,055,625	$6,453,617	$2,449,063	$3,036,476	$120.40	$131.54	$476.0	$566.2
2020	$5,279,867	$5,680,952	$2,424,433	$2,594,569	$103.91	$99.56	$386.2	$391.6

(1)	For all fiscal years presented, the PEO was Glenn J. Williams, our Chief Executive Officer.
(2)
We did not report a change in pension value for any of the years presented; therefore, no deduction from the SCT Total was made with respect to pension plan value. In addition, all dividends are reflected in the SCT Total.

(3)
To calculate the CAP to our PEO, the amounts set forth below were deducted from or added to the SCT Total as indicated. During the years presented: (a) our PEO did not participate in a pension plan; and (b) there were no options granted, no awards granted in a prior fiscal year which were forfeited in the covered fiscal year, no equity awards were granted which, vested in the same fiscal year and no equity awards failed to meet vesting conditions in the year.

Reconciliation of PEO SCT Total to CAP:

Year	SCT Total	DEDUCT Grant Date Fair Value of Equity Awards Granted in the Year as Reported in Summary Compensation Table	ADD Year End Fair Value of Equity Awards Granted in the Year that are Unvested as of Year End (i)	ADD Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested as of Year End (i)	ADD Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (ii)	Total Adjustments	CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (b) + (c) + (d) + (e)	(a) + (f)
2023	$4,179,560	$(2,199,910)	$2,443,606	$1,943,968	$511,562	$2,699,226	$6,878,786
2022	$4,793,457	$(2,749,851)	$2,992,969	$(330,241)	$(497,436)	$(584,559)	$4,208,898
2021	$5,055,625	$(2,749,801)	$2,946,462	$675,179	$526,152	$1,397,992	$6,453,617
2020	$5,279,867	$(2,749,920)	$3,033,247	$128,983	$(11,225)	$401,085	$5,680,952

3
The material in this Pay Versus Performance (PVP) section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

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EXECUTIVE COMPENSATION

(i)	Based on the closing price per share of our common stock on December 31, 2023, 2022, 2021, 2020 and 2019 of $205.76, $141.82, $153.27, $133.93, and $130.56, respectively.
(ii)
Based on the closing price per share of our common stock on the vesting dates of March 1, 2023, 2022, 2021 and 2020 of $185.24, $124.42, $146.66 and $111.34, respectively. For PSUs, reflects the actual number of shares paid out upon vesting (which is between 0% and 150% of the number of PSUs granted).

(4)
For 2020 through 2023, our
non-PEO
named executive officers consisted of Peter W. Schneider, Alison S. Rand and Gregory C. Pitts. Beginning on October 16, 2023, our
non-PEO
named executive officers also includes Tracy X. Tan. Because Ms. Tan was not an employee for all of 2023, her inclusion in the calculation of average compensation for non-PEO
named executive officers lowers the value from what it would have been if she had been employed throughout 2023.

(5)
To calculate CAP to our named executive officers other than our PEO, the amounts set forth below were deducted from or added to the SCT Total as indicated. During the years presented, there were no options granted, no awards granted in a prior fiscal year which were forfeited in the covered fiscal year, no equity awards were granted and vested in the same fiscal year and no equity awards failed to meet vesting conditions in the year.

Reconciliation of Average
Non-PEO
NEOs SCT Total to CAP:

Year	SCT Total	DEDUCT Aggregate Change in Actuarial Present Value of Defined Benefit and Actuarial Pension Plans (i)	DEDUCT Grant Date Fair Value of Equity Awards Granted in the Year as Reported in Summary Compensation Table	ADD Year End Fair Value of Equity Awards Granted in the Year that are Unvested as of Year End (ii)	ADD Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested as of Year End (ii)	ADD Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (iii)	Total Adjustments	CAP
	(a)	(b)	(c)	(d)	(e)	(f)	(g) = (b) + (c) + (d) + (e) + (f)	(a) + (g)
2023	$2,272,719	$—	$(1,099,930)	$1,214,961	$913,298	$228,813	$1,257,142	$3,529,861
2022	$2,606,419	$—	$(1,383,178)	$1,505,467	$(140,095)	$(211,034)	$(228,840)	$2,377,579
2021	$2,449,063	$(408)	$(1,166,539)	$1,249,968	$286,393	$217,998	$587,413	$3,036,476
2020	$2,424,433	$(1,129)	$(1,166,441)	$1,286,621	$53,917	$(2,831)	$170,136	$2,594,569

(i)
One
non-PEO
named executive officer participated in a predecessor’s pension plan during the years presented. There was no service rendered or plan amendments during the years presented and therefore no pension values are added back in the reconciliation of the SCT Total to the CAP.

(ii)	Based on the closing price per share of our common stock on December 31, 2023, 2022, 2021, 2020 and 2019 of $205.76, $141.82, $153.27, $133.93, and $130.56, respectively.
(iii)
Based on the closing price per share of our common stock on the vesting dates of March 1, 2023, 2022, 2021 and 2020 of $185.24, $124.42, $146.66 and $111.34, respectively. For PSUs, reflects the actual number of shares paid out upon vesting (which is between 0% and 150% of the number of PSUs granted).

(6)
TSR for 2020 is for that year only, TSR for 2021 is a
two-year
return from January 1, 2020 through December 31, 2021, TSR for 2022 is a three-year return from January 1, 2020 through December 31, 2022 and TSR for 2023 is a four-year return from January 1, 2020 through December 31, 2023.

(7)	Represents the S&P 500 Insurance Index, as used in the Total Stockholder Return graph included under “— Compensation Disclosure and Analysis (CD&A) – Total Stockholder Return.”
(8)	Fiscal 2021 and fiscal 2022 values were updated to reflect the application of a new accounting standard relating to the accounting for long-duration contracts, referred to as LDTI.
(9)
The Compensation Committee has selected adjusted net operating income as the most important financial measure that relates to executive pay for fiscal 2023. This measure, which is a non-GAAP
financial measure, is a performance metric under the Company’s short-term incentive plan. Further, it is the basis for the operating EPS growth metric under the Company’s long-term incentive plan. Finally, adjusted net operating income is the numerator to the calculation of operating ROAE, which is a performance metric in both the short-term incentive plan and the long-term incentive plan. See “Reconciliation of GAAP and
Non-GAAP
Financial Measures” in Exhibit A to this Proxy Statement for a reconciliation of net income to adjusted net operating income.

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EXECUTIVE COMPENSATION

Most Important Performance Measures
The five items listed below represent the most important performance metrics used to determine CAP for fiscal 2023 as further described in our Compensation Committee Message beginning on page 45. All of these items are described under “— Compensation Discussion and Analysis (CD&A)”. The measures are listed below in no particular order. See “Reconciliation of GAAP and
Non-GAAP
Financial Measures” in Exhibit A to this Proxy Statement for a reconciliation of these performance measures to GAAP results.

•	Adjusted Operating Revenues

•	Adjusted Net Operating Income

•	Adjusted ROAE

•	Size of the Life-Licensed Sales Force

•	Average Operating ROAE
Description of Certain Relationships of Data Disclosed in the PVP Table
The below charts give a graphical description of the relationship between (i) the PEO’s CAP and the non-PEO
named executive officers’ average CAP; and (ii) each of Company TSR, net income, and adjusted net operating income. Also included is a chart that provides a graphical description of Company TSR to the peer group TSR.
Because a significant portion of compensation is granted in the form of equity awards, CAP is largely driven by the number of equity awards outstanding during the fiscal year combined with the change in our common stock price during the relevant measurement period. Other than Company TSR, the other metrics shown below are driven by the Company’s financial performance in each fiscal year rather than the closing price of our common stock. In addition, our Compensation Committee has elected to base incentive compensation on the performance of selected Company metrics against predetermined targets rather than their performance against prior year benchmarks. Therefore, year-over-year changes in Company performance measured against these metrics will not necessarily be indicative of changes in year-over-year CAP. As a result of these dynamics, there may not be a strong relationship between CAP and these specific metrics. Further, CAP and Company TSR may not directly correlate as the Company TSR is not used in determining compensation. Finally, our PEO’s CAP for 2022 and 2023 was reduced by his request that the compensation committee reduce his compensation by 20% from September 1, 2022 to December 31, 2024 as discussed elsewhere in this Proxy Statement.

(1)
TSR assumes a $100 initial investment. TSR for 2020 is for that year only, TSR for 2021 is a two -year return from January 1, 2020 through December 31, 2021, TSR for 2022 is a three-year return from January 1, 2020 through December 31, 2022 and TSR for 2023 is a four-year return from January 1 2020 through December 31, 2023.

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(1)
Assumes a $100 initial investment. TSR for 2020 is for that year only, TSR for 2021 is a two -year return from January 1, 2020 through December 31, 2021, TSR for 2022 is a three-year return from January 1, 2020 through December 31, 2022 and TSR for 2023 is a four-year return from January 1 2020 through December 31, 2023. This calculation is different from the fiscal 2023 TSR shown elsewhere in this Proxy Statement.

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EXECUTIVE COMPENSATION

Pay Ratio
In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer. The stated purpose of the disclosure is to provide a measure of the equitability of pay within the organization. The Company’s PEO is Mr. G. Williams, our Chief Executive Officer.
In determining the median employee, a listing was prepared of all employees as of December 1, 2023. The list of 3,426 employees included 553 employees who are characterized as “hours worked only employees”, most of whom teach insurance licensing classes. It excluded 16 of such employees with zero earnings in fiscal 2023. It also excluded individuals who are affiliated with the Company solely as independent contractors.
The Company’s total number of U.S. and
non-U.S.
employees is 3,442. For simplicity, the median employee was identified based on earnings reflected on Internal Revenue Service Form
W-2,
Pakistani gross earnings and Canada Revenue Agency Form T4. We annualized wages and salaries for those employees that were not employed for the full year of 2023 and applied a U.S. dollar exchange rate to the compensation elements paid in foreign currency. The median amount was represented by an employee who works as an analyst on the Life Operations team at the Company’s home office in Duluth, Georgia. The annual total compensation for fiscal year 2023 for our Chief Executive Officer was $4,179,560 and for the median employee was $56,769. The resulting ratio of our Chief Executive Officer’s pay to the pay of our median employee for fiscal 2023 is estimated to be 74 to 1. If not for Mr. Williams’ request that the Compensation Committee reduce his compensation for 2023, his annual total compensation for 2023 would have been $5,191,501 and the pay ratio would have been estimated to be 91 to 1.

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The Company believes that the pay ratio set forth above is a reasonable estimate that has been calculated in a manner consistent with the SEC’s rules. The SEC allows for multiple approaches and permits companies to rely on a number of assumptions in calculating its pay ratio. Therefore, our method of calculating pay ratio will differ from that used by other companies and investors should not consider pay ratio in isolation or as a substitute for analysis of the Company’s executive compensation program. Further, our Compensation Committee does not consider pay ratio in its development of the Company’s executive compensation program and does not use it in its determination of our Chief Executive Officer’s compensation.
Employee, Officer and Director Hedging
Employees, officers and members of the Board of the Company and its subsidiaries, and their related persons (as defined in our Insider Trading Policy) and any designees of such persons, are prohibited from purchasing, selling or trading in financial instruments (including options, warrants, puts and calls, prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. In addition, employees, officers and members of the Board, and their related persons and any designees of such persons, may not sell the Company’s securities “short”, pledge the Company’s securities or hold the Company’s securities in margin accounts.

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Employment Agreements

Each of our named executive officers is a party to an employment agreement, the terms of which are described below.

Item	Chief Executive Officer	Other Named Executive Officers
Term of Employment Agreements	Three-year term, expired on April 1, 2018 followed by annual auto-renewals

For Messrs. Schneider and Pitts, the three-year term expired on January 5, 2018 followed by annual auto-renewals; Ms. Tan’s initial term expires on January 5, 2027 and is followed by annual auto-renewals; and Ms. Rand’s employment agreement will terminate upon her retirement on April 1, 2024

Annual Base Salary	Subject to annual review and may be increased but not decreased as a result of such review	Subject to annual review and may be increased or decreased as a result of such review
Target Cash Incentive Award	200% of annual base salary for 2015 and unspecified for future years	Specified annually by the Compensation Committee
Severance Benefits for Termination Without Cause or by the Executive for Good Reason	200% of the sum of annual base salary and target bonus	100% of the sum of annual base salary and target bonus
Severance Benefits for Termination Without Cause or by the Executive for Good Reason Following Contract Non-Renewal	200% of the sum of annual base salary and target bonus if terminated within two years of contract non-renewal	100% of the sum of annual base salary and target bonus if terminated within one year of contract non-renewal
Severance Benefits for Termination Without Cause or by the Executive for Good Reason Following a Change of Control	No separate change-of-control provision	150% of the sum of annual base salary and target bonus
Non-Competition Covenant	Expires 24 months after employment termination	Expires 18 months after employment termination

Positions and Employment Period

Pursuant to his employment agreement, Mr. G. Williams was appointed Chief Executive Officer and he has served on our Board since April 1, 2015. His employment agreement and each employment agreement for the other named executive officers other than Ms. Tan had an initial three-year term, followed by annual automatic one-year renewals unless terminated by either party within 90 days prior to the completion of the term. Ms. Tan’s employment agreement has an initial term that expires on January 5, 2027 to match the auto-renewal date of the other named executive officers.

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Base Salary

The Chief Executive Officer’s annual base salary during the period of his employment shall be no less than $750,000, subject to annual review by the Compensation Committee for increase but not decrease pursuant to its normal performance review policies for senior executives. Notwithstanding the foregoing, at Mr. G. Williams’ request the Compensation Committee reduced his salary by 20% from September 1, 2022 through December 31, 2024. The employment agreements provide that the annual base salary for Mr. Schneider is $550,000 and for each of Ms. Rand, Ms. Tan and Mr. Pitts is $500,000, subject to increase or decrease as a result of annual review by the Compensation Committee pursuant to its normal performance review policies for senior executives.

Annual Cash Bonus

The Chief Executive Officer will be eligible to receive an annual cash bonus upon achieving certain performance targets that shall be established in good faith by the Compensation Committee, with the threshold and target annual cash bonus amounts being set by the Compensation Committee annually. Each other named executive officers will be eligible to receive an annual cash bonus upon achieving certain performance targets that shall be established by the Compensation Committee, with such executive officer’s target annual cash bonus opportunity to be determined by the Compensation Committee based upon the recommendations of the Chief Executive Officer. Ms. Tan’s employment agreement provides for a cash bonus for 2023 calculated in accordance with the corporate performance payout but with a minimum payment of $500,000.

Long-Term Incentive Awards

Each named executive officer is eligible to receive, in the good faith discretion of the Compensation Committee, annual equity compensation awards granted pursuant to the Company’s long-term incentive compensation arrangements. Any outstanding long-term incentive awards will vest upon the termination of the executive’s employment: (i) by the Company without cause or due to the executive’s disability or death; or (ii) by the executive officer for good reason.

Post-Termination Payments

The material terms and conditions of the severance provisions of the employment agreements are set forth below.

For Cause or By the Executive Without Good Reason

If an executive terminates his or her employment without good reason, then the Company shall pay the executive any accrued but unpaid annual base salary, any accrued but unused vacation pay, any accrued but unpaid annual bonus for the fiscal year prior to the year of termination and any amounts or benefits due to the executive as of the date of his or her termination under the Company’s plans or programs (together, “Accrued Compensation”). If an executive is terminated by the Company for cause, then the executive shall be entitled to receive from the Company the Accrued Compensation, except that he or she will not be entitled to his or her annual bonus for the previous fiscal year of the Company.

Death or Disability

If an executive’s employment is terminated as a result of his or her death or disability, then the Company shall pay to the executive or his or her estate (if termination results from the executive’s death) the Accrued Compensation and a pro-rated annual bonus (based on actual performance) for the fiscal year of the termination (the “Pro-Rated Bonus”). In addition, the Company shall provide to the executive and his or her dependents for a period of 18 months following the date of such termination medical (including vision and dental) benefits equal to those that would have been provided to the executive and to such dependents under a Company-sponsored plan if the executive’s

84

EXECUTIVE COMPENSATION

employment had not been terminated (so long as the executive pays any applicable premiums and is not employed with another employer and covered by an employer-sponsored plan providing substantially equivalent medical or life insurance benefits). During this 18-month period, the Company will pay to the executive a monthly amount equal to the premium required to be paid by the executive for such benefits (the “Health Benefits”).

By Executive For Good Reason or by the Company Without Cause

If the Chief Executive Officer’s employment is terminated: (i) by the Chief Executive Officer for good reason; or (ii) by the Company for any reason other than cause, death or disability, then, subject to the Chief Executive Officer’s timely execution and delivery of a release of claims against the Company, the Company shall: (a) pay to the Chief Executive Officer the Accrued Compensation and Pro-Rated Bonus; (b) pay to the Chief Executive Officer in a lump sum in cash, no later than the 60th day following his termination, an amount equal to two times the sum of the Chief Executive Officer’s annual base salary and target bonus as of the date of his termination; and (c) provide to the Chief Executive Officer the Health Benefits.

If the employment of any other named executive officer, other than the Chief Executive Officer, is terminated: (i) by such executive for good reason; or (ii) by the Company for any reason other than cause, death or disability, then, subject to the executive’s timely execution and delivery of a release of claims against the Company, the Company shall: (a) pay to such executive Accrued Compensation and the Pro-Rated Bonus; (b) pay to such executive in a lump sum in cash, no later than the 60th day following the executive’s termination, an amount equal to the sum of the executive’s annual base salary and target bonus as of the date of the executive’s termination, provided that such amount shall be one and one-half times the sum of his or her annual base salary and target bonus as of the date of termination if his or her termination occurs during the six months prior to or during the two-year period following a change of control; and (c) provide to such executive the Health Benefits.

Defined Terms

The terms “cause” and “change of control” are defined in the applicable employment agreement and are summarized above under “— Potential Payments and Other Benefits Upon Termination or Change of Control.” The term “good reason” was modified in the revised employment agreements to mean, in the absence of the executive’s written consent: (i) a material diminution by the Company in the executive’s annual base salary or a material diminution in the executive’s target bonus opportunity as a percentage of the executive’s annual base salary, unless replaced by one or more other bonus or incentive opportunities with a comparable aggregate bonus and incentive opportunity; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) the Company requiring the executive’s principal business location to be at any office or location more than 50 miles from the executive’s principal business location as of immediately prior to such relocation (other than to an office or location closer to the executive’s home residence); or (iv) any material breach of the executive’s employment agreement by the Company.

Restrictive Covenants

Each executive is prohibited from disclosing any confidential information or trade secrets of the Company during the period of his or her employment and for an 18-month period (two-years for the Chief Executive Officer) (in each case, the “Restricted Period”) following his or her termination, and the Company retains ownership of any work product and inventions developed by the executive during the period of his or her employment (but the Chief Executive Officer retains the right to use speeches, addresses and presentations made during such period). Additionally, during the period of the

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EXECUTIVE COMPENSATION

executive’s employment and during the Restricted Period, each executive is prohibited from recruiting, except during the period of his or her employment in connection with satisfying his or her duties to the Company, any person who is or was at any time during the previous six months an employee or representative of the Company or any of its affiliates. Finally, each executive is prohibited from competing with, or soliciting the business of any of the clients of, the Company during the period of his or her employment and the Restricted Period. This restriction on competition extends to any business or entity that engages in, or is working to engage in, the network marketing of life, auto or property insurance products, mutual funds, variable annuities or securities similar to those offered by the Company, to the extent operating in the United States, Canada or any other territory in which the Company operates prior to, or on the date of, termination of the executive’s employment. In addition, if the Chief Executive Officer is terminated under circumstances that result in the receipt of severance payments, then during the Restricted Period he is prohibited from providing full-time services to any entity that engages in the network marketing of any products direct to the consumer, provided that he may avoid applicability of this provision by repaying to the Company any and all severance payments that he has received.

86

AUDIT MATTERS

Audit Committee Report

Committee Composition and Skills

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. At December 31, 2023, the Audit Committee was composed of four non-employee directors. Our Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate and that at least one member has accounting or other related financial management expertise, in each case as such qualifications are defined under the Listing Standards of the NYSE. Our Board of Directors has also determined that each of Mr. Crittenden, Ms. Day and Ms. Yastine qualifies as an “audit committee financial expert” as defined by the SEC. All members of the Audit Committee attended 100% of the meetings of the Audit Committee held during his or her term on the committee in fiscal 2023, except for one member who attended 87% of the Audit Committee meetings. See “Board of Directors – Board Members” for a description of the business background of each Audit Committee member.

Responsibilities of the Audit Committee, Management and the External Auditor

The Audit Committee is responsible for the appointment, compensation and oversight of KPMG, the Company’s independent registered public accounting firm. Further, it is responsible for monitoring and overseeing the Company’s financial reporting, internal controls and internal audit functions, as set forth in the written charter adopted by our Board. In connection with its oversight of the Company’s internal audit function, the Audit Committee reviewed the internal audit plan, competencies and staffing for fiscal 2023. The Company’s Chief Internal Auditor reports directly to the Audit Committee and meets with the Audit Committee in executive session at least quarterly. In addition, the Audit Committee oversees the Company’s risk function and it receives quarterly reports from the Company’s Chief Governance and Risk Officer on changes to the Company’s risk profile and risks on which the management team has been devoting attention. The Chief Compliance Officer presents to the Audit Committee at least annually with respect to the Company’s compliance program. The Audit Committee also ensures that management has established procedures relating to any complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Finally, the Audit Committee reviews and discusses the quarterly and annual earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information) and Quarterly Report on Form 10-Q and Annual Report on Form 10-K disclosures under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management, the internal auditors and the independent auditors. The Audit Committee’s Charter is available in the Governance section of our investor relations website at https://investors.primerica.com.

The Audit Committee works closely with the Company’s Chief Financial Officer and, in 2023, supported the Chief Executive Officer and senior management to define skills needed for, and ultimately hire, a new Chief Financial Officer who was elected in December 2023. During fiscal 2023, the Audit Committee held eight meetings.

Management is responsible for:

•	The presentation and integrity of the Company’s consolidated financial statements;

•	Selecting accounting and financial reporting principles;

•	Establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act);

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AUDIT MATTERS

•	Establishing and maintaining internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act);

•	Evaluating the effectiveness of disclosure controls and procedures;

•	Evaluating the effectiveness of internal control over financial reporting; and

•	Evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

KPMG was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP as well as an audit of internal control over financial reporting. The Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm (“Audit Report”) included in the 2023 Annual Report related to its audits. The Audit Report included in the 2023 Annual Report included KPMG’s communication of the critical audit matters, and the Audit Committee discussed a draft of the Audit Report with KPMG prior to its finalization.

Appointment, Compensation and Oversight of KPMG

KPMG has served as the Company’s independent registered public accounting firm since before the IPO in 2010. Prior to retaining KPMG for fiscal 2023, the Audit Committee evaluated KPMG’s performance with respect to fiscal 2022. In conducting this annual evaluation, the Audit Committee reviewed responses to questionnaires completed by members of the Audit Committee and management that covered areas such as independence (including the extent of non-audit services and fees), technical expertise, industry knowledge and communications with the Audit Committee. The Audit Committee also considered KPMG’s tenure and the impact on the Company of changing auditors.

After determining to retain KPMG for fiscal 2023, the Audit Committee reviewed the proposed engagement letter, which included proposed fees for fiscal 2023. Throughout fiscal 2023, the Audit Committee or the Audit Committee Chair (pursuant to delegation by the Audit Committee) reviewed engagement letters for additional audit or non-audit projects, and the related fees, that were outside the scope of the previously approved fiscal 2023 engagement letter.

Discussions with KPMG

The Audit Committee has discussed with KPMG the matters required to be so discussed in accordance with applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG the firm’s independence.

Audited Consolidated Financial Statements

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal 2023 with management and KPMG, the Company’s independent registered public accounting firm for fiscal 2023. Based on these discussions with and reports of management and the independent auditors of the Company and the Audit Committee’s review of the representations of management, as well as the discussions referenced above, the Audit Committee recommended to our Board that the audited consolidated financial statements for fiscal 2023 be included in the 2023 Annual Report for filing with the SEC.

AUDIT COMMITTEE:

Gary L. Crittenden, Chair

Cynthia N. Day

Sanjeev Dheer

Barbara A. Yastine

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AUDIT MATTERS

Fees and Services of KPMG

Pursuant to an appointment by the Audit Committee, KPMG has served as the Company’s independent registered public accounting firm for fiscal 2023 and has audited the financial statements of the Company and its subsidiaries for such year.

Fees Billed by KPMG

The following table sets forth the aggregate fees that KPMG billed to the Company for fiscal 2023 and fiscal 2022. All of the fees were approved by the Audit Committee in accordance with its policies and procedures, including pre-approval of non-audit fees. See “— Pre-Approval of Services Performed by KPMG.”

	Fiscal 2023	Fiscal 2022
	(In thousands)
Audit fees (1)	$5,183	$4,451
Audit-related fees (2)	$133	$112
Tax fees (3)	$119	$33
All other fees	$—	$—

Total fees	$5,435	$4,595

(1)

Reflects fees for professional services performed for the annual audit, quarterly reviews of the Company’s consolidated and condensed financial statements, statutory audits of the Company’s subsidiaries and other regulatory filings or engagements.

(2)

For fiscal 2023, included fees for: (1) a Canadian benefit plan audit; (ii) a Financial Intermediary Control and Compliance Assessment (“FICCA”) report issued on behalf of a subsidiary of the Company; and (iii) a regulatory compliance exam for a broker-dealer subsidiary of the Company. For fiscal 2022, included fees for: (i) a Canadian benefit plan audit; (ii) a FICCA report issued on behalf of a subsidiary of the Company; and (iii) a consent to incorporate the Audit Reports included in the Company’s Annual Report on Form 10-K for fiscal 2021 into a new registration statement on Form S-3.

(3)

Reflects fees for tax compliance services. For fiscal 2023, included tax review and compliance services for our Puerto Rico subsidiary, tax review and compliance services for our Canadian subsidiaries including tax considerations for the adoption of a new accounting standard for insurance contracts in Canada (“IFRS 17”), and permissible state and local income tax consulting services for the Company and certain subsidiaries. For fiscal 2022, included tax compliance fees for our Puerto Rico subsidiary and tax review and compliance fees for our Canadian subsidiaries.

The increase in fees for fiscal 2023 was largely due to audit services related to the new accounting standard for insurance contracts in the United States and preparation for IFRS 17 in Canada. Non-audit fees (consisting of tax fees and all other fees) represented 2.2% of total fees in fiscal 2023.

Pre-Approval of Services Performed by KPMG

The Company has adopted a policy regarding pre-approval of non-audit services to be performed by our independent registered public accounting firm. Specifically, non-audit services and fees to be incurred by our independent registered public accounting firm for services permitted by the Sarbanes-Oxley Act to be performed by such firm must be approved in advance by the Audit Committee Chair (for individual projects in amounts up to $100,000) or the Audit Committee.

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STOCK OWNERSHIP

Directors and Executive Officers

The following table furnishes information regarding beneficial ownership of our common stock by each director and director nominee, each named executive officer and our directors and executive officers as a group, all as of March 1, 2024. Unless otherwise noted, voting power and investment power in our common stock are exercisable solely by the named person. As of March 1, 2024, there were 34,696,600 shares of our common stock outstanding. The address for each of our directors, director nominees and executive officers is c/o Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Additional Information
John A. Addison, Jr.	19,834	*	Includes 3,548 vested RSUs. Excludes 180 RSUs that do not vest within 60 days.
Joel M. Babbit	13,051	*	Includes 5,541 vested RSUs and 5,981 vested deferred stock units issued under the Non-Employee Director Deferred Compensation Plan. Excludes 180 deferred stock units that do not vest within 60 days.
Amber L. Cottle	1,666	*	Represents vested deferred stock units issued under the Non-Employee Director Deferred Compensation Plan. Excludes 180 deferred stock units that do not vest within 60 days.
Gary L. Crittenden	20,564	*	Includes 1,847 vested RSUs and 18,717 vested deferred stock units issued under the Non-Employee Director Deferred Compensation Plan. Excludes 180 deferred stock units that do not vest within 60 days.
Cynthia N. Day	17,582	*	Represents vested deferred stock units issued under the Non-Employee Director Deferred Compensation Plan. Excludes 180 deferred stock units that do not vest within 60 days.
Sanjeev Dheer	4,394	*	Excludes 180 RSUs that do not vest within 60 days.
Beatriz R. Perez	12,953	*	Includes 3,371 vested RSUs and 9,582 vested deferred stock units issued under the Non-Employee Director Deferred Compensation Plan. Excludes 180 deferred stock units that do not vest within 60 days.

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STOCK OWNERSHIP

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Additional Information
D. Richard Williams	32,112	*	Includes 3,548 vested RSUs and 7,482 vested deferred stock units issued under the Non-Employee Director Deferred Compensation Plan. Excludes 180 deferred stock units that do not vest within 60 days.
Darryl L. Wilson	—	*	Excludes 131 RSUs that do not vest within 60 days.
Barbara A. Yastine	17,352	*	Includes 13,106 vested deferred stock units issued under the Non-Employee Director Deferred Compensation Plan. Excludes 180 deferred stock units that do not vest within 60 days.
Glenn J. Williams	51,321	*	Excludes 11,968 RSUs and 20,981 PSUs that do not vest within 60 days.
Peter W. Schneider	14,759	*	Excludes 8,961 RSUs and 17,497 PSUs that do not vest within 60 days.
Gregory C. Pitts	7,138	*	Excludes 6,145 RSUs and 10,293 PSUs that do not vest within 60 days.
Tracy X. Tan	284	*	Excludes 2,853 RSUs and 2,041 PSUs that do not vest within 60 days.
Alison S. Rand	9,180	*	Excludes 6,145 RSUs and 10,293 PSUs that do not vest within 60 days.
All directors and executive officers as a group (14 people)**	213,010	*

 * Less than one percent

** Excludes Ms. Rand, who was not an executive officer as of March 1, 2024.

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STOCK OWNERSHIP

Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of our issued and outstanding common stock.

Name and Address of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock	Additional Information
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	3,671,350	10.5%	Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 13, 2024. Vanguard has sole voting power with respect to 0 shares of our common stock; shared voting power with respect to 14,597 shares of our common stock; sole dispositive power with respect to 3,619,547 shares of our common stock; and shared dispositive power with respect to 51,803 shares of our common stock.
Kayne Anderson Rudnick Investment Management LLC 2000 Avenue of the Stars Suite 1100 Los Angeles, CA 90067	3,690,764	10.5%	Based on a Schedule 13G/A filed by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) on February 13, 2024. Kayne Anderson has sole voting power with respect to 2,399,838 shares of our common stock; shared voting and shared dispositive voting power with respect to 859,351 shares of our common stock, and sole dispositive power with respect to 2,831,413 shares of our common stock.
Blackrock, Inc. 50 Hudson Yards New York, NY 10001	3,213,862	9.2%	Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 25, 2024. BlackRock has sole voting power with respect to 3,143,745 shares of our common stock; sole dispositive power with respect to 3,213,862 shares of our common stock; and shared voting and shared dispositive power with respect to 0 shares of our common stock.

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STOCK OWNERSHIP

Name and Address of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock	Additional Information
FMR LLC 245 Summer Street Boston, MA 02210	2,977,192	8.6%	Based on a Schedule 13G/A filed by FMR LLC (“FMR”) on February 9, 2024. FMR has sole voting power with respect to 2,995,992 shares of our common stock; sole dispositive power with respect to 2,977,192 shares of our common stock; and shared voting and shared dispositive power with respect to 0 shares of our common stock.
Brave Warrior Advisors, LLC 12 East 49th Street New York, NY 10017	2,113,726	6.0%	Based on a Schedule 13G/A filed by Brave Warrior Advisors, LLC (“Brave Warrior”) on February 14, 2024. Brave Warrior has sole voting and sole dispositive power with respect to 2,113,726 shares of our common stock and shared voting and shared dispositive power with respect to 0 shares of our common stock.
Baron Capital Group, Inc. 767 Fifth Avenue New York, NY 10153	1,908,848	5.5%	Based on a Schedule 13G/A filed by BAMCO, Inc. (“BAMCO”), Baron Capital Group, Inc., Baron Capital Management, Inc. and Ronald Baron on February 14, 2024. BAMCO has shared voting power with respect to 1,681,494 shares of our common stock and shared dispositive power with respect to 1,774,994 shares of our common stock. Baron Capital Group, Inc. and Ronald Baron each have shared voting power with respect to 1,815,348 shares of our common stock and shared dispositive power with respect to 1,908,848 shares of our common stock. Baron Capital Management, Inc. has shared voting and shared dispositive power with respect to 133,854 shares of our common stock.

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RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy with respect to related party transactions. This policy provides procedures for the review, and approval or ratification, of certain transactions involving related parties required to be reported under applicable rules of the SEC. The policy, which is administered by the Audit Committee, applies to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds or may be expected to exceed $120,000 in any fiscal year and a related party has a direct or indirect material interest. Under the policy, a related party includes: (i) any person who is or was, since the beginning of the last fiscal year, a director, executive officer or nominee for election as a director; (ii) a greater than 5% beneficial owner of any class of our voting securities; (iii) an immediate family member of either of the foregoing persons; or (iv) any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position in which such person has a 5% or greater beneficial ownership interest. Related party transactions are referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will approve or ratify a related party transaction only if it determines the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders.

Mr. J. Addison, one of our directors, serves on the board of directors of LegalShield. The Company has a long-standing business relationship with LegalShield pursuant to which Primerica and members of the independent sales force receive a commission for sales of LegalShield’s legal protection plans. The Company does not believe that Mr. Addison has any material interest, whether direct or indirect, in these transactions or our arrangements with LegalShield.

In June 2017, the Company signed a consulting agreement with Mr. J. Addison pursuant to which he receives $25,000 per quarter to perform various services requested by the Executive Team. At that time, the Board of Directors revoked the authorization, made in April 2015, to pay him $25,000 per quarter for his role as Chairman of Primerica Distribution.

The Company has employed Kyle Addison and Tyler Addison (both sons of Mr. J. Addison) since October 2009 and December 2014, respectively, each in non-executive positions. During 2023, Messrs. T. Addison and K. Addison earned total compensation of approximately $171,000 and $155,000, respectively. The compensation of each of Messrs. K. Addison and T. Addison is consistent with that of other employees with equivalent qualifications and responsibilities and holding similar positions. Mr. J. Addison did not participate in any decision regarding the hiring or compensation of either of his sons

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INFORMATION ABOUT VOTING AND

THE ANNUAL MEETING

We are furnishing this Proxy Statement in connection with the solicitation by our Board of Directors of proxies for the Annual Meeting for the purposes set forth in the accompanying Notice of 2024 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, May 8, 2024 at 8:30 a.m., local time, at the Primerica Home Office located at 1 Primerica Parkway, Duluth, Georgia 30099.

On or about March 27, 2024, we will mail a Notice of Internet Availability of Proxy Materials to holders of our common stock as of March 12, 2024, other than those holders who previously requested electronic or paper delivery of communications from us. The notice will contain instructions on: (i) how to access this Proxy Statement and the 2023 Annual Report to Stockholders (the “Annual Stockholders Report”); and (ii) how to vote over the Internet, how to request and return a proxy card by mail and how to vote by telephone.

What is the purpose of this Proxy Statement?

This Proxy Statement provides information regarding matters to be voted on at the Annual Meeting. Additionally, it contains certain information that the SEC requires us to provide annually to our stockholders. This Proxy Statement is also used by our Board of Directors to solicit proxies to be used at the Annual Meeting so that all stockholders of record have an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting. Our Board has designated a Proxy Committee, which will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies (the “Proxy Committee”). The members of the Proxy Committee are Mr. G. Williams, our Chief Executive Officer, and Mr. Schneider, our President.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

We are permitted by SEC rules to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. We believe that this “e-proxy” process expedites your receipt of proxy materials, while lowering the costs and reducing the environmental impact of the Annual Meeting. Unless requested, holders of our common stock will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review this Proxy Statement and the Annual Stockholders Report over the Internet at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may vote over the Internet and how to request and return a proxy card by mail. If you receive a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of the proxy materials, then you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote on the matters discussed in this Proxy Statement?

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on March 12, 2024. Your shares can be voted at the Annual Meeting only if you are present at the meeting or represented by a valid proxy.

What constitutes a quorum for the Annual Meeting?

The holders of a majority of the outstanding shares of our common stock as of the close of business on the record date must be present at the Annual Meeting, or represented by valid

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proxy, to constitute a quorum necessary to conduct the Annual Meeting. On the record date, 34,698,340 shares of our common stock were issued and outstanding. Shares represented by valid proxies received but marked as abstentions, and shares represented by valid proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum. See “— I am a beneficial holder. How are my shares voted if I do not return voting instructions” for a description of broker non-votes.

How many votes am I entitled to for each share of common stock I hold?

Each share of our common stock represented at the Annual Meeting is entitled to one vote for each director nominee with respect to the proposal to elect directors and one vote for each of the other proposals to be voted on.

What proposals will require my vote?

You are being asked to vote on the following proposals:

•	The election of the eleven director nominees named in this Proxy Statement (Proposal 1);

•	The consideration of an advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement (Say-on-Pay) (Proposal 2); and

•	The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2024 (Proposal 3).

What vote is required to approve each proposal or elect directors, and how will my vote be counted?

Proposal 1: Election of Directors

Stockholders have the option of voting “FOR”, voting “AGAINST” or “ABSTAIN” from voting with respect to each director nominee. Each director will be elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “FOR” such director than the shares voted “AGAINST” such director. If an incumbent director does not receive a greater number of shares voted “FOR” such director than shares voted “AGAINST” such director, then such director must tender his or her resignation to the Board. In that situation, the Board would decide whether to accept or reject the resignation, or whether to take other action and would publicly disclose its decision and the rationale behind its decision. Any shares that are not voted (whether by abstention or otherwise) will have no effect on the outcome of the vote with respect to this proposal. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Proposal 2: Advisory Vote on Executive Compensation (Say-on-Pay)

This proposal requires approval by the holders of at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote. Any abstention will have the same effect as a vote against this proposal. This is an advisory vote and is therefore not binding.

Proposal 3: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

This proposal requires approval by the holders of at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote. Any abstention will have the same effect as a vote against this proposal.

How does our Board of Directors recommend that I vote?

Our Board recommends that you vote:

•	“FOR” the election of the eleven director nominees named in this Proxy Statement (Proposal 1);

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INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

•	“FOR” approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement (Proposal 2); and

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2024 (Proposal 3).

What is the difference between a registered stockholder and a beneficial holder of shares?

•	If your shares of our common stock are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered a “registered stockholder” with respect to those shares. Registered stockholders and holders of shares held in the Primerica, Inc. Stock Purchase Plan (the “Stock Purchase Plan”) will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the Annual Stockholders Report and how to vote over the Internet and how to request and return a proxy card by mail.

•	If your shares are held in “street name” through a broker, bank or other nominee, then you are considered the “beneficial holder” of the shares held for you. Beneficial holders of shares should refer to the instructions provided by their broker, bank or other nominee regarding how to vote their shares or to revoke previous voting instructions. The availability of Internet and telephone voting depends on the voting processes of the broker, bank or other nominee. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial holders may vote at the meeting only if they have a legal proxy to vote their shares.

How do I vote?

If you are a registered stockholder, then you have four voting options. You may vote:

•	Over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card that you received;

•	By telephone through the number noted on your proxy card (if you received a proxy card);

•	By signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith; or

•	By attending the Annual Meeting and voting at that time.

We encourage you to vote your shares as soon as possible by proxy even if you plan to attend the Annual Meeting.

If you are a beneficial holder, then please refer to the instructions provided by your broker, bank or other nominee regarding how to vote.

I am a beneficial holder. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Under the rules of the NYSE, brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the Annual Meeting. The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2024 is considered a routine matter.

None of the other proposals to be considered at the Annual Meeting is considered a routine matter. If a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, then the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” In

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INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

tabulating the voting result for any particular proposal that is not a routine matter, shares that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal and, therefore, will have no effect on the outcome of the vote for that proposal.

It is very important that you provide voting instructions to your brokerage firm if you want your shares to be voted at the Annual Meeting on a non-routine matter.

Can I change my mind after I vote?

If you are a registered stockholder and you vote by proxy, then you can revoke that proxy at any time before it is voted at the Annual Meeting. You can do this in one of the following three ways:

•	Vote again using the Internet or by telephone prior to the Annual Meeting;

•	Sign another proxy card with a later date and return it to us prior to the Annual Meeting; or

•	Attend the Annual Meeting and vote again at that time.

Beneficial holders of shares should refer to the instructions provided by their broker, bank or other nominee regarding how to vote their shares or to revoke previous voting instructions.

How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?

If any matter that is not described in this Proxy Statement should properly come before the Annual Meeting, then the Proxy Committee will vote the shares represented by valid proxies in accordance with its best judgment. Notwithstanding the foregoing, shares represented by valid proxies that are marked to deny discretionary authority to the Proxy Committee on other matters considered at the Annual Meeting will not be voted on those other matters and will not be counted in determining the number of votes cast with respect to those other matters. At the time this Proxy Statement was printed, management was unaware of any other matters that might be presented for stockholder action at the Annual Meeting.

Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the vote, and a representative of Carl T. Hagberg and Associates will act as the independent inspector of elections for the Annual Meeting and will certify the final vote.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card?

This means that you have multiple accounts holding shares of our common stock with brokers and/or our transfer agent. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card that you receive. Please vote all of the shares you are entitled to vote.

Does the Company participate in householding?

A single set of proxy materials, along with individual proxy cards, or individual Notices of Internet Availability of Proxy Materials, will be delivered in one envelope to multiple stockholders of record having the same last name and address, unless contrary instructions have been received from an affected stockholder. This is referred to as “householding.” We believe this procedure provides greater convenience to our stockholders and saves money by reducing our printing and mailing costs and fees. If you would like to enroll in this service or receive individual copies of all documents, then please contact Broadridge by calling toll-free at 1-866-540-7095, or by writing to Broadridge Financial Solutions, Inc., Householding

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INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and would like to revoke your consent or otherwise would like to receive separate copies of our proxy materials, then please contact Broadridge as described above and we will promptly deliver them to you upon your written or oral request.

A number of brokerage firms have instituted householding. If you hold your shares in street name, then please contact your bank, broker or other nominee to request information about householding.

How do I vote the shares that I purchased through the Stock Purchase Plan?

If you are a registered stockholder and you own shares of our common stock through the Stock Purchase Plan, and the accounts are registered in the same name, then you will receive one Notice of Internet Availability of Proxy Materials representing your combined shares. If your registered account and your Stock Purchase Plan are registered in different names, then you will receive separate Notices of Internet Availability of Proxy Materials. If you hold shares through the Stock Purchase Plan, then your vote must be received by 11:59 p.m. Eastern daylight savings time on May 7, 2024, unless you vote at the Annual Meeting.

What happens if I abstain from voting?

Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, then: (i) abstentions will have no effect on the outcome of the vote with respect to Proposal 1 (election of directors); and (ii) abstentions will have the same effect as a vote against Proposal 2 (Say-on-Pay) and Proposal 3 (ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2024).

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to Primerica stockholders, members of their immediate families or their named representatives. The Company reserves the right to limit the number of named representatives who may attend the Annual Meeting. In order to gain admittance to the meeting, you may be required to show evidence that you were a holder of our common stock on the record date.

How can I listen to the live webcast of the Annual Meeting?

We expect to make available a live webcast of the Annual Meeting on our investor relations website at https://investors.primerica.com. The webcast will allow you to listen to the Annual Meeting, but stockholders accessing the Annual Meeting through the webcast will not be considered present at the Annual Meeting and will not be able to vote their shares through the webcast or ask questions. If you plan to listen to the live webcast, then please submit your vote prior to the Annual Meeting using one of the methods described under “How do I vote?” above. An archived copy of the webcast will be available at https://investors.primerica.com until at least June 8, 2024. Registration to listen to the webcast will be required. We have included our website address for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

Could public health concerns affect the Annual Meeting?

We are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investors.primerica.com for updated information.

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How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co., Inc. to assist with the solicitation of proxies for an annual fee of $7,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

IN ORDER THAT YOUR SHARES OF OUR COMMON STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO FOLLOW THE VOTING INSTRUCTIONS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, PROXY MATERIALS E-MAIL OR PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be Held on May 8, 2024.

The Proxy Statement and the 2023 Annual Report to Stockholders are available free of charge at www.proxyvote.com and at https://investors.primerica.com

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OTHER STOCKHOLDER INFORMATION

Other Information

Consolidated financial statements for Primerica, Inc. are included in the 2023 Annual Report, a copy of which is available on our investor relations website at https://investors.primerica.com as well as at the website of the SEC at www.sec.gov. A printed copy of the 2023 Annual Report (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099.

Proposals Pursuant to Rule 14a-8

The Company encourages stockholders to contact the Company’s Corporate Secretary prior to submitting a stockholder proposal or any time they have concerns about the Company. At the direction of our Board, the Company’s Corporate Secretary acts as the corporate governance liaison to our stockholders. Proposals that stockholders would like to include in the Company’s proxy materials for presentation at the 2025 Annual Meeting must be received by the Corporate Secretary by 5:00 p.m. local time on November 27, 2024, and must otherwise comply with SEC rules in order to be eligible for inclusion in the proxy material for the 2025 Annual Meeting. Such proposals should be submitted to the Corporate Secretary, Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099, or by fax to 470-564-7202.

Proxy Access Director Nominees

A stockholder or group of no more than 20 stockholders that has owned at least 3% of our common stock for at least three years may nominate directors to our Board and have those nominees included in our proxy materials to be voted on at the Company’s Annual Meeting of Stockholders. The maximum number of stockholder nominees that will be included in our proxy materials with respect to any such annual meeting is the greater of (i) two or (ii) 20% of directors to be elected. For proxy access nominees to be considered at the 2025 Annual Meeting, the nomination notice must be received by the Corporate Secretary no earlier 5:00 p.m. local time on October 29, 2024 and no later than 5:00 p.m. local time on November 27, 2024. Among other things, the notice must include the information and documents described in the Company’s By-Laws. Except for a nomination of a director to our Board made by a stockholder in compliance with: (i) the notice requirements for director nominations set forth in the Company’s By-Laws (see “- Other Proposal and Director Nominees” below), and (ii) Rule 14a-19 under the Exchange Act, compliance with the proxy access provisions set forth in the Company’s By-Laws is the exclusive method for stockholders to include nominees for election to the Board in our proxy materials.

Proxy Solicitation Pursuant to Rule 14a-9

To comply with the universal proxy rules regarding proxy solicitations for the 2025 Annual Meeting, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than 5:00 p.m. local time on March 9, 2025. If any stockholder provides such notice and subsequently: (i) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3), or (ii) fails to provide reasonable evidence to the Company, no later than five business days prior to the meeting, that such stockholder has met the requirements of Rule 14a-19(a)(3), then the nomination of each such proposed nominee, and the proxies in respect of the election of each such proposed nominee that are received by the Company, will be disregarded.

Other Proposals and Director Nominees

Our Board and management do not currently intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor are they

Primerica 2024 Proxy Statement	101

OTHER STOCKHOLDER INFORMATION

aware of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the Proxy Committee intends to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with its best judgment in the interest of the Company.

If a stockholder would like to bring a matter before a meeting that is not the subject of a proposal that meets the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures in the Company’s By-Laws in order to personally present the proposal at the meeting.

One of the procedural requirements in the Company’s By-Laws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2025 Annual Meeting must be received by the Company’s Corporate Secretary no earlier than by 5:00 p.m. local time on January 5, 2025, and no later than 5:00 p.m. local time on February 7, 2025. Among other things, the notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest of the stockholder in the business. Pursuant to Rule 14a-4 under the Exchange Act, if a stockholder notifies the Company after February 11, 2025 of an intent to present a proposal at the 2025 Annual Meeting (and for any reason the proposal is voted upon at the 2025 Annual Meeting), then the Proxy Committee will have the right to exercise discretionary voting authority with respect to the proposal without including information regarding the proposal in its proxy materials.

A stockholder also may directly nominate someone for election as a director at a stockholders’ meeting. Under the Company’s By-Laws, a stockholder may nominate a candidate at the 2025 Annual Meeting by providing advance notice to the Company to the Corporate Secretary that is received no earlier than 5:00 p.m. local time on January 8, 2025, and no later than 5:00 p.m. local time on February 7, 2025. Such notice shall contain all of the information specified in the Company’s By-Laws, and the nominating stockholder must comply with the applicable requirements of Rule 14a-9 under the Exchange Act. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, the notice must be delivered to the Company’s Corporate Secretary not earlier than the 120th day prior to the 2025 Annual Meeting and not later than the later of the 90th day prior to the 2025 Annual Meeting or, if the first public announcement of the date of the 2025 Annual Meeting is less than 100 days prior to the date of the 2025 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company. A copy of the procedures and requirements related to the above matters is available upon request from the Corporate Secretary or can be found on our investor relations website at https://investors.primerica.com. The notices required above must be sent to the Corporate Secretary, Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099, or by fax to 470-564-7202.

By Order of Our Board,

Stacey K. Geer

Corporate Secretary

Duluth, Georgia

March 27, 2024

102

EXHIBIT A

Reconciliation of GAAP and Non-GAAP Financial Measures

We report the Company’s financial results in accordance with GAAP. In addition, we present certain non-GAAP financial measures including adjusted operating revenues, adjusted net operating income, adjusted diluted operating earnings per share, and average adjusted stockholders’ equity.

Adjusted operating revenues, adjusted net operating income and diluted adjusted operating earnings per share exclude the impact of investment gains (losses) and fair value mark-to-market (“MTM”) investment adjustments, including credit impairments, for all periods presented. We exclude investment gains (losses), including credit impairments, and MTM investment adjustments in measuring these non-GAAP financial measures to eliminate period-over-period fluctuations that may obscure comparisons of operating results due to items such as the timing of recognizing gains (losses) and market pricing variations prior to an invested asset’s maturity or sale that are not directly associated with the Company’s insurance operations. Adjusted net operating income and diluted adjusted operating earnings per share also exclude transaction-related expenses/recoveries associated with the purchase of e-TeleQuote Insurance, Inc. and subsidiaries (collectively, “e-TeleQuote”), adjustments to share-based compensation expense for shares exchanged in the business combination, and non-cash goodwill impairment charges. We exclude e-TeleQuote transaction-related expenses/recoveries and non-cash goodwill impairment charges as these are non-recurring items that will cause incomparability between period-over-period results. We exclude adjustments to share-based compensation expense for shares exchanged in the business combination to eliminate period-over-period fluctuations that may obscure comparisons of operating results primarily due to the volatility of changes in the fair value of shares which were acquired for no additional consideration. Adjusted net operating income excludes income attributable to the noncontrolling interest to present only the income that is attributable to stockholders of the Company.

Average adjusted stockholders’ equity excludes the impact of net unrealized investment gains (losses) recorded in accumulated other comprehensive income (loss) for all periods presented. We exclude unrealized investment gains (losses) in measuring average adjusted stockholders’ equity as unrealized gains (losses) from the Company’s available-for-sale securities are largely caused by market movements in interest rates and credit spreads that do not necessarily correlate with the cash flows we will ultimately realize when an available-for-sale security matures or is sold. Average adjusted stockholders’ equity also excludes the difference in future policy benefits calculated using the current discount rate and future policy benefits calculated using the locked-in discount rate at contract issuance recognized in accumulated other comprehensive income (loss). We exclude the impact from the difference in the discount rate in measuring average adjusted stockholders’ equity as such difference is caused by market movements in interest rates that are not permanent and may not align with the cash flows we will ultimately incur when policy benefits are settled.

Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.

Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. These measures have limitations, and investors should not consider

Primerica 2024 Proxy Statement	A-1

EXHIBIT A

them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Reconciliations of GAAP to non-GAAP financial measures are set forth below. Subtotals are calculated prior to rounding line item components.

	Fiscal 2023	Fiscal 2022	Fiscal 2021
	(In millions)
Total revenues	$2,815.7	$2,720.1	$2,709.7
Adjusted operating revenues reconciling items:
Less: investment gains (losses)	(5.9)	(1.0)	5.9
Less: 10% deposit asset MTM included in net investment income (“NII”)	(0.4)	(3.8)	(2.5)

Adjusted operating revenues	$2,822.0	$2,725.0	$2,706.4

	Fiscal 2023	Fiscal 2022 (1)	Fiscal 2021 (1)
	(In millions)
Net income	$576.6	$467.0	$476.0
Net adjusted operating income reconciling items:
Less: investment gains (losses)	(5.9)	(1.0)	5.9
Less: MTM investment adjustments	(0.4)	(3.8)	(2.5)
Less: e-TeleQuote transaction-related costs	—	2.0	(12.9)
Less: equity compensation for awards exchanged during acquisition	—	(3.6)	1.7
Less: noncontrolling interest before income taxes	—	(6.8)	(2.0)
Less: goodwill impairment	—	(60.0)	(76.0)
Less: loss on extinguishment of debt	—	—	(8.9)
Less: tax impact of reconciling items	1.5	3.3	4.5

Net operating income	$581.4	$536.9	$566.2

	Fiscal 2023	Fiscal 2022 (1)	Fiscal 2021 (1)
Diluted earnings per share	$15.94	$12.33	$11.99
Adjusted diluted operating earnings per share reconciling items:
Less: net after-tax impact of operating adjustments	(0.13)	(1.70)	2.23

Diluted adjusted operating earnings per share	$16.07	$14.03	$14.22

A-2

EXHIBIT A

	Fiscal 2023	Fiscal 2022 (1)	Fiscal 2021 (1)
	(Dollars in millions)
Average stockholders’ equity	$2,080.7	$1,679.4	$1,056.4
Average adjusted stockholders’ equity reconciling items:
Less: unrealized net investment gains (losses) recorded in stockholders’ equity, net of tax	(227.4)	(145.9)	88.7

Less: effect of change in discount rate assumptions on the liability for future policy benefits	116.7	(263.8)	(963.9)

Average adjusted stockholders’ equity	$2,191.4	$2,089.2	$1,931.6

Adjusted net operating income return on adjusted stockholders’ equity	26.5%	25.7%	29.3%

(1)

Fiscal 2022 and fiscal 2021 amounts reflect adjustments due to the adoption of Accounting Standards Update No. 2018-12, Financial Services — Insurance (Topic 944) — Targeted Improvements to the Accounting for Long-Duration Contracts (“ASU 2018-12”) or (“LDTI”).

Primerica 2024 Proxy Statement	A-3

LOCATION FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

PRIMERICA, INC.

Wednesday, May 8, 2024 at 8:30 a.m., local time

Primerica Home Office

1 Primerica Parkway

Duluth, Georgia 30099

From downtown Atlanta:

•	Take I-85 North to GA-120 — Exit 105 towards Duluth

•	Continue 2.5 miles on access road towards Duluth and take GA 120W exit

•	Continue to third stoplight on GA-120W (0.5 miles) and make a right turn onto Primerica Parkway

•	Continue to second roundabout and go left, then make a right turn into the Primerica parking lot

Please note that we intend to hold the Annual Meeting in person and to provide a live webcast of the meeting on our investor relations website, https://investors.primerica.com. However, we are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investors.primerica.com for updated information.

Please note that attendance at the Annual Meeting will be limited to stockholders of Primerica, Inc. as of the record date, members of their immediate family or their named representatives.

PRIMERICA, INC.   1 PRIMERICA PARKWAY   DULUTH, GA 30099   SCAN TO VIEW MATERIALS & VOTE   VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2024. Follow the instructions to obtain stock records and to create an electronic voting instruction form.   ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS   To reduce the costs incurred by our company in mailing proxy materials, please consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.   VOTE BY PHONE - 1-800-690-6903   Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Time on May 7, 2024. Have this proxy card in hand when you call and then follow the instructions.   VOTE BY MAIL   Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.   TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:   V33844-P06462    KEEP THIS PORTION FOR YOUR RECORDS    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.   DETACH AND RETURN THIS PORTION ONLY    PRIMERICA, INC.  The Board of Directors recommends you vote FOR each of the nominees named in Proposal 1, FOR on Proposal 2, and FOR on Proposal 3:  1. To elect the following directors:    Nominees:    For Against Abstain  1a. John A. Addison, Jr.  1b. Joel M. Babbit  1c. Amber L. Cottle  1d. Gary L. Crittenden  1e. Cynthia N. Day  1f. Sanjeev Dheer  1g. Beatriz R. Perez  1h. D. Richard Williams  1i. Glenn J. Williams For Against Abstain  1j. Darryl L. Wilson   1k. Barbara A. Yastine  2. To consider an advisory vote on executive compensation (Say-on-Pay).  3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2024.  The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made but the card is signed, this proxy will be voted FOR each of the nominees named in Proposal 1, FOR on Proposal 2, and FOR on Proposal 3 and in the discretion of the proxies with respect to such other business as may properly come before the meeting.   Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.    Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Primerica   Annual Meeting of Stockholders   May 8, 2024   8:30 a.m.  Primerica Home Office, 1 Primerica Parkway, Duluth, GA 30099   The doors will open at 8:00 a.m. In the event it is not possible or advisable to hold our Annual Meeting in person due to public health concerns or other protocols, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investors.primerica.com for updated information.    Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:   The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.   V33845-P06462    Primerica   PROXY   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRIMERICA, INC.   The undersigned hereby appoints Peter W. Schneider and Glenn J. Williams, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of PRIMERICA, INC. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 8:30 a.m., local time, May 8, 2024 at the Company’s Home Office or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.    THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR ON PROPOSAL 2, AND FOR ON PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.  (Continued and to be marked, dated and signed, on the other side)